TABLE OF CONTENTS

EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A	Description of Properties; Interests
Exhibit B	Form of Term Note
Exhibit C	Form of Advance Request
Exhibit D	Existing and Approved Purchasers
Exhibit E	Form of Security Agreement
Exhibit F	Form of Notice of Assignment of Proceeds
Exhibit G	Form of Deposit Account Control Agreement
Exhibit H	MBL Terms and Conditions of Investment Business

Schedules:

Schedule 2.2(a)	Use of Funds at Closing
Schedule 2.3(c)	Authorized Signatories on Advance Requests
Schedule 4.4(d)	Consents
Schedule 4.9	Delinquent Tax Returns
Schedule 4.10	Litigation
Schedule 4.12	Debt
Schedule 4.16	Environmental Matters
Schedule 4.17	Operating Permits and Licenses
Schedule 4.20	Contingent Liabilities
Schedule 4.25	Other Agreements
Schedule 4.28	Operators/Operating Agreements
Schedule 4.30	Proceeds Held in Suspense
Schedule 4.31	Employee Plans
Schedule 4.40	Marketing Contracts
Schedule 4.41	Deposit Accounts
Schedule 6.9(c)	Insurance
Schedule 6.18	Bonds and Qualifications
Schedule 7.5	Liens and Encumbrances

CREDIT AGREEMENT

This $2,000,000 Senior First Lien Secured Loan Credit Agreement (this "Agreement") is dated as of May 16, 2008, between SOUTHERN STAR ENERGY INC., a Nevada corporation, having its principal executive office and place of business at 152-110 Cypress Station Drive, Houston, Texas 77090("Borrower") and MACQUARIE BANK LIMITED, a bank incorporated in accordance with the laws of Australia, with offices at Level 15, 1 Martin Place, Sydney, New South Wales, 2000 Australia ("Lender").

Background:

A. Borrower and Lender desire to enter into this Agreement to set forth the terms and conditions pursuant to which Lender will make available to Borrower a senior secured term loan for the purposes set forth in this Agreement.

B. In connection with Lender making available to Borrower the financial accommodations described in this Agreement, Borrower will grant to Lender, a first-priority Lien in all of the real and personal property of Borrower subject only to the Permitted Encumbrances (defined below); and

C. To further induce Lender to enter into this Agreement Borrower will grant a Warrant (defined below) to Lender or its designee to acquire Equity Interests (defined below) in Borrower.

Agreements:

In consideration of the terms, covenants, provisions and conditions set forth in this Agreement, Borrower and Lender agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Specific Defined Terms. As used herein, the following terms shall have the following meanings and, as the context requires, the singular shall include the plural:

"Acceptable Bank" means:

(a) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor's Rating Services or F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognized credit rating agency; or

(b) any other bank or financial institution approved by Lender.

"Advance" means an advance of funds under the Term Loan by Lender at the Contract Rate pursuant to Article II of this Agreement.

"Advance Request" means a request for an Advance under the Term Loan in substantially the form of Exhibit C hereto.

"Affiliate" means as to any Person (a) any other Person who directly or indirectly controls, is under common control with, or is controlled by such Person, (b) any director or officer of such Person or of any Person referred to in clause (a) above, or (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise); provided that, in any event, (*i*) any Person who owns directly or indirectly ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the Equity Interests of any other Person (other than as a limited partner (or member in a limited liability company in the nature of a limited partner) of such other Person) will be deemed to control such corporation or other Person, and (*ii*) any Subsidiary of Borrower shall be deemed to be an Affiliate of Borrower.

"Agreement" has the meaning assigned to that term in the introductory paragraph hereof and includes any amendment, modification, supplement or restatement.

"Authorized Officer" has the meaning assigned to that term in Section 2.3(c).

"Availability Termination Date" means, unless extended in writing by Lender, the date that is exactly one hundred and ten (110) days after the Closing Date.

"Bankruptcy Code" means Title 11 of the United States Code as amended from time to time.

"Basic Documents" means Leases, Operating Agreements, Hydrocarbon purchase, sales, exchange, processing, gathering, treatment, compression and transportation agreements; farmout or farm in agreements; unitization agreements; joint venture, exploration, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water disposal agreements, servicing contracts; easement and/or pooling agreements; surface leases, permits, licenses, rights-of-way, servitudes, or other interests appertaining to the Properties and all other executory contracts and agreements relating to the Properties.

"Board" has the meaning assigned to that term in Section 4.32 of this Agreement.

"BOE" means barrels of oil equivalent calculated by adding (a) the volume of Crude Oil produced in barrels to (b) the volume of Natural Gas produced in thousands of cubic feet (MCF) divided by ten (10).

"Borrower" has the meaning assigned to that term in the first paragraph of this Agreement.

"Borrower Sub Account" has the meaning assigned to such term in Section 2.8(a) of this Agreement.

"Business Day" means any day other than a day on which commercial banks are authorized or required to close in New York, New York.

"Capital Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

"Cash Equivalents" means at any time:

(a) certificates of deposit maturing within one (1) year after the relevant date of calculation and issued by an Acceptable Bank;

(b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America or by an instrumentality or agency thereof having an equivalent credit rating, maturing within one (1) year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c) commercial paper not convertible or exchangeable to any other security:

(*i*) for which a recognized trading market exists;

(*ii*) issued by an issuer incorporated in the United States of America;

(*iii*) which matures within one (1) year after the relevant date of calculation; and

(*iv*) which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating.

(d) any investment in money market funds which:

(i) have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited;

(ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; and

(iii) can be converted into cash on not more than thirty (30) days notice.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

"Change of Control" means the occurrence of any event pursuant to which:

(a) any Person who has not executed a Subordination Agreement and is not an Affiliate (either alone or jointly with any other Person) acquires control of Borrower, or Borrower becomes a Subsidiary of any such Person, or any such Person or group of Persons acting in concert to gain direct or indirect control of Borrower, in each case, in a transaction not approved by the Continuing Directors or members, as applicable; for purposes of this definition, control means:

(i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A) cast, or control the casting of, more than thirty-five percent (35%) of the maximum number of votes that might be cast at a general meeting of Borrower, as applicable; or

(B) appoint or remove all, or the majority, of the directors or other equivalent officers of Borrower, as applicable; or

(C) give directions with respect to the operating and financial policies of Borrower with which the directors or other equivalent officers of Borrower are obliged to comply.

(ii) the holding beneficially of more than thirty-five percent (35%) of the issued share capital of Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(iii) "acting in concert" means, a group of Persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition of shares directly or indirectly in Borrower by any of them, either directly or indirectly, to obtain or consolidate control of Borrower.

"Charter Documents" means, as applicable for any Person that is not an individual, the articles or certificate of incorporation or formation, company agreement, certificate of limited partnership, regulations, bylaws, partnership or limited partnership agreement, and all similar documents related to the formation and governance of that Person, together with all amendments to any of them.

"Closing" means the execution by Borrower and other applicable parties and the delivery to Lender of the Loan Documents (as hereinafter defined) and all other documents contemplated by this Agreement and necessary to satisfy the conditions described in Article IX.

"Closing Date" has the meaning assigned to that term in Section 9.1.

"Collateral" means the Properties.

"Continuing Directors" means (a) any member of the board of directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the board of directors after the Closing Date if such individual was recommended, appointed or nominated for election to the board of directors by a majority of the continuing directors, but excluding any such individual originally proposed for election in opposition to the board of directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

"Contract Rate" means a rate per annum equal to the lesser of (*i*) Prime Rate plus two percent (2%) and (*ii*) the Highest Lawful Rate.

"COPAS" means the Accounting Procedures for Joint Operations Recommended by the Council of Petroleum Accountants Societies, then in effect, with respect to onshore or offshore operations, as applicable, and as applied to properties located in the same geographical area with the Leases.

"Crude Oil" means all crude oil, condensate and other liquid hydrocarbon substances.

"Current Assets" means on any date of determination, the consolidated current assets that would, in accordance with GAAP, be classified as of that date as current assets, less any non-cash amount required to be included in current assets as the result of the application of GAAP; for the avoidance of any doubt, Current Assets shall exclude non-cash commodity and interest rate hedges assets and liabilities.

"Current Liabilities" means, on any date of determination, the consolidated obligations that would, in accordance with GAAP, be classified as of that date as current liabilities, excluding (a) non-cash obligations under GAAP; for the avoidance of any doubt Current Liabilities shall exclude non-cash commodity and interest rate hedges assets and liabilities, and (b) shall exclude the current portion of long-term Debt, including the Debt hereunder.

"Debt" means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or property of

others; (*i*) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than Natural Gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

"Debtor Relief Laws" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, fraudulent transfer or conveyance or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

"Default" means the occurrence of any event which, with the lapse of time or the giving of notice or both will become an Event of Default hereunder. A Default is "continuing" if it has not been remedied or waived.

"Default Rate" has the meaning assigned to that term in Section 2.5(a) hereof.

"Defensible Title" means with respect to each Property, title that (a) entitles the Person to receive (free and clear of all royalties, all overriding royalties and all net profits interests or other burdens on or measured by production of Hydrocarbons, in each instance whether or not appearing of record) not less than the Net Revenue Interest set forth on Exhibit A (or in such other certificate or writing provided to Lender representing the interests in the Properties, including, without limitation, any Mortgage) in all Hydrocarbons produced, saved and marketed from the Property for the productive life of the Property, free and clear of any Lien other than the Permitted Encumbrances and any Liens which are in favor of Lender and its Affiliates or are permitted hereunder; and (b) obligates such Person to bear costs and expenses relating to the maintenance, development and operation of such Property in an amount not greater than the Working Interest set forth on Exhibit A for the productive life of such Property.

"Deposit Account Control Agreement" means a Deposit Account Control Agreement among Borrower, Lender and the depository bank(s) substantially in the form of Exhibit G and covering the deposit accounts set forth in Schedule 4.41.

"Disqualified Capital Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible into or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one (1) year after the earlier of (a) the Maturity Date and (b) the date on which

there are no Advances or other Obligations hereunder outstanding and all commitments (conditional or otherwise) of Lender to make additional Advances are terminated.

"EBITDA" means for Borrower for any period (a) net income, in accordance with GAAP, for such period plus (b) to the extent deducted in determining net income for such period, interest expense, income, withholding, franchise or similar taxes and all non-cash expense for such period, plus (c) any non-cash charges for such period, minus (d) all non-cash income added to net income for such period. EBITDA shall be calculated without including non-cash mark-to-market adjustments arising from the application of GAAP.

"Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA

"Environmental and Safety Regulations" means all applicable federal, state or local laws, ordinances, codes, rules, orders and regulations with respect to any environmental, pollution, toxic or hazardous waste or health and safety law, including, without limitation, those promulgated by the United States Environmental Protection Agency, the Federal Energy Regulatory Commission, the Department of Energy, the Occupational Safety and Health Administration, the Department of the Interior, or any other Governmental Authority, or any of their predecessor or successor agencies.

"Environmental Laws" shall mean any and all Governmental Requirements and Environmental and Safety Regulations pertaining to health or the environment in effect in any and all jurisdictions in which Borrower is conducting or at any time has conducted business, or where any Property of Borrower is located, including without limitation, the OPA, CERCLA, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state in which any Property of Borrower is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply to those issues covered by the applicable state laws.

"Equipment" has the meaning assigned to that term in the UCC and includes all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies or other personal or moveable property of whatsoever kind or nature (excluding property rented by Borrower or taken to the premises for temporary uses) now owned or hereafter acquired by Borrower which are now or hereafter located on or under any of the lands attributable to the Properties which are used for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons and whether or not attributable to the Properties (together with all accessions, additions and attachments to any thereof), including, without limitation, all Wells, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, water injection lines, tanks, gas

systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, telegraph, telephone and other communication systems, loading docks, loading racks, shipping facilities, platforms, well equipment, wellhead valves, meters, motors, pumps, tankage, regulators, furniture, fixtures, automotive equipment, forklifts, storage and handling equipment, together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, documentation and processes, warranties and records in connection therewith including, without limitation, any and, to the extent permitted, all seismic data, geological data, geophysical data and interpretation of any of the foregoing, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

"Equity Equivalents" means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such person or securities exercisable for or convertible or exchangeable into Equity Interests of such person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and related rules and regulations.

"Event of Default" has the meaning assigned to that term in Section 10.1.

"Facility Termination Date" means the earliest of (*i*) the Maturity Date, (*ii*) the date on which Borrower has paid and discharged in full all Obligations (as hereinafter defined) to Lender (other than indemnity obligations and similar obligations that survive the termination of this Agreement) and Lender has no further obligations to make Advances hereunder, or (*iii*) the date on which Lender has notified Borrower of the acceleration of payment of all Obligations hereunder because of the occurrence and continuance of an Event of Default.

"Financial Accounting Standards Board" means the board by this name recognized by the Securities and Exchange Commission of the United States of America.

"GAAP" means generally accepted accounting principles recognized as such by the Financial Accounting Standards Board (or generally recognized successor) consistently applied and maintained throughout the period indicated and consistent with applicable laws, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or generally recognized successor) in order for such principle or practice to continue as a generally accepted principle or practice, all

financial reports or statements required hereunder or in connection herewith may be prepared in connection with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only if Borrower and Lender agree to do so. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or tribal, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers, jurisdiction or functions of or pertaining to government over Borrower, the Properties, Lender or any of their respective Affiliates.

"Governmental Requirements" means, with respect to any Person, any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority applicable to such Person.

"Hazardous Materials" means and include (*i*) all elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by the United States Congress or the Environmental Protection Agency or under any Hazardous Substance Laws (as hereinafter defined), and (*ii*) any "hazardous waste," "hazardous substance," "toxic substance," "regulated substance," "pollutant" or "contaminant" as defined under any Hazardous Substance Laws.

"Hazardous Substance Laws" means CERCLA, RCRA, the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Hazardous Liquid Pipeline Safety Act of 1979, as amended, 40 U.S.C. 2001 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et seq., the Federal Clean Air Act, 42 U.S.C. 7401 et seq., any so called federal, state or local "superfund" or "super lien" statute, and any other applicable federal, state or local law, rule, regulation or ordinance related to the remediation, clean up or reporting of environmental pollution or contamination or imposing liability (including strict liability) or standards of conduct concerning any Hazardous Materials.

"Hedging Agreement" means:

(a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index options, swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter

into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement (as defined in paragraph (b) below); and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivates Association, Inc. or any International Foreign Exchange Master Agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Highest Lawful Rate" means, with respect to Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Term Note or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

"Hydrocarbons" means all Crude Oil and Natural Gas.

"Indemnified Party or Parties" has the meaning assigned to that term in Section 8.4(a).

"Indemnitee" has the meaning assigned to such term in Section 8.4(b).

"Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit (other than deposits in the Project Account, including the Borrower Sub-Account) with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

"Lease" or "Leases" means, whether one or more, (*i*) those certain oil and gas leases, mineral estates, and all other mineral rights or interests set forth in the descriptions of the Properties attached as Exhibit A hereto, and any other interests in the Leases or any other lease of real property, whether now owned or hereafter acquired by Borrower, and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such Lease or Leases, or (*ii*) other oil, gas and/or mineral leases or other interests pertaining to the Properties, whether now owned or later acquired, which may now or hereafter be made subject to a Lien in favor of Lender or any Lender under any of the Security

Documents and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such lease or leases.

"Lender" has the meaning assigned to that term in the first paragraph of this Agreement.

"Lien" means any interest in property (real or personal) securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of oil and gas properties and the Properties. The term "Lien" shall include easements, servitudes, restrictions, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, Borrower shall be deemed to be the owner (to the extent of its interest therein) of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

"Loan" shall mean the Term Loan.

"Loan Documents" means this Agreement, the Term Note, the Security Documents, the Warrant and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

"Material Adverse Effect" means any effect, event or matter:

(a) which is materially adverse to:

(i) the business, assets, liabilities, ownership, management or condition (financial or otherwise) of Borrower; or

(ii) the ability of Borrower to perform any payment obligations under any Loan Documents; or

(b) which could reasonably be expected to result in any Security Document not providing to Lender the Liens and/or security interests in the assets expressed to be secured under that Security Document.

"Maturity Date" means the date that is exactly one hundred and twenty (120) days after the Closing Date.

"Maximum Commitment" has the meaning assigned to that term in Section 2.1.

"MBOE" means thousands of BOE.

"Mortgage" means a mortgage, deed of trust, assignment of production, security agreement and financing statement and act of mortgage and security agreement securing future advances executed by Borrower and granting a first and prior Lien to or for the benefit of Lender in the Properties described therein subject only to the Permitted Encumbrances, and otherwise in form and substance satisfactory to Lender, as the same may be modified, amended or supplemented pursuant to the terms of this Agreement.

"Natural Gas" means all natural gas, and any natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane) produced from or attributable to the Properties.

"Net Revenue Interest" means, with respect to any Property, the decimal or percentage share of Hydrocarbons produced and saved from or allocable to such Property, after deduction of Royalty Interests and other burdens on or paid out of such production.

"Obligations" means and include all loans and advances (including the Loan), debts, liabilities, obligations, covenants, duties and amounts owing or to be owing by Borrower, or any Affiliate of Borrower, to Lender or any Affiliate of Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty, letter of credit or other instrument, arising directly or indirectly, under the Loan Documents, and all renewals, extensions and/or rearrangements of any of the foregoing. The term includes, but is not limited to, all interest, reasonable charges, expenses, consultants' and attorneys' fees and any other sum payable by Borrower under the Loan Documents and all Related Costs. Provided, however, for purposes of the definition of "Obligations" only, Loan Documents do not include the Warrant.

"OPA" means the Oil Pollution Act of 1990, as amended.

"Operating Agreement" means (a) any joint operating agreements covering or relating to any one or more of the Properties in existence as of the date of this Agreement and set forth on Schedule 4.28 and (b) any subsequently executed joint operating agreement covering or relating to any one or more of the Properties that is approved in writing by Lender.

"Operator" means with respect to the Properties, Borrower and any other operators, including contract operators, of the Properties approved by Lender in writing pursuant to Sections 6.14 and 8.5. The Operators for each of the Properties as of the date of execution of this Agreement are identified on Schedule 4.28.

"Other Taxes" has the meaning assigned to such term in Section 2.13(b).

"Payment Date" means, prior to the repayment in full and final satisfaction of all Obligations (other than indemnity obligations and similar obligations that survive the termination of this Agreement), the last Business Day of each month, commencing on May 30, 2008.

"Permitted Encumbrances" means (a) Liens for property taxes and assessments or governmental charges or levies related to Borrower's property, provided that payment thereof is not past due unless being contested in good faith by appropriate action promptly initiated and diligently concluded and for which appropriate reserves as may be required under GAAP, have

been made; (b) (*i*) Liens on cash and Cash Equivalents securing the performance of bids, tenders, trade or government contracts, leases (other than Capitalized Leases) or licenses or to secure statutory obligations, surety, performance or appeal bonds, letters of credit or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other property and (*ii*) Liens, other than any Liens imposed by ERISA, arising in the ordinary course of business or incidental to the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, carrier's, mechanic's, builder's, suppliers', materialmen's, repairmen's, vendors', warehousemen's, architects', attorneys' Liens, and Liens of operators and non-operators arising under Operating Agreements) for sums not past due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as may be required by GAAP, have been made; (c) survey exceptions, issues with regard to the merchantability of title, easements or reservations, or rights of others for rights-of-way, servitudes, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which could not reasonably be expected to have a Material Adverse Effect; (d) Liens permitted by Lender in writing; (e) Liens on Properties in respect of judgments or awards, the Debt with respect to which is permitted hereunder; (f) Liens against specific Equipment securing Debt permitted hereunder; and (g) the specific exceptions and encumbrances affecting one or more of the Properties as described in the Mortgages and/or the title reports, summaries and opinions delivered to Lender prior to the Closing Date, BUT ONLY INSOFAR as those exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to those exceptions and encumbrances.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or other similar organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

"Personal Property" means all personal property of every kind, whether now owned or later acquired, including all goods (including Equipment), documents, accounts, chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit and letter-of-credit rights (without regard to whether the letter of credit is evidenced by a writing), documents, securities and all other investment property, supporting obligations, any other contract rights (including all rights in transportation agreements, processing agreements, delivery agreements and seismic agreements related to the Properties) or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles and rights to seismic and other geophysical data) and all permits, licenses, books and records related to the Properties or the business of Borrower as it relates to the Properties in any way whatsoever.

"Prime Rate" means, with respect to any period, the greater of (*i*) the prime rate of interest specified by the Wall Street Journal and (*ii*) the Federal Funds Rate plus 0.50% per annum, in each case changing from time to time as and when that rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

"Project Account" means the account identified in Section 2.7(a) or as otherwise specified in writing to Borrower by Lender.

"Property" or "Properties" means, collectively, the property of Borrower, including without limitation, the Properties described on Exhibit A, attached hereto as the same may be amended from time-to-time, and includes, without limitation, all Leases and all other real and personal property of Borrower, whether now owned or later acquired and without regard to whether such property is related to any of the Leases, including but not limited to all Personal Property and all Basic Documents associated therewith. For the purposes of this Agreement, Borrower will be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing. "Properties" shall include all real property acquired by Borrower, directly or indirectly, from and after the Closing Date, whether or not described on Exhibit A hereto.

"Purchasers" means all Persons, including those parties listed on Exhibit D or otherwise approved in writing by Lender (such approval or disapproval not to be unreasonably delayed), who purchase Hydrocarbons attributable or allocable to Borrower's Net Revenue Interest in the Properties.

"RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

"Recipient Parties" has the meaning assigned to such term in Section 2.8(b).

"Related Costs" means the reasonable and documented fees and out-of-pocket expenses of counsel for Lender and consultants for Lender and such other reasonable and documented out-of-pocket, third-party expenses incurred by Lender in connection with the due diligence, negotiation and preparation of documents relating to the Loan and execution, delivery and filing and/or recording of the Loan Documents together with any amendments, supplements or modifications thereto or administration or enforcement thereof.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

"Release" means Hazardous Materials that are pumped, spilled, leaked, disposed of, emptied, discharged or otherwise released into the environment in violation of applicable laws.

"Remedial Work" has the meaning assigned to such term in Section 6.4(a).

"Royalty Interest" means an expense-free interest retained by a mineral lessor in a Lease, an overriding royalty reserved by or conveyed to a Person or any other expense-free right to receive production or revenues from a Property or Lease.

"Security Agreements" means and any security agreement executed by Borrower, as debtor, in favor of Lender, as secured, substantially in the form and substance as attached as Exhibit E and otherwise satisfactory to Lender in its sole and absolute discretion.

"Security Documents" means this Agreement, the Mortgage, the Security Agreements, financing statements, the Deposit Account Control Agreement and any other agreement or

writing evidencing any assignment, Lien, encumbrance or security interest executed in favor of Lender, any Lender or any of their respective Affiliates in or on the Collateral and any other documents relevant thereto; provided, however, that "Security Documents" shall not include the Warrant.

"Solvent" means that, as of the date on which a Person's solvency is to be measured: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including income tax liabilities) as they become absolute and matured; and (b) it is able to meet its debts as they mature.

"Special Damages" has the meaning assigned to such term in Section 12.7.

"Subordination Agreement" means a subordination agreement or agreements in form and substance satisfactory to Lender.

"Subsidiary" means any Person of which fifty percent (50%) or greater of the issued and outstanding securities having ordinary voting power for the election of directors, members or general partners is owned, directly or indirectly, by such Person and/or one or more of its subsidiaries.

"Synthetic Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, eighty percent (80%) of the residual value of the property subject to such operating lease upon expiration or early termination of such lease.

"Taxes" has the meaning assigned to that term in Section 2.13.

"Taxing Authorities" means any Governmental Authority that has the power to impose taxes upon Borrower or any of the Collateral.

"Term Loan" has the meaning assigned to that term in Section 2.1.

"Term Note" means the promissory note substantially in the form of Exhibit B executed by Borrower and delivered to Lender pursuant to Section 2.4, together with all renewals, extensions, increases and rearrangements.

"UCC" means the Uniform Commercial Code presently in effect in the State of Texas or other applicable jurisdiction.

"USA PATRIOT Act" means the Uniting and Strengthening America by Producing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Pub. L. 707-56, as amended, and regulations promulgated thereunder as in effect from time to time.

"USD" or "$" or "Dollars" shall mean currency of the United States of America.

"Warrant" means that certain Warrant granting Lender (or Lender's designee) the right to acquire Equity Interests in Borrower in form and substance satisfactory to Lender.

"Well" means any existing oil or gas well, salt water disposal well, injection well, water supply well or any other well located on or related to the Properties or any well which may hereafter be drilled and/or completed on any of the Properties, or any facility or equipment in addition to or replacement of any well.

"Working Capital" means Current Assets minus Current Liabilities.

"Working Interest" means the property interest which entitles the owner thereof to explore and develop certain land for oil and gas production purposes, whether under an oil and gas lease or unit, a compulsory pooling order or otherwise.

Section 1.2 Other Capitalized Terms. Capitalized terms not otherwise defined in Section 1.1 shall have the meanings given them elsewhere in this Agreement.

Section 1.3 Exhibits and Schedules. All exhibits and schedules attached to this Agreement are part of this Agreement for all purposes.

Section 1.4 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document. Nothing contained in this Section 1.4 will be construed to authorize any renewal, extension, modification, amendment or restatement.

Section 1.5 References and Titles. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only, do not constitute any part of those subdivisions and will be disregarded in construing the language contained in those subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections of this Agreement in which those phrases occur. The word "or" is not exclusive; the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained herein), (c) with respect to the determination of any time period, the word "from" means "from and

including" and the word "to" means "to and including." No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.6 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to Lender hereunder shall be prepared, based on the combined and consolidating financial statements of Borrower in accordance with GAAP, applied on a consistent basis.

ARTICLE II
THE LOAN FACILITY

Section 2.1 Maximum Commitment; Development Plan. Lender agrees, subject to the terms and conditions of this Agreement, prior to the Availability Termination Date to make available to Borrower a secured, multiple advance term loan (the "Term Loan") not to exceed, in the aggregate, Two Million Dollars ($2,000,000) (the "Maximum Commitment") for the purposes set forth in Section 2.2. Borrower acknowledges that Lender does not intend to advance Borrower any amount which would at any point in time exceed the Maximum Commitment; provided, however, if the obligations of Borrower under the Term Loan exceed the Maximum Commitment, all obligations will nevertheless constitute Obligations under this Agreement and be entitled to the benefit of all of Lender's Liens on the Collateral. All monetary Obligations will be fully due and payable on the Maturity Date. Amounts repaid in respect of the Term Loan may not be reborrowed.

Section 2.2 Availability and Purpose of Loan Advance. Beginning on the Closing Date and continuing through the Availability Termination Date, up to Two Million Dollars ($2,000,000) may be used by Borrower:

(a) to pay the outstanding accounts payable set forth on Schedule 2.2(a); and

(b) after the payment in full of outstanding payables, for general corporate purposes.

Section 2.3 Advance Procedure.

(a) Advance Requests. In connection with each Advance under the Loan, Borrower will submit to Lender a single written Advance Request substantially in the form of Exhibit C not later than 12:00 p.m. Houston, Texas time, at least three (3) Business Days prior to the date on which the Advance, if approved, is to be made; provided, however, that Lender shall have no obligation to make any Advance unless and until all of the conditions set forth in this Article II and the applicable conditions in Article IX have been satisfied or waived in writing by Lender. Unless Lender provides Borrower with written notice during such three (3) Business Day period describing in detail objections to the Advance Request, then Lender will be deemed to have acknowledged such Advance Request and process the Advance contained therein. Unless

otherwise agreed to in writing by Lender, all Advances to Borrower will be made to an account or accounts specified in Schedule 4.41.

(b) Minimum Advance. The minimum amount of any Advance will be One Hundred Thousand Dollars ($100,000) except to the extent a lesser amount remains available under the Loan.

(c) Authorized Signatories. Schedule 2.3(c) lists the Persons authorized to make an Advance Request on behalf of Borrower ("Authorized Officers") and an original signature of each Person. Unless specified on Schedule 2.3(c), only one signature from a Person listed on Schedule 2.3(c) is required for an Advance Request.

Section 2.4 Term Note. Borrower's obligation to repay the Term Loan will be evidenced by a Term Note in favor of Lender. The Term Note will be dated as of and delivered to Lender on the Closing Date.

Section 2.5 Interest.

(a) The Advances comprising the Term Loan shall bear interest at the applicable Contract Rate on the outstanding borrowed and unpaid principal amount of the Term Loan for the period commencing on the date of each Advance until all monetary Obligations are paid in full in accordance with this Agreement. Upon the occurrence and during the continuation of an Event of Default, the rate of interest applicable to the Term Note will be equal to the lesser of (*i*) the Highest Lawful Rate and (*ii*) four percent (4.00%) over the applicable Contract Rate (the "Default Rate"). In addition, if any principal of or interest on any Advance, fee, Related Costs or other amount payable by Borrower or any other obligor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate.

(b) All interest will be computed on the actual number of days elapsed over a year comprised of 360 days. Interest will be due and payable in immediately available funds monthly in arrears on the Payment Date and in full on the Loan Termination Date.

Section 2.6 Repayment of Principal of and Interest on the Term Loan.

(a) Commencing on May 30, 2008, Borrower will, subject to Section 2.7(a), pay to Lender all interest on the outstanding principal balance of the Term Loan from the Closing Date through May 30, 2008. Thereafter, all unpaid and accrued interest shall be due and payable on each subsequent Payment Date. In no event shall payments made to Lender on any Payment Date be less than the interest accrued and payable on the outstanding balance of the Term Loan through the applicable Payment Date.

(b) All principal and accrued interest outstanding on the Term Loan shall be due and payable on the Maturity Date.

(c) Subject to the foregoing provisions of this Section 2.6, payments will be applied first to unpaid fees and Related Costs, which Borrower is obligated for under the Loan Documents and second to accrued interest on the Term Loan. The amounts of any prepayments will be applied first to principal on the Term Loan and second to accrued interest on the Term Loan.

Section 2.7 Time and Place of Payments.

(a) Project Account. To the extent not satisfied by debits from the Borrower Sub-Account pursuant to Section 2.8(a), all payments (whether of principal, interest, fees, Related Costs, indemnities or otherwise) to be made by Borrower to Lender hereunder will be made by wire transfer in immediately available funds not later than 11:00 a.m., Houston, Texas, time on each Payment Date to Lender at:

Account:
Bank of New York
New York, NY 10004
ABA # 021000018

Favour:
Macquarie Bank Limited – OBU Sydney
Sydney
A/C No.: 8900055375
Chips UID: 236386
Reference: Southern Star Energy Inc.

(the "Project Account") or to any other account Lender may designate in writing to Borrower from time to time.

(b) Business Days. If any payment to be made under this Agreement falls due on a day that is not a Business Day, the payment will be payable on the next succeeding Business Day.

Section 2.8 Borrower Sub-Account.

(a) Collection of All Funds. Borrower shall direct and cause all Purchasers of Hydrocarbons, Operators, all other obligors and, if applicable, all payors of Royalty Interests, net profit interests and production payment interests and any other customers of Borrower to deposit all payments of any nature due and owing to Borrower directly into the Project Account, and, if Borrower shall nonetheless receive any such funds, it shall promptly (but, in any event, by the following Business Day) deposit them in the Project Account; provided, however, that Purchasers of Hydrocarbons listed on Exhibit D or Operators may make distributions directly to Royalty Interest owners and other third party payees. Lender will establish a sub-account (the "Borrower Sub-Account") on its internal books and records and credit to the Borrower Sub-Account all collected funds which constitute payments referred to in the preceding sentence at the time the amount to be credited has been identified to Lender's reasonable satisfaction. Borrower hereby

irrevocably authorizes Lender to debit the Borrower Sub-Account for the payment of all Obligations when due in accordance with Section 2.6.

(b) Amounts Owed to Other Interest Owners; Taxes. Notwithstanding anything to the contrary in this Section 2.8(b), any amounts deposited into the Project Account owing to (*i*) third party Working Interest and Royalty Interest holders and (*ii*) Governmental Authorities for taxes or payments measured by production will be released by Lender to Borrower upon receipt of a certificate from Borrower detailing the amounts and the party to be paid so that Borrower may return those amounts to the third party Working Interest and Royalty Interest holders and Governmental Authorities (throughout this paragraph, all such interest holders and Governmental Authorities are, collectively, the "Recipient Parties"); provided, however, Lender will, at its option and upon notice to Borrower, have the right, but not the obligation, to make payments directly to the Recipient Parties upon the occurrence and during the continuation of an Event of Default; and provided, further, if Lender elects not to make these payments directly, Lender shall, upon the request of Borrower, release sufficient funds to allow Borrower to make the payments described in Section 2.8(b) to the Recipient Parties. Except as provided in the preceding sentence, Lender may, upon the occurrence and during the continuation of an Event of Default, apply all of Borrower's funds in the Borrower Sub-Account against all due and unpaid Obligations. Lender will have the right to undertake audit procedures during normal business hours and upon prior notice to periodically confirm that the payments described in this Section 2.8(b) have been made by Borrower.

(c) Disbursement of Remaining Funds. On a monthly basis, provided that no Event of Default is continuing, Lender will disburse to Borrower all funds remaining in the Borrower Sub-Account after payment of amounts due pursuant to Section 2.6 and Section 2.8(b).

Section 2.9 Optional Prepayment of the Loan. Borrower will have the right to prepay the Loan, in whole or in part at any time without penalty or premium.

Section 2.10 Mandatory Prepayment of the Loan. Unless Lender otherwise consents in writing, Borrower shall promptly pay to Lender one hundred percent (100%) of all net proceeds from the sale of any Collateral (excluding sales of Hydrocarbons in the ordinary course of business and the sale of Equipment pursuant to the Security Agreement. The preceding sentence will not be deemed to be a consent by Lender or any Lender to any sale. All amounts paid by Borrower to Lender under this Section 2.10 will be immediately applied as a prepayment of the Loans in accordance with Section 2.6(c).

Section 2.11 Insurance Proceeds. Borrower will promptly pay to Lender any cash amounts received as insurance proceeds under any property or casualty insurance in relation to any portion of the Collateral to the extent not used, with prior written consent of Lender (not be unreasonably withheld or delayed), to repair or replace such assets. All amounts paid by Borrower to Lender under this Section 2.11 will be immediately applied as a prepayment of the Loans in accordance Section 2.6(c).

Section 2.12 Revenues Remaining in the Borrower Sub-Account. Upon the discharge by Borrower of all Obligations owed by Borrower to Lender (other than indemnity and similar obligations that survive the termination of this Agreement), Lender will pay promptly to Borrower all funds remaining, if any, in the Borrower Sub-Account.

Section 2.13 Taxes.

(a) Taxes Not Deducted from Payments to Lender. All payments made by Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all similar liabilities (collectively, "Taxes"); provided that, as used in this Section 2.13, the defined term "Taxes" shall exclude, in the case of Lender, taxes, levies, imposts, deductions, charges or withholdings and all similar liabilities imposed on its income, and franchise or similar taxes imposed on it, by any jurisdiction (or political subdivision thereof) where Lender is organized, conducts business or maintains its lending office and taxes, levies, imposts, deductions, charges or withholdings and all similar liabilities that would not have been imposed but for a connection (other than a connection arising solely as a result of the transactions contemplated by this Agreement) between Lender and the jurisdiction imposing such tax, levy, impost, deduction, charge, withholding or similar liability. If Borrower is required by law to deduct any Taxes from any sum payable to Lender, (*i*) the sum payable will be increased by an amount so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13(a)) Lender will receive an amount equal to the sum it would have received had no deductions been made, (*ii*) Borrower will deduct from the sum payable to Lender an amount sufficient to pay the Taxes and pay the balance to Lender, and (*iii*) Borrower will promptly pay the full amount deducted to the relevant Taxing Authority or other Governmental Authority in accordance with applicable law.

(b) Other Taxes. In addition, and to the fullest extent permitted by applicable law, Borrower agrees to pay any present or future stamp, documentary, mortgage registration or similar taxes or any other excise or property taxes, charges or similar levies that arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, or any other Loan Documents, (collectively, the "Other Taxes").

(c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS PROVIDED IN CLAUSE (e) BELOW AND PROVIDED THAT THERE IS NO DEFAULT OF LENDER'S REPRESENTATIONS CONTAINED IN THIS AGREEMENT, BORROWER WILL INDEMNIFY LENDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 2.13(C) AND PAID BY LENDER) PAID BY LENDER (ON BEHALF OF BORROWER), AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND REASONABLE EXPENSES) ARISING FROM OR WITH RESPECT TO THOSE AMOUNTS, WHETHER OR NOT THE TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. ANY PAYMENT PURSUANT TO THE

INDEMNIFICATION DESCRIBED IN THIS SECTION 2.13(C) WILL BE MADE BY BORROWER WITHIN THIRTY (30) DAYS AFTER THE DATE LENDER MAKE WRITTEN DEMAND FOR THOSE PAYMENTS. SUCH DEMAND BY LENDER WILL STATE WITH SPECIFICITY THE BASIS FOR THE TAX, IDENTIFY THE TAXING AUTHORITY ASSERTING THE TAX AND CERTIFY THAT LENDER HAVE PAID THE TAX.

(d) Certification of Tax Status By Lender. Lender agrees that it will, not more than ten (10) Business Days after the date of this Agreement, or, in the case of a Person that becomes a Lender pursuant to Section 12.2 hereof, prior to the date such Person becomes a Lender (*i*) execute and deliver to Borrower a duly completed copy of United States Internal Revenue Service Form W-8BEN, W-81MY or W-8ECI (as applicable), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (*ii*) deliver to Borrower a United States Internal Revenue Service Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Lender further agrees to deliver to Borrower (x) renewals or additional copies of such forms (or any successor forms) on or before the date that such forms expires or become obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Borrower. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Borrower, in writing, that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(e) Certain Events Not Entitled to Indemnification. For any period during which Lender has failed to provide Borrower with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), Lender shall not be entitled to indemnification under this Section 2.13 with respect to Taxes imposed by the United States; provided that, if Lender becomes subject to Taxes because of its failure to deliver a form required under clause (d) above, Borrower shall take such steps as such Lender shall reasonably request to assist Lender in recovering such Taxes.

(f) Documentation of Exemptions. To the extent Lender is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or the Term Note pursuant to the law of any relevant jurisdiction or any treaty, such Lender shall deliver to Borrower, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by

applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.

(g) INDEMNIFICATION BY LENDER FOR CERTAIN TAX CLAIMS. IF THE U.S. INTERNAL REVENUE SERVICE OR ANY OTHER GOVERNMENTAL AUTHORITY ASSERTS A CLAIM THAT BORROWER DID NOT PROPERLY WITHHOLD TAX FROM AMOUNTS PAID TO OR FOR THE ACCOUNT OF ANY LENDER (BECAUSE THE APPROPRIATE FORM WAS NOT DELIVERED OR PROPERLY COMPLETED, BECAUSE SUCH LENDER FAILED TO NOTIFY BORROWER OF A CHANGE IN CIRCUMSTANCES WHICH RENDERED ITS EXEMPTION FROM WITHHOLDING INEFFECTIVE, OR FOR ANY OTHER REASON), SUCH LENDER (BUT NEITHER Lender NOR ANY OTHER LENDER) SHALL INDEMNIFY BORROWER FULLY FOR ALL AMOUNTS PAID, DIRECTLY OR INDIRECTLY, BY BORROWER AS TAX, WITHHOLDING THEREFOR, OR OTHERWISE, INCLUDING PENALTIES AND INTEREST, AND INCLUDING TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE TO BORROWER UNDER THIS SUBSECTION, TOGETHER WITH ALL COSTS AND EXPENSES RELATED THERETO (INCLUDING ATTORNEYS' FEES). THE OBLIGATIONS OF ANY INDEMNIFYING LENDER UNDER THIS SECTION 2.13(G) SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND TERMINATION OF THIS AGREEMENT.

(h) Designation of Substitute Lending Office. Lender agrees that, upon the occurrence of any event giving rise to the operation of this section, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another applicable lending office, provided that such designation is made on such terms that such Lender and its applicable lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this section. Nothing in this Section 2.13(h) shall affect or postpone any of the obligations of Borrower or the rights of any Lender provided in this section.

(i) Effect of Tax Refund. Lender shall use its reasonable efforts to obtain in a timely fashion any refund, deduction or credit of any Taxes or Other Taxes paid or reimbursed by Borrower pursuant to this Section 2.13. If a Lender receives a benefit in the nature of a refund, deduction or credit (including a refund in the form of a deduction from or credit against taxes that are otherwise payable by such Lender) of any Taxes or Other Taxes with respect to which Borrower has made a payment under this Section 2.13, such Lender will notify Borrower and agrees to reimburse Borrower to the extent of the benefit of such refund, deduction or credit, including any interest paid by the relevant Governmental Authority, promptly after such Lender reasonably determines that such refund, deduction or credit has become final; provided that nothing contained in this Section 2.13(i) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) or to attempt to obtain any such refund, deduction or credit (including any interest paid by the relevant Governmental Authority and received by such Lender), which attempt would be

inconsistent with any reporting position otherwise taken by any Lender on its applicable tax returns.

ARTICLE III
SECURITY

Section 3.1 Grant of Security Interests.

(a) Mortgage and Security Interest. As collateral security for all of the Obligations to Lender under this Agreement and the other Loan Documents, Borrower shall and hereby grant, assign, transfer and convey to Lender a first priority mortgage Lien on and first priority and perfected security interest in the Collateral subject only to the Permitted Encumbrances.

(b) Notice of Assignment of Proceeds. All of Borrower's account debtors (including any Operators and Purchasers) relating to Borrower's Working Interest or Net Revenue Interest in the Properties will receive notification from Lender (as assignee) and Borrower, substantially in the form of Exhibit F, that all proceeds from sales of all production or transmission of Hydrocarbons from or allocable to Borrower's Net Revenue Interest in the Properties have been assigned to Lender and are to be paid into the Project Account. Borrower shall use commercially reasonable efforts to cause all Purchasers to execute the assignment notifications to confirm their agreement to remit all proceeds from sales of all production from or allocable to Borrower's Net Revenue Interest in the Properties into the Project Account. Subject to applicable contractual obligations and restrictions, Lender will have the right to prohibit Borrower from selling any Hydrocarbons from or allocable to the Properties to any Purchaser who refuses to timely acknowledge and abide by the payment instructions set forth in any notice under this Section 3.1(b).

(c) Further Assurances. Borrower will, upon request, execute and deliver to Lender for the benefit of Lender, any and all documents necessary or desirable, in the reasonable opinion of Lender, to create, perfect, maintain and preserve the priority of Lender's Liens on the Collateral subject only to the Permitted Encumbrances. Borrower will, at their own expense, cause searches of the Uniform Commercial Code filing records or similar public records to be conducted at the reasonable request of Lender from time to time in order to evidence, perfect, maintain or continue perfection, or confirm the rights and remedies, of Lender in and to the Collateral granted by Borrower, perfect those security interests in after acquired property, continue the perfection of all security interests granted by Borrower and file financing statements against Borrower relating to the security interests securing any Obligations. Borrower irrevocably authorize Lender to prepare and file, at any time and from time-to-time, in any filing office, initial financings statements, and amendments to them, necessary or convenient to the perfection or continuation of the security interests granted by Borrower.

(d) Release of Financing Statements. Upon the indefeasible payment in cash and performance in full of all Obligations under this Agreement (other than indemnity obligations and similar obligations that survive the termination of this Agreement),

Lender will deliver to Borrower, at Borrower's expense, releases of all financing statements and all other Security Documents with an acknowledgment that the same have been terminated, and Borrower shall deliver to Lender a general release of all of liabilities and obligations of Lender under this Agreement and the other Loan Documents. The obligations of Borrower under the Warrant will survive the termination of this Agreement and the release of the security interests.

Section 3.2 Equipment.

(a) Preservation of Equipment. All Equipment currently owned or hereafter acquired by or on behalf of Borrower will be kept at the applicable Property or other places of business of Borrower except as permitted by this Agreement or the applicable Mortgage or except with the prior written consent of Lender; provided, however, Borrower or the Operators may dispose of Equipment in accordance with the terms of any applicable Operating Agreement and may dispose of obsolete, broken or worn Equipment without Lender's consent but upon prompt notification to Lender. Borrower shall use reasonable commercial efforts to cause each Operator at all times to (*i*) keep correct and accurate records itemizing and describing the location, kind, type, age, condition and cost of and accumulated depreciation on all Equipment relating to the subject Operating Agreement and (*ii*) make those records available during the Operator's usual business hours upon prior written notice to any of the officers, employees or agents of Borrower and Lender.

(b) Sale or Disposal of Equipment. Where Borrower is permitted to dispose of any Equipment, they shall do so, or shall cause the Operators to do so, at arm's length, in good faith and by obtaining the maximum amount of recovery practicable and without impairing the operating integrity of the remaining Equipment.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce Lender to make the Loan, Borrower makes the following representations and warranties to Lender as of the Closing Date, each and all of which will survive the execution and delivery of this Agreement and continue until all Obligations (other than indemnity obligations and similar obligations that survive the termination of this Agreement) have been satisfied and Lender has no further commitment to make any Advance under this Agreement.

Section 4.1 Formation and Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Borrower is qualified to do business in every other jurisdiction where the nature of its business or the ownership of its property requires it to be so qualified and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

Section 4.2 Name; Executive Offices. The name of Borrower is as listed in its Charter Documents on file in the public records of its jurisdiction of organization and is "Southern Star Energy Inc.". Borrower's principal place of business and chief executive offices

are located at the address specified in Section 12.3 (or as set forth in a notice delivered pursuant to Section 12.3).

Section 4.3 Capitalization; Ownership; Subsidiaries. Except as provided in the Warrant, there are no agreements in force which provide for the issue or allotment of, or grant any Person the right to call for the issue or allotment of, any Equity Interest in Borrower (including any option or right of pre-emption or conversion). Borrower does not have any subsidiaries other than Southern Star Operating, Inc.

Section 4.4 Authorization; Non-Contravention. The execution, delivery and performance of Borrower's obligations under the Loan Documents and the creation of all Liens provided for in those agreements:

(a) are within the corporate power and authority of Borrower;

(b) have been duly authorized by all necessary corporate action of Borrower;

(c) are not in contravention of (*i*) any agreement or indenture to which Borrower is a party or by which it or its property is bound in any respect that would reasonably be expected to have a Material Adverse Effect, (*ii*) the Charter Documents of Borrower, or (*iii*) to Borrower's knowledge any provision of law applicable to such Borrower in any respect that would reasonably be expected to have a Material Adverse Effect;

(d) do not require the consent or approval of any Governmental Authority, or any other Person which has not been obtained (or is not routinely granted and expected to be obtained in the ordinary course) and is described on Schedule 4.4(d)) and a correct and complete copy of each of those approvals has been furnished to Lender; and

(e) are legal, valid and binding obligations of Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles.

Section 4.5 Solvency. Borrower is Solvent and will continue to be Solvent after giving effect to the transactions contemplated by this Agreement.

Section 4.6 Omissions and Misstatements. Borrower has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it which could reasonably be expected to result in a Material Adverse Effect. The other reports, financial statements, certificates or other information furnished in writing by or on behalf of Borrower to Lender or any of its Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. To Borrower's knowledge, after due inquiry, there is no fact peculiar to

Borrower which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and written statements furnished to Lender by or on behalf of Borrower prior to, or on, the date hereof in connection with the transactions contemplated hereby.

Section 4.7 Joint Venture. Borrower is not engaged in any joint venture or partnership with any other Person.

Section 4.8 Commissions; Expenses. Except for the commissions for which Borrower is solely responsible, no broker's or finder's fees or commissions have been paid or will be payable by Borrower or any of its Affiliates to any Person in connection with the transactions contemplated by this Agreement. BORROWER WILL INDEMNIFY LENDER, LENDER, AND THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST, AND HOLD EACH OF THOSE PARTIES HARMLESS ON DEMAND FROM, ALL LIABILITIES, COSTS, DAMAGES AND EXPENSES, INCLUDING ATTORNEYS' FEES AND DISBURSEMENTS RELATING TO ANY THIRD PARTIES CONCERNING FINDER'S, BROKERAGE, FINANCING OR SIMILAR FEES ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT.

Section 4.9 Tax Returns. Except with regard to those tax returns listed on Schedule 4.9, which have yet to be filed (such schedule showing the applicable tax period, the due date for such return and the applicable taxing authority due such return) (the "Delinquent Tax Returns"), Borrower has filed all material tax returns (foreign, federal, state and local) required to be filed (after giving effect to any applicable extensions) and has either paid all taxes due (including interest and penalties) or is contesting such taxes in good faith in appropriate proceedings and has adequate reserves for such contested taxes. No assessments have been made against Borrower by any Taxing Authority and not paid by same (except for assessments that such entity timely protested in good faith and through appropriate proceedings and against which Borrower has made and maintain adequate reserves) nor has any penalty or deficiency been assessed by any Taxing Authority. To the best of Borrower's knowledge and except in connection with (a) Delinquent Tax Returns and (b) such examinations that have been previously disclosed to Lender by Borrower in writing and, in each instance, with respect to which Borrower has timely protested in good faith through appropriate proceedings and against which Borrower has made and maintains adequate reserves, no material federal or other income tax returns of Borrower is presently being examined by the Internal Revenue Service or any other Taxing Authority nor are the results of any prior examination by the Internal Revenue Service or any Taxing Authority being contested by Borrower. Other than in respect of taxes being contested as permitted under Section 6.26 below, no material tax Liens have been filed against Borrower. With regard to the Delinquent Tax Returns, Borrower hereby represents that (a) good faith efforts are currently underway to finalize and file as required all of the Delinquent Tax Returns and (b) any and all amounts (including but not limited to fines, penalties, interest and other assessments), if any, due upon filing of the Delinquent Tax Returns, will not have a Material Adverse Effect on the Borrower and its financial condition.

Section 4.10 Litigation; Governmental Proceedings. Except as set forth on Schedule 4.10, no claim, action, suit or other proceeding is pending or, to the best of Borrower's knowledge, has been threatened against Borrower or Borrower's predecessor in interest to the Properties with respect to the Properties or the transactions contemplated by this Agreement, at law, in equity or otherwise, before or involving any Governmental Authority, or before any arbitrator or panel of arbitrators, and Borrower has not accepted liability for any action or proceeding, in each case the effect of which could reasonably be expected to have a Material Adverse Effect. There is no proceeding pending before any Governmental Authority and, to the best of Borrower's knowledge, no investigation has been commenced before any Governmental Authority the effect of which could reasonably be expected to have a Material Adverse Effect.

Section 4.11 Ownership of Collateral; Interests.

(a) All Collateral is owned of record by Borrower free and clear of any Lien other than the Permitted Encumbrances. Except for the Permitted Encumbrances, Borrower has Defensible Title to the Properties, including each Lease related to the Properties. Except for Permitted Encumbrances or as otherwise consented to in writing by Lender, Borrower's interest in the Properties is not subject to any mineral reservations or top leases of record. Except for Permitted Encumbrances and the Liens arising under the Security Documents, to Borrower's knowledge, there are no unrecorded documents or agreements which may result in the impairment or loss of Borrower's ability to mortgage the Properties or of Lender's ability to enforce the Mortgage and convey the Properties. Subject to the Permitted Encumbrances, Borrower has all beneficial right, title and interest in and to the Net Revenue Interest in all production from or allocable to Borrower's interest in the Properties (including each Lease) and have the exclusive right to sell or mortgage the Properties subject to any right in the owners of Royalty Interests to take their royalty interest in kind.

(b) All leases and material agreements comprising the Properties and referenced in the title opinions and/or reports or other title materials delivered in connection with the Closing are valid and subsisting, in full force and effect and there exists no material default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a material default under any such lease or leases, which would adversely affect in any material respect the conduct of the business of Borrower. All of the assets of Borrower which are reasonably necessary for the operation of their businesses are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards.

(c) Except for the Properties on Exhibit A, Borrower own no other interest of any kind, including but not limited to direct or indirect ownership, Equity Interests, or Equity Equivalents, in Hydrocarbons. Borrower has no right to acquire any such interest or ownership. Borrower has no call upon, option to purchase or similar rights under any agreement with respect to an interest in Hydrocarbons. There is no agreement in force and effect (including, without limitation, letters of intent), whether written or oral, between Borrower or any of its Affiliates and any other Person regarding the acquisition or financing of any interest in Hydrocarbons.

Section 4.12 Debt. Upon consummation of the transactions contemplated by this Agreement and the contemporaneous payment of the amounts set forth on Schedule 2.2(a), Borrower will have no Debt outstanding other than the Obligations and as set forth on Schedule 4.12.

Section 4.13 Intellectual Property. Borrower possesses or will possess all trademarks, trade names, trade styles, copyrights and patents necessary to conduct its business as it is presently conducted or as Borrower intends to conduct it in the future without any infringement or conflict with the rights of any other Person with respect to trademarks, trade names, trade styles, copyrights or patents, which failure could reasonably be expected to have a Material Adverse Effect.

Section 4.14 Other Leases. Borrower is not the lessor or lessee under any material leases (including real property leases, equipment leases, capital leases, etc.), other than Leases included in the Properties.

Section 4.15 Investments. Borrower:

(a) has not committed to make any Investment;

(b) is not a party to any indenture, agreement, contract, instrument or lease or subject to any charter, by-law or other restriction or any injunction, order, restriction or decree, which could reasonably, materially and adversely affect its business, operations, Properties or assets;

(c) is not a party to any "take or pay" contract or settlement or any other contract or agreement which (*i*) allows its Natural Gas purchaser to take Natural Gas previously paid for out of future Natural Gas production or (*ii*) provides for a cash rebate to the Natural Gas purchaser if reimbursement of take or pay monies is not made through Natural Gas production;

(d) to its knowledge, after due inquiry, has not produced Hydrocarbons from the Properties in excess of the percentage to which its ownership interest in the applicable Property would entitle it, pursuant to balancing rights of third parties or pursuant to balancing duties under Governmental Requirements; or

(e) has no contingent or long term liability or commitment that has had a Material Adverse Effect.

Section 4.16 Environmental Matters. Except as disclosed on Schedule 4.16, to Borrower's knowledge:

(a) Neither any Property of Borrower nor any of such Borrower's Affiliates or the operations conducted thereon violate any order or requirement of any Governmental Authority or any Environmental Laws;

(b) Without limitation of clause (a) above, no Property of Borrower or any of its Affiliates nor the operations currently conducted thereon or by any prior owner or

operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws;

(c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of Borrower and each of its Affiliates, including without limitation past or present treatment, storage, disposal or release Hazardous Materials or solid waste into the environment, have been duly obtained or filed, and Borrower and each such Affiliate are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d) All Hazardous Materials, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of Borrower or any of its Affiliates has in the past been transported or treated or disposed of in accordance with Environmental Laws, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e) No Hazardous Materials, solid waste, or Crude Oil and Natural Gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any Hazardous Materials on or to any Property of Borrower or any of its Affiliates except in compliance with Environmental Laws;

(f) To the extent applicable, all Property of Borrower and each of its Affiliates currently satisfies, in all material respects, all design, operation, and equipment requirements imposed by the OPA (as defined in the definition of Environmental Laws), and Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g) Neither Borrower nor any of Borrower's Affiliates have any known contingent liability in connection with any release or threatened release of any Crude Oil, Hazardous Material or solid waste into the environment.

Section 4.17 Operating Permits and Licenses. Borrower has fulfilled all requirements for obtaining and has obtained and maintained all licenses, permits, operating authorities and other authorizations necessary for the conduct of the business of Borrower or for Borrower or Operators to operate or maintain each of the Properties which the failure to obtain and maintain could reasonably be expected to have a Material Adverse Effect, and Borrower or Operators is and will be fully qualified to own and hold such Properties and to exercise in all material respects the rights under all leases, contracts or other documents governing the operation or maintenance of the Properties. There are no material pending fees, assessments or penalties relating to such permits, licenses and operating authorities other than those payable in the ordinary course of business and not yet delinquent and listed on Schedule 4.17 (including such updates to Schedule 4.17 that are prepared by Borrower and approved by Lender in writing (such

approval not to be unreasonably withheld or delayed) from time to time). The continuation, validity and effectiveness of each such license, permit and other authorization are not and will in no way be adversely affected by the transactions contemplated by this Agreement or the Security Documents. Borrower is not in breach of, or in default under the terms of, and has not engaged in any activity which would cause revocation or suspension of, any such licenses, permits or authorizations which could reasonably be expected to have a Material Adverse Effect and no action or proceeding looking to or contemplating the revocation or suspension of any of them is pending or, to the best of Borrower's knowledge, threatened against Borrower or Operators. Borrower is not in violation of any Governmental Requirement relating to any of the Properties or otherwise applicable to Borrower which could reasonably be expected to have a Material Adverse Effect. No suspension of production on the Properties is in effect.

Section 4.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, to the best of Borrower's knowledge, the Properties (together with any other properties unitized with any of the Properties) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Properties and other contracts and agreements forming a part of the Properties. Except to the extent it could not reasonably be expected to have a Material Adverse Effect, to the extent applicable, and to the best of Borrower's knowledge, (a) no Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time); (b) none of the Wells comprising a part of the Properties (or properties unitized with any of the Properties) deviates from the vertical more than the maximum permitted by Governmental Requirements, and such Wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Properties (or in the case of Wells located on properties unitized with any of the Properties, such unitized properties); and (c) Borrower, and to Borrower's knowledge, any other Operator are not in violation of, or in default under, any material agreement affecting any Lease or any other contract or agreement to which either Borrower and/or any other Operator is a party or is bound or its property is bound, except to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect.

Section 4.19 USA PATRIOT Act Representation. Neither Borrower nor any of its Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Section 4.20 Contingent Liabilities. Except for obligations arising under surety bonds required by Governmental Authorities and which are detailed in Schedule 4.20, indemnity, cleanup and other obligations of a customary nature assumed or incurred (excluding Debt for borrowed money) in favor of any seller of the Leases or related property, and Debt permitted by Section 7.1, Borrower has not assumed, guaranteed, endorsed or otherwise become directly, indirectly or contingently liable in connection with any liability of any other Person, except for the endorsement of checks and other negotiable instruments for collection in the ordinary course of business, or as may be required under the Operating Agreements or the Security Documents or other documents executed in connection with the Security Documents.

Section 4.21 Restrictions on Equipment. Except for the Permitted Encumbrances, there is no restriction or other limitation on Lender's right to obtain or exercise its security interests in the Equipment, including the right to foreclose on and sell the Equipment or to exercise all other rights and remedies of a secured party under the laws of each jurisdiction applicable to the Collateral, in each instance subject to Debtor Relief Laws, laws related to the rights of co-owners of property and laws related to the enforcement of security interests on personal property.

Section 4.22 Unpaid Bills. Borrower has no past due bills for improvements to the Collateral that could give rise to mechanics', materialmen's or other similar Liens arising by operation of applicable law that could rank in priority ahead of any of the Liens arising under the Security Documents, except for such bills (a) that have (to the extent such bill arose after Closing) been disclosed to Lender in writing, (b) that are being diligently contested in good faith and (c) for which Borrower has made and maintain adequate reserves

Section 4.23 Taxpayer Identification. Borrower's federal taxpayer identification number is 20-2514234.

Section 4.24 Investment Company. Borrower is not an "investment company" within the meaning of the Investment Company Act of 2005, as amended.

Section 4.25 Other Agreements. Except as set forth on Schedule 4.25, there is no agreement in force and effect (including, without limitation, letters of intent), whether written or oral, between Borrower or any of its Affiliates and any other Person regarding the acquisition or financing of any of the Properties or the purchase and sale of production from or allocable to the Properties other than pursuant to Hydrocarbon purchase and sale agreements disclosed to and approved in writing by Lender. Except for rights set forth in the Permitted Encumbrances, no Person has any call upon, option to purchase or similar rights under any agreement with respect to Borrower's Working Interest or Net Revenue Interest in the Properties or to the production from the Properties other than pursuant to a Hydrocarbon purchase and sale agreement satisfactory to Lender and Persons who have waived such rights in writing with respect to the Properties.

Section 4.26 Basic Documents. With respect to the Basic Documents:

(a) all are in full force and effect in accordance with their terms and constitute valid and binding obligations, except as limited by applicable Debtor Relief Laws and by general equitable principles;

(b) no other party to any Basic Document (or any successor in interest to that party) is in breach or default with respect to any of its obligations under the Basic Documents which could reasonably be expected to have a Material Adverse Effect;

(c) no party to any Basic Document has given or has threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Document or any of their provisions the termination, cancellation, rescission or reformation of which could reasonably be expected to have a Material Adverse Effect; and

(d) the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach of, a default under, or other violation of the provisions of any Basic Document.

Section 4.27 Farmout Agreements and Subject Contracts, Etc. With respect to the Properties and the unit agreements, pooling agreements, communization agreements and other Basic Documents creating the interests constituting the Properties, and except as expressly set forth on Exhibit A under the heading "Subject Contracts" and as set forth in any title opinions and/or reports or other title materials provided by Borrower to Lender upon which Lender is expressly entitled to rely, to Borrower's knowledge after due inquiry:

(a) there are no outstanding farmout agreements, obligations to drill additional Wells or agreements to engage in other development operations, except for obligations arising under offset Well provisions, obligations arising under provisions of any Operating Agreement which allow the parties to elect whether or not they will participate in development activities other than as specified in those leases, contracts and other agreements;

(b) there are no limitations as to the depths covered or substances to which such interests purport to apply other than as specified in those leases, contracts and other agreements; and

(c) there are no royalty provisions (other than those allowing a lessor the right to take in kind) requiring the payment of royalties on any basis other than as specified in those Leases, contracts and other agreements.

Section 4.28 Operating Agreements. With respect to the Operating Agreements relating to Borrower's Working Interest and Net Revenue Interest in the Properties:

(a) Schedule 4.28 lists all Operating Agreements to which the Properties are subject and the Operator for each of the Properties which Operators are hereby approved by Lender;

(b) there are no outstanding calls for payments under any operating agreement or payments which are past due or which Borrower or, to the best of Borrower's knowledge, any predecessor of Borrower has committed to make which have not been or are not being paid within the terms required; and

(c) there are no operations under any of the Operating Agreements with respect to which Borrower has become a non-consenting party nor are there any non-consenting penalties binding or that will become binding upon Borrower that are not reflected in the Net Revenue Interest or Working Interest as set forth on Exhibit A.

Section 4.29 No Unusual Agreements. All agreements applicable to Borrower's Working Interest and Net Revenue Interest in the Properties are of the type generally found in the oil and gas industry and the gathering and transmission industry, as applicable, and do not (individually or in the aggregate) contain any unusual provisions which could reasonably be expected to have a Material Adverse Effect.

Section 4.30 Suspense of Proceeds. Except as set forth on Schedule 4.30, all proceeds from the sale of Hydrocarbons from Borrower's Working Interest or Net Revenue Interest in the Properties are being received by Borrower in a timely manner and are not being held in suspense for any reason except to the extent that such suspense has been disclosed to Lender in writing on Schedule 4.30 and all such amounts in suspense, taken together, could not reasonably be expected to have a Material Adverse Effect.

Section 4.31 Employee Plans. Except as provided in Schedule 4.31, Borrower has no Employee Plans.

Section 4.32 Use of Proceeds. Borrower has used and will use all Advances under the Loan solely for the purposes described in this Agreement. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System (the "Board")). No part of the proceeds of any Advance will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 4.33 Borrower's Interests in the Properties. Borrower's Working Interest is not more than, and the Net Revenue Interest is not less than, the percentages set forth on Exhibit A for each of the Properties.

Section 4.34 Insurance. Prior to the making of the initial Advance, Borrower will obtain and will maintain for as long as any Obligations remain owing to any Lender insurance coverage of the types and in the amounts specified in Section 6.9. Prior to the making of the initial Advance, one or more policies providing that coverage will be in full force and effect, and Borrower has not received from any insurer a notice of termination or non-renewal. Borrower has provided and will continue to timely provide true, correct and complete copies of all of the insurance policies, certificates and other documentation to be provided to Lender under Section 6.9. Such insurance policies are sufficient for the compliance by Borrower with all Governmental Requirements and all material agreements and such insurance coverage is in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of Borrower. Lender has been named as an additional insured in respect of such liability insurance policies and has been named as loss payee with respect to property loss insurance.

Section 4.35 No Material Adverse Effect. No material adverse change in the business, operations or condition (financial or otherwise) of Borrower has occurred since February 29, 2008.

Section 4.36 No Other Interest in the Properties. Neither Borrower, nor to Borrower's knowledge after due inquiry, any of its Affiliates (including any Person owning any Equity Interest or any other security that could be exchanged for or converted into an Equity Interest in Borrower) owns or is the beneficiary of any direct or indirect interest in any of the Collateral other than through Borrower.

Section 4.37 Conduct of Business Since Formation. Since its formation, Borrower has conducted no business or operations of any kind in any jurisdiction other than Louisiana.

Section 4.38 Restriction on Liens. Borrower is not party to any agreement or arrangement, or subject to any known order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to Lender on or in respect of its Properties to secure the Obligations.

Section 4.39 Hedging Agreements. Borrower is not currently a party to any Hedging Agreements.

Section 4.40 Marketing of Production. Except for contracts listed on Schedule 4.40 and in effect on the date of this Agreement, and as otherwise approved in writing by Lender (with respect to all such contracts Borrower represents that it is receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and is not having deliveries curtailed substantially below the subject Property's delivery capacity), no material agreements exist which are not cancelable on sixty (60) days notice or less without penalty or detriment for the sale of production from Borrower's Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 4.41 Deposit Accounts. Except as set forth on Schedule 4.41, Borrower does not maintain any deposit accounts (as defined in the UCC).

Section 4.42 Labor Matters. Neither Borrower nor any of its Affiliates are in violation of any Governmental Requirement dealing with labor matters and all payments due from Borrower or any Affiliate for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such violation or non-payments that could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 4.43 Vendor Liens. There are no other Liens or inchoate Liens which, with notice, the passage of time or both could be validly asserted and attached to the Properties related to the provision of goods or services to Borrower for which payment is outstanding more than sixty (60) days.

Section 4.44 Choice of Law. The choice of governing law of the Loan Documents to which Borrower is a party is a valid choice of law and should be recognized and enforced by the courts located in the jurisdiction of incorporation of Borrower. Any judgment obtained in relation to a Loan Document to which Borrower is a party in the jurisdiction of the governing law of that Loan Document will be recognized and enforced in the jurisdiction of incorporation of Borrower.

Section 4.45 No Default. No Event of Default, and on the date of this Agreement and the Closing Date, no Default exists or is reasonably likely to result from the making of any Advance or the entry into, the performance of, or any transaction contemplated by, any Loan Document. No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of

any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on Borrower or any of its Affiliates or to which its (or any of its Affiliates') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

Section 4.46 Financial Statements. The most recent financial statements delivered pursuant to Section 9.2(f) (a) have been prepared in accordance with GAAP, and (b) give a true and fair view (if audited) or fairly present (if unaudited) of its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

Section 4.47 Priority. Subject to Permitted Encumbrances, the Security Documents have or will have first ranking priority and none is subject to any prior ranking or *pari passu* ranking Lien.

Section 4.48 Terms and Conditions. Borrower has received and read the Terms and Conditions of Investment Business of MBL attached hereto as Exhibit H.

ARTICLE V
FINANCIAL STATEMENTS AND INFORMATION; CERTAIN NOTICES TO LENDER

So long as there are any Obligations owed to Lender or its Affiliates under any Loan Document, and unless Lender has previously consented in writing to Borrower's non-compliance, Borrower shall deliver to Lender the following items:

Section 5.1 Reports. Beginning with the fiscal year ending May 31, 2008, a copy of the annual consolidated and consolidating financial statements (including all notes) of Borrower, consisting of a balance sheet, income statement and statement showing changes in financial position, all audited by independent certified public accountants retained by Borrower and accompanied by the accountants' certification that, in the normal course of their audit, they have not become aware of any circumstances constituting an Event of Default. The first audited financial statement will be delivered on or before August 31, 2008.

Section 5.2 Quarterly Financial Reports. Within forty-five (45) days after the end of each calendar quarter, a balance sheet, income statement and statement of cash flows of Borrower (including all notes thereto) for the period from the beginning of the then current calendar year to the end of such calendar quarter, prepared by Borrower.

Section 5.3 Certificate of Financial Officer; Compliance. Concurrently with any delivery of financial statements under Section 5.1 or Section 5.2 above, a certificate of an Authorized Officer of Borrower in form and substance satisfactory to Lender (a) certifying as to whether such Authorized Officer has knowledge of whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with Section 6.24 and (c) stating whether any material change in GAAP, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.1 and, if any such material change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (d) stating that such financial statements

present fairly in all material respects the consolidated financial position and results of operations of Borrower on a consolidated basis in accordance with GAAP, subject to normal year-end adjustments and the absences of footnotes (other than those required to explain financial data).

Section 5.4 <u>Default Notices</u>. Promptly (but, in any event, within the time periods indicated below) after becoming aware of the existence of any Default under this Agreement or any of the Loan Documents or a material default by Borrower under any Operating Agreement or any farmout agreement or after becoming aware of any developments or other information peculiar to Borrower which might reasonably be believed to have a Material Adverse Effect, including, without limitation, the following:

(a) within ten (10) days of obtaining knowledge thereof, any material dispute (including tax liability disputes) that may arise between Borrower and any Governmental Authority;

(b) within ten (10) days of obtaining knowledge thereof, the commencement of any litigation or proceeding involving amounts in dispute in excess of Fifty Thousand Dollars ($50,000) affecting Borrower or any of the Properties;

(c) within ten (10) days of obtaining knowledge thereof, any labor dispute or controversy resulting in or threatening to result in a general strike or work stoppage against Borrower;

(d) within ten (10) days of obtaining knowledge thereof, any proposal by any Governmental Authority to acquire any of the assets or business of Borrower by condemnation or eminent domain;

(e) within ten (10) days of the occurrence thereof, any change in *(i)* Borrower's company name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties; *(ii)* the location of Borrower's chief executive office or principal place of business; *(iii)* Borrower's identity or company structure or in the jurisdiction in which it is formed; *(iv)* Borrower's jurisdiction of organization or its organizational identification number in such jurisdiction of organization; or *(v)* Borrower's federal taxpayer identification number;

(f) within ten (10) days of obtaining knowledge thereof, the loss of, suspension, termination or material adverse change to any of the permits, licenses, operating authorities and other authorizations referred to in <u>Section 4.17</u> and <u>Section 4.18</u>;

(g) within three (3) days of obtaining knowledge thereof, any material loss or damage to any of the Collateral, or Borrower's business or operations;

(h) Borrower's failure to make any payment when due with respect to any Debt or Borrower's failure to comply with any material terms of any other agreement to which Borrower is party;

(i) any proposed sale, transfer, assignment or other disposition of any Properties permitted prior written notice of such disposition, the price thereof and the anticipated date of closing;

(j) the occurrence of any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of Borrower having a fair market value in excess of Fifty Thousand Dollars ($50,000); and

(k) any other development peculiar to Borrower that results in, or could reasonably be expected to result in a Material Adverse Effect;

in each case Borrower shall provide Lender with telephonic facsimile or e mail notice specifying and describing the nature of the Default, development or information, and the anticipated effect. Any notice delivered by telephone or e-mail will be confirmed in writing (or, with respect to e mail notices, physically delivered to Lender) within five (5) days.

Section 5.5 Test Results; Core Analyses; Surveys and Logs. Upon the request of Lender, Borrower shall promptly provide Lender with true and complete copies of all test results, fluid analyses, pressure surveys and core analyses related to the Properties. As soon as such data are available, Borrower shall promptly provide Lender with true and correct copies of all electrical surveys, radioactivity logs, temperature surveys, deviation or directional surveys, caliper logs and all other logs and surveys obtained during the drilling of any Well. In addition, promptly upon the completion of any Well, Borrower will provide Lender with a composite of all electrical-type logs to the extent reasonable and customary.

Section 5.6 Advance Notice of Operations. To the extent practical, Borrower will use commercially reasonable efforts to give Lender twenty-four (24) hours advance notice of and access to all logging, coring, and testing operations.

Section 5.7 Reports Made to Shareholders or a Governmental Authority. Concurrently with the delivery of any such report or application to any Shareholder or applicable Governmental Authority, Borrower shall provide Lender a copy of each material report made and application submitted to such Shareholder or Governmental Authority having jurisdiction over Borrower or the Properties.

Section 5.8 Charter Documents. Borrower shall provide Lender copies of all amendments or modifications to any of its Charter Documents.

Section 5.9 Certificate of Insurer; Insurance Coverage. Concurrently with any delivery of financial statements under Section 5.1 (to the extent not previously provided to Lender), a certificate of insurance coverage from each insurer (or from Borrower's insurance broker) with respect to the insurance required by Section 6.9 in a customary form of the type contemplated by Section 6.9 and otherwise reasonably satisfactory to Lender, and, if requested by Lender or any Lender, all copies of the applicable policies required by Section 6.9.

ARTICLE VI
AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, so long as there are any Obligations owing to Lender under this Agreement (other than indemnity obligations and similar obligations that survive the termination of this Agreement), or Lender has any commitment to make further Advances under this Agreement, and unless Lender has previously consented in writing to Borrower's non-compliance, Borrower will comply with the following covenants:

Section 6.1 Preservation of Existence. Borrower shall preserve and maintain its existence and current form of organization under the laws of the state of Nevada and all related rights, privileges and franchises.

Section 6.2 Affiliate Transactions. Borrower shall not enter into any transaction with any Affiliate without the prior written consent of Lender, in which case, Borrower must give no less than ten (10) days written notice to Lender in advance of such transaction, and, if approved by Lender, Borrower shall conduct such transaction on an arm's length basis and such Affiliate shall enter into a Subordination Agreement in favor of Lender.

Section 6.3 Compliance with Law. Borrower shall:

(a) comply, and use commercially reasonable efforts to cause the Operators to comply, in all material respects with all Governmental Authorities and Governmental Requirements regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes and use commercially reasonable efforts to cause the Operators to properly and timely make all royalty or overriding royalty payments and payments to all other interest owners in the Properties which it operates;

(b) duly observe and conform with all laws, rules and regulations made by any Governmental Authority, and all valid requirements of any Governmental Authority which may acquire jurisdiction, which apply or relate to ownership and operation of any or all of the Properties, including, without limitation, compliance with all obligations under the Environmental and Safety Regulations, except to the extent that any such non-compliance could not reasonably be expected to have a Material Adverse Effect;

(c) operate or cause any Property to be operated (whether or not such Property constitutes a "facility" as defined by CERCLA) so that no cleanup or other obligation is required under CERCLA or other applicable Governmental Requirement (including, without limitation, Hazardous Substance Laws), designed to protect the environment or relating to the disposition, generation or transportation of hazardous waste, which would constitute a Lien or charge on any property of Borrower prior in right to that of Lender or Lender. If any claim of prior Lien or charge is made or any similar obligation arises, Borrower will, at its own expense, (a) immediately cure or cause a third party to immediately cure the same except for claims, Liens or charges being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, and (b) INDEMNIFY AND HOLD HARMLESS LENDER, AND ITS RELATED PARTIES FROM ANY RELATED LIABILITY,

RESPONSIBILITY OR OBLIGATION IN CONNECTION WITH ANY CLEANUP OR OTHER LIABILITY AS SUCCESSOR, SECURED PARTY OR OTHERWISE (REGARDLESS OF WHETHER OR NOT Lender OR ANY LENDER MAY BE DEEMED TO BE AN "OWNER OR OPERATOR" UNDER CERCLA) FOR ANY REASON INCLUDING, WITHOUT LIMITATION, THE ENFORCEMENT OF LENDER'S RIGHTS AS A SECURED PARTY UNDER THE LOAN DOCUMENTS OR BY OPERATION OF LAW;

(d) comply and use all commercially reasonable efforts to cause any Operators, agents and invitees to comply, in all material respects, with all Environmental and Safety Regulations with respect to Hazardous Materials, and keep all of the Properties free and clear of any Liens imposed by those regulations except for claims, Liens or charges being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP. If Borrower receive any notice from any Person with regard to the Release of Hazardous Materials on or from any of the Properties, Borrower shall promptly (and, in any event, prior to the expiration of any period in which to respond to such notice under any applicable Environmental and Safety Regulation) send a copy of the notice to Lender;

(e) use all commercially reasonable efforts to cause any Operator to do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (excepting ordinary wear and tear) all of its Properties including, without limitation, all Equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing in paying quantities; and

(f) promptly (*i*) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses, severance taxes and other taxes and indebtedness accruing under the Leases or other agreements affecting or pertaining to its Properties, (*ii*) perform or make reasonable and customary efforts to cause to be performed in all material respects, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, Leases, sub-leases, contracts and agreements affecting its interests in its Properties and (*iii*) use commercially reasonable efforts to cause the Operators to do all other things necessary to keep unimpaired, except for Liens described in Section 7.5 below, all rights with respect to the Properties and prevent any forfeiture thereof or a material default thereunder, except to the extent a portion of such Properties are no longer capable of producing in paying quantities.

Section 6.4 Environmental Matters.

(a) Borrower shall, at its expense: (*i*) comply, and shall cause its Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (*ii*) not dispose of or otherwise release, any Crude Oil, Crude Oil and Natural Gas waste, Hazardous Material,

or solid waste on, under, about or from any of Borrower's Properties or any other property to the extent caused by Borrower's operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; *(iii)* timely obtain or file all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of Borrower's Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; *(iv)* promptly commence and diligently prosecute to completion any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any Crude Oil, Crude Oil and Natural Gas waste, hazardous substance or solid waste on, under, about or from any of Borrower's Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and *(v)* establish and implement such procedures as may be necessary to continuously determine and assure that Borrower's obligations under this clause (a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) Borrower will promptly, but in no event later ten (10) days of the occurrence of a triggering event, notify Lender in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against Borrower or the Properties of which Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if Borrower reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of Fifty Thousand Dollars ($50,000), not fully covered by insurance, subject to normal deductibles.

(c) Borrower will provide environmental audits and tests in accordance with American Society of Testing Materials standards upon request by Lender and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by Lender or Lender by any Governmental Authority), in connection with any future acquisitions of any other Properties.

Section 6.5 Records. Borrower shall keep adequate records and books of account with respect to its business activities and the Properties in which proper entries are made in accordance with GAAP, reflecting all financial transactions of Borrower. Borrower shall keep separate books and records than its Affiliates and shall conduct its business separately from the business of its Affiliates.

Section 6.6 Litigation. Borrower shall give Lender prompt written notice of any suit at law or in equity or any investigation or proceeding before or by any Governmental Authority arising after the date hereof and known to Borrower that could:

(a) limit, prohibit or restrict in any material respect the manner in which Borrower presently conduct business; or

(b) declare any substance contained in any product used, sold or distributed by Borrower to be a Hazardous Material in violation of Hazardous Substance Laws.

Section 6.7 Damage to Collateral. Upon obtaining knowledge thereof, Borrower shall give Lender prompt written notice of:

(a) damage to any of the Collateral causing a loss in excess of Fifty Thousand Dollars ($50,000); and

(b) the occurrence of any condition or event which has caused or may reasonably be expected to cause loss or depreciation in excess of Fifty Thousand Dollars ($50,000) with respect to any of the Collateral excluding changes in market conditions such as market fluctuation for the price paid for Hydrocarbons.

Section 6.8 Solvency. Borrower shall conduct all operations in a manner as is necessary to remain Solvent.

Section 6.9 Insurance. Borrower shall:

(a) continuously keep all Personal Property together with all improvements on real property insured for replacement value of like kind and quality with insurance companies licensed or approved to do business in the jurisdictions in which the Properties are located with a Best's Rating of A or better, or as otherwise reasonably satisfactory to Lender, against loss or damage by fire or other risk usually insured against by other prudent owners in similar businesses similarly situated under extended coverage endorsement and against theft, burglary, and pilferage together with other insurance covering any other hazards as Lender may from time to time reasonably request;

(b) deliver certificates of insurance and copies of insurance policies as required under Section 5.9 above. All such insurance shall contain endorsements in form satisfactory to Lender showing Lender as a loss payee and additional insured as its interest may appear. Subject to Section 2.11 above, all casualty and property damage insurance proceeds received by Lender will be retained (or, if Borrower receives any such insurance proceeds, it shall promptly deposit such insurance proceeds into the Project Account to be retained) by Lender at its option, for application to the payment of such portion of the Obligations as Lender may determine in its reasonable discretion or shall be applied to repair, restore or replace any such insurable loss or damage, provided that the proceeds of the insurance shall be deposited in the Borrower Sub-Account and, so long as no Event of Default shall have occurred and be continuing, at the request of Borrower, such proceeds shall be disbursed to Borrower upon such terms and conditions as Lender may deem appropriate for its protection to pay the cost of repairing, replacing or restoring Collateral or purchasing replacement Collateral;

(c) promptly, upon becoming aware thereof, notify Lender of the occurrence or existence of an event justifying a material claim under any insurance and the estimated

amount thereof. In furtherance, but not in limitation of the requirements of the preceding sentence, Borrower shall continuously keep and maintain in full force and effect during the term of this Agreement, at Borrower's sole cost and expense, original insurance policies for which the payment of premiums are current containing waivers of subrogation by the respective insurers and non contributory standard mortgagee clauses or their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Lender providing the types of insurance covering each of the Properties and the interest and liabilities incident to the ownership, possession and operation thereof as specified on Schedule 6.9(c), in each case to the extent such insurance is available on commercially reasonable terms;

(d) deliver to Lender all certificates of insurance (and if requested by Lender, copies of all insurance policies and endorsements) which are required to be obtained and maintained by Borrower. Such certificates shall show that *(i)* such insurance is in full force and effect in accordance with the provisions of this Agreement, *(ii)* such insurance is non cancelable without at least fifteen (15) days prior written notice to Lender sent by United States registered or certified mail, return receipt requested, and *(iii)* written notice shall be sent to Lender in the same manner at least fifteen (15) days prior to any non renewal of such policies;

(e) to the extent available on commercially reasonable terms, obtain at least fifteen (15) days prior to the expiration date of each policy maintained pursuant to this Section 6.9(e) hereof, a renewal or replacement thereof and deliver to Lender a certificate of such renewal or replacement policy; and

(f) notwithstanding the foregoing, Borrower shall at all times employ industry standard practices for insurance coverages to include, but not limited to, drilling, workovers, flowline repairs, rig work and facilities work. Borrower will exercise commercially reasonable efforts to ensure that third-party operators also carry such insurance coverages. To the extent Borrower's existing coverage is not in compliance or falls below those standard for the industry as determined by Lender, Borrower shall promptly act to increase, if necessary, insurance coverages and coverage amounts to come into compliance with industry standards, in each case to the extent such insurance is available on commercially reasonable terms.

Section 6.10 Delivery of Instruments. Borrower shall deliver to Lender upon its request copies of all contracts, statements, invoices, notices, receipts and vouchers under which Borrower has incurred or are to incur costs in excess of Twenty-Five Thousand Dollars ($25,000), and deliver to Lender all other data or documents in connection with Borrower's operations as Lender may from time to time reasonably request.

Section 6.11 Creditors. Borrower shall promptly, upon Lender's request, provide Lender with a statement showing the identity of Borrower's creditors, the amount due to each, and the date each payment is due. Borrower shall notify Lender immediately if Borrower fails to make any payment (other than a contested payment) in accordance with required terms to lessors, suppliers, vendors, owners of Royalty Interests, third party Working Interest owners, Taxing Authorities or others relating to the Properties, including, without limitation, owners or

holders of net profits interests, production payments, or any other Liens or burdens on or relating to the Properties, where non payment would create any Lien rights against any item of Collateral or otherwise interfere with or jeopardize performance by Borrower under this Agreement. Upon Lender's receipt of a notice of non-payment from Borrower, Lender may, but need not, make any payments or agree to pay any persons as are required, in the reasonable opinion of Lender, to enable such Borrower to complete performance under this Agreement or to protect the interests of Lender in production from or allocable to Borrower's Net Revenue Interest in the Properties or other Collateral, and those payments will be immediately reimbursed to Lender, for the ratable benefit of Lender, by Borrower on demand. Borrower's obligation to reimburse any such payments will be secured by the security interests and the Liens granted under the Security Documents.

Section 6.12 Inspection. Borrower shall, so long as any Obligation remains owing to Lender or any Lender or any Collateral remains located at any of the Properties or other facilities owned or leased by Borrower, accord Lender or its agents full and unrestricted access (at Lender's risk) upon the giving of reasonable notice under the circumstances (subject to reasonable safety restrictions and in accordance with prudent operator standards and subject to Lender's and Lender obligations under Section 12.5 below to maintain the confidentiality of information obtained thereby) during normal business hours to the Properties and such other facilities to permit Lender or its agents to, among other things, witness drilling, workovers and other field activities and inspect production. Borrower shall give Lender or its agents due notice of drilling, workovers and other field activities to permit Lender or its agents to exercise its rights under this Section 6.12. The access granted to Lender and its agents under this Section 6.12 will not unreasonably disrupt the business of Borrower or the operation of the Properties.

Section 6.13 Compliance Opinions and Reports. Borrower shall, upon Lender's reasonable request (and not more than once each calendar year unless an Event of Default exists, in which case Lender may request such opinions and/or reports as it may reasonably determine), obtain opinions and/or reports, as designated by Lender, from counsel or other consultants reasonably satisfactory to Lender that Borrower has all permits, licenses and other approvals required by all applicable Governmental Authorities, and the current and planned operation of the Properties is in compliance with all Governmental Requirements.

Section 6.14 Operators. To the extent Borrower has the legal right to do so (or to cause or require any other Person to do so) Borrower shall, in the event of a material breach by any Operator under the respective Operating Agreement that is not timely cured in accordance with the terms of that Operating Agreement or upon the occurrence of an Event of Default under this Agreement:

(a) immediately upon the request of Lender, *(i)* with regard to Properties where Borrower or its Affiliate is not the Operator, vote to remove the Operator or to commence any proceedings necessary under the applicable Operating Agreement to remove the Operator or assign to Lender its right to vote to remove the Operator with respect to the Properties or *(ii)* with regard to Properties where Borrower or its Affiliate is the Operator, terminate the Operating Agreement;

(b) seek indemnification or damages from the Operator and its successors or assigns for any loss or liability incurred by Borrower,

(c) pay the owners of Royalty Interests directly,

(d) deliver or use all commercially reasonable efforts to cause the Operator to deliver to any successor Operator all books, agreements, contracts, papers, records (including but not limited to royalty payment records, computerized tapes and other royalty payment information), division orders, farm in and farmout agreements, and all other records, contracts, agreements, papers or documents, written, printed or computerized, which may be pertinent in any way to the operations to be conducted by the successor Operator or which may have been conducted by the former Operator,

(e) cooperate, and use all commercially reasonable efforts to cause the Operator to fully cooperate with the successor Operator to ensure that the Leases are not terminated or the value of the Properties diminished by virtue of the resignation or removal, and

(f) take all other actions and use all commercially reasonable efforts to cause the Operator to take all other actions necessary to ensure an orderly transition of all operations to the successor Operator. Borrower shall promptly reimburse Lender, for the ratable benefit of Lender, for any payments made by Lender pursuant to this Section 6.14. The rights and remedies of Lender under this Section 6.14 are in addition to any other rights or remedies available under Article XI or elsewhere in this Agreement.

Section 6.15 Purchasers of Hydrocarbons. Borrower shall:

(a) in the event that any Purchaser of Hydrocarbons is, in Lender's reasonable judgment, not creditworthy, upon the request of Lender, (*i*) cause the Purchaser to provide one or more letters of credit, in form and substance and from a bank satisfactory to Lender in connection with its purchase of Hydrocarbons from the Properties, (*ii*) sell Hydrocarbons only to Purchasers who are creditworthy in Lender's reasonable judgment or who prepay, or (*iii*) exercise its right to take the Hydrocarbons in kind and sell to Purchasers of Hydrocarbons who are creditworthy in Lender's reasonable judgment; to the extent Borrower is legally entitled to take such action;

(b) after the date of this Agreement, give Lender thirty (30) days prior written notice if a Person listed on Exhibit D will become a Purchaser of Hydrocarbons. The notice will contain the Person's name and address (including contact person) and specify the Property or Properties to which the purchases relate.

Section 6.16 Access to Officers, Employees and Agents. Borrower shall allow Lender reasonable access to appropriate officers, employees and agents of Borrower to discuss the affairs, finances and accounts of Borrower at all reasonable times and as often as Lender or any of Lender may reasonably request.

Section 6.17 Use of Proceeds; Development of Properties. Borrower shall use all amounts Advanced under the Loan solely for the purposes described in this Agreement.

Section 6.18 Bonds. Borrower shall maintain in full force and effect all qualifications, bonds, permits and approvals required by any Governmental Authority necessary to own and operate the Properties, and deliver to Lender certificates evidencing any bonds and copies of any bonds in place (including renewals) as well as all bonds required by any applicable Governmental Authority. Schedule 6.18 identifies (a) each of the bonds, permits and qualifications maintained by Borrower or Operator in connection with the ownership and operation of the Properties and compliance with Governmental Requirements and (b) all payment obligations of Borrower to applicable bonding agent(s).

Section 6.19 Minimum Payments. Borrower shall pay to Lender interest at the rate specified in this Agreement on all Obligations (including Obligations which are for fees or to reimburse Related Costs or indemnify Lender or Lender) on each Payment Date.

Section 6.20 Post-Closing Title Opinions.

(a) Within thirty (30) days after Closing, Borrower will deliver to Lender updated drill site title opinions and title information covering the Properties in accordance with Section 6.20(b) below.

(b) The opinions to be delivered under this Section 6.20 will show Defensible Title in the Properties vested in Borrower subject only to (*i*) the Permitted Encumbrances and (*ii*) the Mortgages in favor of Lender as first and prior mortgage Liens subject only to the Permitted Encumbrances and will otherwise be satisfactory to Lender and its counsel.

Section 6.21 Continuing Enterprise. Borrower shall continue to conduct operations on such a scale and in such a manner as is necessary to (a) perform the obligations under this Agreement, the other Loan Documents and the Basic Documents, and (b) preserve all rights to the Properties and all rights under the Basic Documents unless a prudent operator would not do so.

Section 6.22 Venue for Debtor Relief Proceedings. In the event Borrower voluntarily commences any proceeding under any Debtor Relief Law, such Borrower shall initiate and maintain the proceeding in a court within the Southern District of Texas.

Section 6.23 Access to Seismic and Geophysical Data. To the maximum extent allowed under applicable seismic licenses, Borrower shall provide Lender and its engineering consultants with access to all engineering, seismic, geological and geophysical data, studies and evaluations which Borrower or any of its Affiliates possess or to which any of them has access to the extent available to Borrower at no cost. Lender will, upon reasonable notice to Borrower, have access to these records during Borrower's regular business hours; provided, however, to the extent the information to be made available to Lender under this Section 6.23 is subject to a confidentiality agreement, Borrower may require Lender to execute and deliver to it a mutually acceptable confidentiality agreement prior to being allowed access to the confidential information.

Section 6.24 Working Capital. After payment of the items set forth on Schedule 2.2(a), which shall be paid within ten (10) days of Closing, Borrower shall maintain positive Working Capital at all times during the term of this Agreement.

Section 6.25 Liens on Collateral. Borrower will at all times cause all Collateral (whether real, personal or mixed, tangible or intangible) of Borrower to be subject to a first-priority perfected Lien, subject only to Permitted Encumbrances, in favor of or for the benefit of Lender on behalf of Lender pursuant to the Security Documents.

Section 6.26 Payment of Taxes, Etc. Borrower shall pay all costs to be paid on taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to any of the Collateral except for taxes, assessments, charges or encumbrances being contested in good faith by appropriate action and for which adequate reserves are maintained in accordance with GAAP.

Section 6.27 Equipment.

(a) Preservation of Equipment. All Equipment currently owned or hereafter acquired by or on behalf of Borrower will be kept at the applicable Property or other places of business of Borrower in the State of Louisiana except as permitted by this Agreement or the applicable Mortgage or except with the prior written consent of Lender, provided, however, Borrower or the Operator may dispose of Equipment in accordance with the terms of any applicable Operating Agreement and may dispose of obsolete, broken or worn Equipment without Lender's consent but upon prompt notification to Lender. Borrower shall use reasonable commercial efforts to cause the Operator at all times to (*i*) keep correct and accurate records itemizing and describing the location, kind, type, age, condition and cost of and accumulated depreciation on all Equipment relating to the subject Operating Agreement and (*ii*) make those records available during the Operator's usual business hours upon prior written notice to any of the officers, employees or agents of Borrower and Lender.

(b) Sale or Disposal of Equipment. Where Borrower is permitted to dispose of any Equipment, it shall do so or shall cause the Operator to do so, at arm's-length, in good faith and by obtaining the maximum amount of recovery practicable and without impairing the operating integrity of the remaining Equipment.

Section 6.28 Bank of Montreal Deposit Account. On or before May 23, 2008, Borrower shall deliver to Lender a Deposit Account Control Agreement fully executed by the Bank of Montreal and Borrower covering all of Borrower's deposit accounts with the Bank of Montreal as set forth on Schedule 4.41, or, Borrower will close all accounts with Bank of Montreal and transfer funds into a deposit account over which Lender has a Deposit Account Control Agreement.

Section 6.29 Interests and Assignments Earned by Southern Star Operating, Inc.. Borrower shall cause its Subsidiary, Southern Star Operating, Inc., to immediately assign and convey to Borrower any and all right, title and interest earned by Southern Star Operating, Inc., pursuant to that certain Farmout Agreement between Vernon E. Faulconer, Inc. and Tyner Texas Resources, L.P., the predecessor in interest to Southern Star Operating, Inc., dated September 1, 2006. Further, Borrower shall promptly record such assignments from Southern Star Operating, Inc. with the appropriate Governmental Authority and provide evidence of such filing to the Lender.

ARTICLE VII
NEGATIVE COVENANTS

So long as there are any Obligations owing to Lender or any Lender under this Agreement (other than indemnity obligations and similar obligations that survive the termination of this Agreement), and unless Lender has previously consented in writing to Borrower's non-compliance, Borrower shall not:

Section 7.1 Debt. Create, incur, assume or suffer to exist any Debt, except:

(a) the Obligations to Lender;

(b) obligations secured by Permitted Encumbrances;

(c) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of property or services, from time to time incurred in the ordinary course of business which are (*i*) not delinquent or otherwise greater than sixty (60) days past due and do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate or (*ii*) being contested in good faith by appropriate action and for which adequate reserves are being maintained in accordance with GAAP;

(d) letters of credit, premium insurance financing, surety or other bonds incurred in the ordinary course of business approved in writing by Lender; and

(e) endorsements of negotiable instruments for collection in the ordinary course of business.

Section 7.2 Accounts. Sell, discount or factor its accounts, instruments, intangibles, Leases or chattel paper, except for accounts that are settled for less than the amount thereof, discounted or extended in each case in the ordinary course of business so long as no Default or Event of Default has occurred and is continuing.

Section 7.3 Guaranties. Other than Debt permitted by Section 7.1 and indemnity, cleanup and other obligations of a customary nature assumed or incurred (excluding Debt for Borrowed money) in favor of any seller of the Leases or related property, assume, guaranty or endorse or otherwise become directly or contingently liable for any liability of any other Person except for the indemnification obligations contained in this Agreement and the Security Documents. The preceding sentence will not prohibit the endorsement of negotiable instruments for deposit or collection or the incurrence of obligations under the Operating Agreements and similar transactions in the ordinary course of business. For purposes of this Section 7.3, the term "guaranty" includes any agreement, whether contingent or otherwise, to purchase, repurchase or otherwise acquire any obligation or liability of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any case primarily for the purpose of enabling another Person to make payment of any debt or liability, or to make any payment (whether as a capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with a debt or liability of another Person, or to supply funds to or in any manner invest in another Person in connection with that Person's debts or liabilities.

Section 7.4 Ownership and Business Operations.

(a) without the prior written consent of Lender, suffer any Change of Control or merge into or consolidate with any other Person;

(b) acquire or agree to acquire all or any material portion of the Equity Interests or assets of any other Person;

(c) sell, transfer, assign, or grant any Person an option to acquire, any of its assets (as that term is defined in accordance with GAAP) having a fair market value, individually or in the aggregate, greater than One Hundred Thousand Dollars ($100,000), in any six (6) month period, or take any similar action except for the sale of production or inventory or of worn-out or obsolete equipment or assets in the ordinary course of Borrower's business;

(d) cancel any claim or Debt during the term of the Loan, except for consideration and in the ordinary course of its business;

(e) prepay any Debt other than the Obligations owing to Lender hereunder;

(f) cause or suffer to exist a default by Borrower under any of the Basic Documents if such default could reasonably be expected to have a Material Adverse Effect;

(g) make any loan or advance or extend any credit during the term of the Loan (except in the ordinary course of business) to any Person, whether or not an Affiliate of Borrower;

(h) transfer executive offices, change its company name or reorganize as an entity other than their current respective form of organization in a jurisdiction other than the jurisdiction under which Borrower is organized on the date of this Agreement except upon at least thirty (30) days prior written notice to Lender;

(i) change its fiscal year;

(j) to the extent within Borrower's capabilities to do so using commercially reasonable efforts, allow *(i)* the abandonment of any Well capable of commercial production, or the release or abandonment of all or any part of Borrower's Working Interest or Net Revenue Interest in any of the Properties capable of commercial production, or release or abandon all or any portion of the Properties except in accordance with prudent operator standards; *(ii)* Borrower's Net Revenue Interest in the Properties to be developed, maintained or operated in a manner less favorable than prudent operator standards taken as a whole; and *(iii)* without the prior written consent of Lender, such consent not to be unreasonably withheld or delayed, make any material alterations in the Basic Documents except as made by an Operator on behalf of Borrower pursuant to the terms of an Operating Agreement;

(k) except in the ordinary course of business or as otherwise permitted under this Agreement, without the prior written consent of Lender (such consent not to be unreasonably withheld or delayed), enter into any new agreement or contract with any Person relating to or affecting any of the Properties that could reasonably be expected to be material in the context of any particular Lease;

(l) enter into any farmout agreements with any Person relating to the Properties without the written consent of Lender, which consent shall not be unreasonably withheld; or

(m) to the extent of their rights to do so and subject to Section 6.14, permit, or fail or refuse to prohibit, a change in Operator with respect to any of the Properties.

Section 7.5 Liens and Encumbrances. Except as set forth on Schedule 7.5:

(a) suffer to exist any Lien or consent to the filing of any financing statement on any of its property (including Borrower's Working Interest or Net Revenue Interest in the Properties) other than:

(i) the Liens created by and granted to or for the benefit of Lender under this Agreement and the Security Documents;

(ii) the Permitted Encumbrances; and

(iii) Liens being contested in good faith by appropriate action and for which adequate reserves are being maintained in accordance with GAAP.

(b) dedicate, sell, encumber or dispose of, or suffer to exist any agreement for the sale, disposition or encumbrance of, Borrower's Working Interest and/or Net Revenue Interest in the Properties or of any Hydrocarbon production attributable to Borrower's Working Interest or Net Revenue Interest in the Properties except in the ordinary course of business;

(c) reserve any recorded or unrecorded executory rights in Borrower's Working Interest or Net Revenue Interest in the Properties except with the prior written consent of Lender.

Section 7.6 Investments. Make or suffer to exist, any Investment except Investments in certificates of deposit or other obligations issued by an Acceptable Bank or obligations of the United States government or any agency thereof.

Section 7.7 Subsidiaries and Divestitures. Create any direct or indirect Subsidiary or divest any material assets by (*i*) transferring them to any future Subsidiary or (*ii*) by entering into a partnership, joint venture, or similar arrangement. Borrower shall not make any material change in capital structure or enter into any management contract permitting a third party to exercise management rights with respect to Borrower's business, other than pursuant to the Operating Agreements, without the written consent of Lender.

Section 7.8 Compliance with Laws. Borrower shall not (a) violate any Environmental and Safety Regulation in any manner which could reasonably be expected to have Material Adverse Effect; or (b) use or permit the use of any of the Properties to generate, treat, store, handle, transport or dispose of Hazardous Materials except in compliance in all material respects with all applicable Environmental and Safety Regulations, and which the failure to so comply could reasonably be expected to have a Material Adverse Effect. Upon the occurrence of any Release of Hazardous Materials, Borrower shall promptly commence and perform, or cause to be promptly commenced and performed, without cost to Lender, all investigations, studies, sampling and testing, and all remedial, removal and other actions reasonably necessary to clean up and remove all Hazardous Materials to comply with the requirements of all applicable Environmental and Safety Regulations.

Section 7.9 Dividends and Distributions.

(a) declare or pay any cash dividends or distributions;

(b) declare or make any non-cash distribution;

(c) purchase or redeem any of its Equity Interests or other securities;

(d) issue additional Equity Interests of any class to any Person; or

(e) take any other action that has substantially the same effect as any of the actions prohibited under items (a)–(d) above.

Section 7.10 Hedging Hydrocarbon Production. Borrower shall not enter Hedging Agreement without the prior written consent of Lender.

Section 7.11 Modifications. Borrower shall not alter, amend or cause the alteration or amendment of any of the Loan Documents, any Operating Agreement, or any material Basic Document without the prior written consent of Lender.

Section 7.12 Other.

(a) fail to observe all of the provisions of Article V and VI of this Agreement after the Closing, to the extent not already subsumed in this Article VII;

(b) enter into a unit operating agreement relating to the Properties outside the ordinary course of business without the written consent of Lender such consent not to be unreasonably withheld or delayed;

(c) except as authorized in this Agreement or pursuant to any Operating Agreement now existing or hereafter approved in writing by Lender (such approval not to be unreasonably withheld or delayed) for which Borrower has no election make expenditures on capital projects in excess of Two Hundred Fifty Thousand Dollars ($250,000) that have not been approved in writing by Lender; or

(d) adopt any Employee Plan without written approval of Lender.

Section 7.13 Use of Funds. Permit any Advance to be used for any purpose other than those permitted by Section 2.2. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by Lender, Borrower will furnish to Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 7.14 Limitation on Leases. Create, incur, assume or suffer to exist any obligation for the payment of rent or hire of property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by Borrower pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed Fifty Thousand Dollars ($50,000) in any period of twelve consecutive calendar months during the life of such leases.

Section 7.15 Nature of Business. Allow any material change to be made in the character of Borrower's business as an independent Hydrocarbon exploration and production company. Borrower will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any oil and gas properties not located within the geographical boundaries of the United States.

Section 7.16 Deposit Accounts. Except for those identified on Schedule 4.41, maintain any additional deposit accounts (as defined in the UCC) without the prior written approval of Lender.

Section 7.17 No Severance Agreements. Without the prior written approval of Lender, enter into or become bound by or cause or allow any of the Collateral to become subject to any agreement under which Borrower could become obligated to pay any amounts or make the accommodations to any Person, in connection with that Person's resignation, termination or any similar occurrence.

ARTICLE VIII
FURTHER RIGHTS OF LENDER

Section 8.1 Delivery of Additional Documents. Until the Obligations are repaid in full, (other than indemnity obligations and similar obligations that survive the termination of this Agreement), Borrower, at its expense, shall do all things and shall deliver all instruments requested by Lender to create, perfect, protect or continue any security interest, mortgage or Lien granted or created under this Agreement or any of the Security Documents. Lender or any of Lender may examine, inspect and copy or make extracts from all books and records of Borrower at any time during regular business hours upon prior written notice to Borrower. Borrower authorizes Lender to execute alone any other instruments that Lender may require to establish, perfect, protect or establish any Lien or security interest under this Agreement or any of the Security Documents and further authorize Lender to sign Borrower's name on any of those

instruments. In accordance with Section 12.12, Borrower authorizes, during the continuance of an Event of Default, Lender to appoint any Person or Persons as Lender may designate as its agent and attorney in fact to endorse, for deposit into the Project Account, the name of Borrower on any checks, notes, drafts or other forms of payment or security that may come into the possession of Lender, any Lender or any of their respective Affiliates, to sign Borrower's name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement and the Security Documents. The powers granted in this Section 8.1 are coupled with an interest and are, therefore, irrevocable. Neither Lender, any Lender, any of their respective Affiliates nor any agent or attorney in fact of any of them will be liable to any Person for any act or omission, error in judgment or mistake of law that is not intentional, willful or grossly negligent. Upon payment and performance of all Obligations of Borrower to Lender, this power of attorney will become null and void.

Section 8.2 Payments by Lender. If Borrower fails to purchase or maintain insurance in accordance with this Agreement, or to pay any tax, assessment, government charge or levy in accordance with this Agreement, or in the event that any prohibited Lien, encumbrance or security interest is not discharged in accordance with this Agreement, or in the event that Borrower materially fails to perform or comply with any other covenant, promise or Obligation under any Loan Document and such failure gives rise to a Default that is continuing, Lender may, but will not be required to, perform, pay, satisfy, discharge or bond the same for the account of Borrower, and all amounts paid by Lender, including reasonable attorneys' fees and disbursements, will be deemed to be additional Obligations owing by Borrower to Lender under this Agreement; provided, however, that Lender will not make any payments on behalf of Borrower without providing Borrower prior written notice of at least three (3) Business Days.

Section 8.3 Possession. Upon the occurrence and during the continuation of an Event of Default, Lender may (*i*) enter Borrower's premises at any time, and (*ii*) until it completes the enforcement of their rights in the Equipment or other Collateral subject to their Liens under the Security Documents and the sale or other disposition of any property subject to those documents, take possession of those premises without charge, rent or payment, or place custodians in control of any of the premises, remain on and use the premises and any of Borrower's Equipment and other Collateral for the purpose of completing any work in progress, preparing any Collateral for disposition or collecting any Collateral.

Section 8.4 Indemnification.

(a) BORROWER WILL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY LENDER AND ITS RELATED PARTIES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") AND HOLD EACH OF THEM HARMLESS FROM AND AGAINST ANY AND ALL INJURIES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL), CHARGES AND ENCUMBRANCES WHICH MAY BE INCURRED BY OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES IN CONNECTION WITH OR ARISING OUT OF ANY ASSERTION, DECLARATION OR DEFENSE OF LENDER'S RIGHTS OR SECURITY INTERESTS UNDER THE

PROVISIONS OF THIS AGREEMENT, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH:

(i) THE ACQUISITION OR OPERATION OF THE COLLATERAL;

(ii) THE REALIZATION, REPOSSESSION, SAFEGUARDING, INSURING OR OTHER PROTECTION OF THE COLLATERAL WHILE AN EVENT OF DEFAULT IS CONTINUING;

(iii) THE COLLECTING, PERFECTING OR PROTECTING OF LENDER'S LIENS AND SECURITY INTERESTS UNDER THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS; AND

(iv) ANY INVESTIGATION, LITIGATION, OR PROCEEDING RELATED TO ANY PRESENT OR FUTURE ACQUISITION OR PROPOSED ACQUISITION BY BORROWER. BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS IT MIGHT HAVE IN CONNECTION WITH ANY SUIT OR ACTION AGAINST LENDER TO CLAIM SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO IT, ITS BUSINESSES OR PROSPECTS. BORROWER HAS CONSULTED WITH ITS COUNSEL WITH RESPECT TO THE PROVISIONS OF THIS SECTION 8.4(a)(iv) AND UNDERSTANDS THAT IT IS TO BE INTERPRETED BROADLY AGAINST BORROWER;

PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. FOR THE AVOIDANCE OF ALL DOUBT, TO THE EXTENT THE PHRASE "RELATED EXPENSES," WHEN USED IN THIS SECTION 8.4, REFERS TO EXPENSES THAT CONSTITUTE RELATED COSTS, SUCH EXPENSES WILL BE DEEMED TO BE LIMITED TO SUCH EXPENSES OF LENDER (BUT NOT LENDER) IN ACCORDANCE WITH THE DEFINITION OF "RELATED COSTS" IN SECTION 1.1 ABOVE.

(b) BORROWER SHALL INDEMNIFY LENDER AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (*i*) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR

THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, *(ii)* THE FAILURE OF BORROWER OR ANY OTHER PERSON TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, *(iii)* ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, *(iv)* ANY LOAN OR ADVANCE OR THE USE OF THE PROCEEDS THEREFROM, *(v)* THE OPERATIONS OF THE BUSINESS OF BORROWER AND ITS AFFILIATES BY BORROWER AND ITS AFFILIATES, *(vi)* ANY ASSERTION THAT LENDER WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS (AFTER GIVING EFFECT TO THE PERMITTED ENCUMBRANCES), *(vii)* ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, *(viii)* THE BREACH OR NON-COMPLIANCE BY BORROWER OR ANY AFFILIATE WITH ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE, *(ix)* THE PAST OWNERSHIP BY BORROWER OR ANY AFFILIATE OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, *(x)* THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY BORROWER OR ANY AFFILIATE OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY BORROWER OR ANY OF ITS AFFILIATES, *(xi)* ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO BORROWER OR ANY OF ITS AFFILIATES, *(xii)* ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR *(xiii)* ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN

AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. AS USED IN THIS SECTION THE TERM "LENDER" SHALL REFER NOT ONLY TO THE PERSONS DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSONS.

(c) All amounts due under this Section 8.4 shall be payable not later than ten (10) days after written demand therefor.

Section 8.5 Removal and Appointment of Operator. Lender will, in its reasonable discretion, have the right to approve or disapprove any action taken by Borrower to appoint, remove or replace the Operator of any of the Properties.

ARTICLE IX
CLOSING; CONDITIONS PRECEDENT TO CLOSING

Section 9.1 Closing. Subject to the conditions stated in this Agreement, Closing of the Loan will occur at a mutually agreeable time on or before May 16, 2008. The dates on which the Loan Documents are executed and each of the conditions in Section 9.2 are satisfied will be known as the "Closing Date." Closing will occur at the offices of Greenberg Traurig, LLP, 1000 Louisiana Street, 18th Floor, Houston, Texas 77002, at 10:00 a.m. on the Closing Date, or at any other place and time as Borrower and Lender may agree in writing or electronic mail.

Section 9.2 Conditions to Making the Initial Advance. As conditions to the making of the initial Advance under the Loan:

(a) Borrower will execute and deliver to Lender or its designee each of the Loan Documents to which Borrower and any Affiliate of Borrower are a party, each in form and substance satisfactory to Lender;

(b) Borrower shall have executed and delivered the Warrant to Lender;

(c) Borrower will have obtained all permits, licenses and bonds required to own and operate the Properties under any applicable Governmental Requirements, and such permits, licenses and bonds are set forth in Schedule 6.18 attached hereto;

(d) Lender is satisfied, in its sole and absolute discretion, with all business, financial, legal, title, engineering and environmental due diligence with respect to Borrower and the Properties;

(e) Borrower will confirm, to the satisfaction of Lender, the location premium and transport costs for Hydrocarbons produced by the Wells within the Properties;

(f) Borrower will deliver to Lender its pro forma financial statement and balance sheet prepared in accordance with GAAP, except for the omission of the notes required by GAAP, and subject to the assumptions stated and normal "year end adjustments" and certified as of the Closing Date by Borrower's Authorized Officer as accurately showing the financial position of Borrower after giving effect to this Agreement (including the payment of all fees and expenses to be paid or payable in connection with this Agreement and the initial Advance to be requested by Borrower under the Loan, if such an Advance is to be requested at Closing); in addition, Borrower will have no contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or unanticipated losses from any unfavorable commitments that are not disclosed in the financial statements;

(g) An environmental consultant satisfactory to Lender will inspect the Properties and deliver to Lender an environmental site assessment satisfactory in form and substance to Lender;

(h) Borrower will deliver to Lender (*i*) drill site title opinions for the five Wells currently being developed by the Borrower on the Properties for which Advances, as set forth on Schedule 2.2(a), will be used or other evidence of title satisfactory to Lender relating to an agreed upon percentage of the Properties (current to the interests owned by Borrower and the security interests and Liens being granted under the Mortgage or otherwise satisfactory in form and substance to Lender) showing Defensible Title to the Properties vested in Borrower subject only to the Permitted Encumbrances and otherwise satisfactory in form and substance to Lender; (*ii*) a map indicating the location of each Lease comprising the Properties and identifying each well; and (*iii*) a list of all Leases comprising the Properties together with the expiration dates of each Lease and a summary of any affirmative drilling obligations or other mandatory capital expenditures required to maintain each Lease in force and effect;

(i) any necessary Governmental Authority will have approved in writing the transfer of the Properties to Borrower, and that written approval will be satisfactory in form and substance to Lender in its sole and absolute discretion;

(j) Borrower will deliver to Lender the Basic Documents and all other documents and instruments as Lender may reasonably request, all of which will be satisfactory, in form and substance, to Lender;

(k) Borrower will deliver to Lender satisfactory legal opinions, including usury opinions, in form and substance satisfactory to Lender in its sole and absolute discretion;

(l) Borrower will deliver to Lender or cause to be delivered to Lender:

(i) a copy of resolutions, in form and substance satisfactory to Lender, authorizing (1) the execution, delivery and performance by Borrower of the Loan

Documents to which it is or will be a party, (2) the borrowings contemplated by this Agreement, (3) the granting of the Liens contemplated by the Mortgages and the other Security Documents, certified as true and correct by an officer of Borrower as of the Closing Date and certifying that the resolutions have not been amended, modified, revoked or rescinded as of the Closing Date;

(ii) a certificate of the Secretary or other Authorized Officer of Borrower dated the Closing Date, certifying the Authorized Officer's signature on behalf of Borrower executing the Loan Documents to which such Borrower is a party and any certificate or other documents to be delivered in connection with any of the Loan Documents; and

(iii) (1) a copy of the Charter Documents of Borrower, certified as of a date not more than thirty (30) Business Days prior to the Closing Date by the Nevada Secretary of State (2) a certificate as of a date not more than thirty (30) Business Days prior to the Closing Date from the Nevada Secretary of State as to the existence and good standing of Borrower as a limited liability company, and (3) a certificate dated the Closing Date from an Authorized Officer of Borrower to the effect that the documents delivered pursuant to items (1)-(2) are true and correct copies and, with regard to item (1) as on file with the Nevada Secretary of State, no action has been taken to amend, modify or repeal that document and it remains in full force and effect in that same form on the Closing Date.

(m) Lender will have reviewed and found acceptable Borrower's accounting and business systems (including "back-office" and administrative functions);

(n) Borrower will deliver to Lender copies of all insurance certificates required under this Agreement listing Lender as a loss payee or additional insured or as otherwise required by Lender, each certified as true and correct by an Authorized Officer of Borrower and acceptable to Lender in its sole and absolute discretion (provided, however, Borrower shall provide copies of any such insurance policy upon Lender's request);

(o) Borrower has provided any other information required by Section 326 of the USA PATRIOT Act or deemed necessary in the opinion of Lender to enable such Lender to verify the identities of Borrower as required by Section 326 of the USA PATRIOT Act;

(p) No Material Adverse Effect has occurred;

(q) Except as disclosed in this Agreement, there are no past due bills for improvements or services to the Properties that could give rise to mechanic's or materialmen's Liens or any other similar encumbrance arising by operation of applicable law that are not subject to a Subordination Agreement in favor of Lender;

(r) Lender is satisfied with the management of Borrower;

(s) the representations in each of the Loan Documents of Borrower and each other Person party thereto are true, complete and correct in all material respects;

(t) Lender is satisfied, in its sole and absolute discretion, with the results of its due diligence examination of Borrower and the Properties, including Borrower's proposed development of the Properties, satisfactory information regarding existing Crude Oil and Natural Gas sales, and all aspects of Borrower's existing and contemplated Crude Oil and Natural Gas marketing activities;

(u) No suit or other proceeding is pending or threatened before any Governmental Authority seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages from Borrower in connection with the transactions contemplated in this Agreement or alleging the breach of any material contract;

(v) Borrower has reimbursed, or will concurrently with the first Advance reimburse, Lender for all Related Costs for which invoices have been presented;

(w) Borrower will have delivered to Lender such financial statements as Lender may request and such financial statements will be acceptable to Lender in its sole and absolute discretion;

(x) subject to Section 6.28, each Person designated by Lender will have executed and delivered to Lender a Deposit Account Control Agreement substantially in the form of Exhibit G;

(y) Borrower will have on hand capital sufficient to conduct the operations contemplated by this Agreement as determined by Lender in its sole and absolute discretion;

(z) all Operating Agreements (inclusive of all COPAS provisions) with respect to the Properties will be in form and substance satisfactory to Lender in its sole and absolute discretion;

(aa) the transactions contemplated by this Agreement are not prohibited by law or regulations applicable to Borrower or Lender, including, but not limited to, the USA PATRIOT Act;

(bb) Borrower has received, read and executed, as applicable, the Client Registration Form (Corporate Account) and Terms and Conditions of Investment Business of MBL attached hereto as Exhibit H; and

(cc) Borrower has delivered to Lender releases of all existing Liens (except for Liens that are Permitted Encumbrances) on the Properties, each of which will be satisfactory to Lender.

Section 9.3 Additional Conditions Precedent. In addition to the conditions set forth in Article II and Section 9.2 above, the following additional conditions apply to the making of each subsequent Advance under the Loan:

(a) Borrower will deliver to Lender an Advance Request substantially in the form of Exhibit C;

(b) if applicable, any necessary Governmental Authority will have consented in writing to the granting of the Liens and other rights contemplated by the Mortgages, and that written consent will be reasonably satisfactory in form and substance to Lender;

(c) upon Lender's reasonable request and to the extent not previously provided, Borrower will obtain and deliver to Lender any other documents, including Lien waivers, additional Subordination Agreements, certificates, consents and other approvals required from third parties, all in form and substance acceptable to Lender, necessary to the preservation of Lender's first-priority Lien on all of Borrower's assets;

(d) for each Well for which Borrower is the Operator, Borrower and Operator will execute and deliver to Lender the Operating Agreements for each Well that is the subject of any pending Advance, and each of those agreements (including the COPAS provisions) will be in form and substance reasonably satisfactory to Lender;

(e) to the extent not previously delivered to Lender, including in connection with any additional Properties acquired by Borrower after the Closing Date, Borrower will deliver to Lender such documents as Lender may reasonably request, including supplemental or additional title opinions, permits or consents required by any Governmental Authority;

(f) to the extent not previously delivered to Lender or its designee and acknowledged in writing by Lender, Borrower will have provided evidence satisfactory to Lender that all seismic and other geological, geophysical, engineering and well data relating to the Properties and owned by Borrower and has been or will be assigned to Borrower free of any encumbrance except for existing third party agreements;

(g) to the extent not previously delivered to Lender, Borrower will deliver to Lender an opinion or opinions of counsel to Borrower covering any Loan Document executed and delivered to Lender after the Closing Date, and each such opinion will be satisfactory to Lender and its counsel and will provide that Lender or assignees will be entitled to rely upon it;

(h) to the extent not previously delivered to Lender, Mortgages on any Properties of Borrower that constitute real property or, to the extent the Properties are comprised of Leases that are not deemed to be real property by the applicable jurisdiction, appropriate documentation granting Lender a security interest in all rights of Borrower to such Leases;

(i) at the time of and immediately after giving effect to such Advance, no Default shall have occurred and be continuing;

(j) at the time of and immediately after giving effect to such Advance, no Material Adverse Effect shall have occurred;

(k) the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such borrowing, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date;

(l) the making of such Advances would not conflict with, or cause Lender or any Lender to violate or exceed, any applicable Governmental Requirement, and no change in law shall have occurred, and no litigation shall be pending or threatened, which does or, seeks to, enjoin, prohibit or restrain, the making or repayment of any Advance or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document;

(m) Borrower will deliver to Lender a certificate from an authorized officer of Borrower representing and warranting that the matters specified in Section 9.3(i)-(l) are true and correct as of the date of the certification; and

(n) to the extent the scope of insurance required by Section 6.9 above has changed since the Closing Date as a result of the approval of a revised Development Plan by Lender, Lender has approved Borrower's insurance coverage and determined that it is satisfactory for Borrower's operations as contemplated by the then applicable Development Plan.

ARTICLE X
EVENTS OF DEFAULT

Section 10.1 Events of Default. The occurrence and continuance of any of the following at any time during the term of this Agreement will be an "Event of Default" hereunder:

(a) Borrower shall default in the payment when due of any amount payable by it under this Agreement, the Term Note or any Security Document and such default shall continue for more than five (5) Business Days after the date due; or

(b) Borrower or any of its Affiliates fails to comply with any material term, condition, or covenant of this Agreement (other than a payment Obligation under Section 10.1(a) or Section 6.19), the Term Note, any Security Document, any Subordination Agreement or any other Loan Document, whether or not related to any payment Obligation, provided, however, if Borrower promptly initiates and diligently pursues efforts to remedy such default, Borrower shall have a period of thirty (30) days after Borrower becomes aware of such occurrence to cure such default; or

(c) Borrower (*i*) executes an assignment for the benefit of its creditors, (*ii*) becomes or is adjudicated bankrupt or insolvent, (*iii*) admits in writing its inability to pay its debts generally as they become due, (*iv*) applies for or consents to the appointment of a conservator, receiver, trustee, or liquidator of Borrower or of all or any substantial part of its assets, (*v*) files a voluntary petition seeking reorganization or an arrangement with creditors, or to take advantage of or seek any other relief under any Debtor Relief Laws,

(*vi*) files an answer admitting the material allegations of or consenting to, or defaults in, a petition filed against it in any proceeding under any Debtor Relief Laws, or (*vii*) institutes or voluntarily becomes a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or seeking to postpone the maturity or the collection of any of its debts or to suspend any of the rights of Lender, any of Lender or any of their respective Affiliates under any of the Loan Documents; or

(d) an order, judgment, or decree is entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or appointing a conservator, receiver, trustee, or liquidator of Borrower, or of all or any substantial part of its assets, and the order, judgment, or decree is not permanently stayed or reversed within sixty (60) days after its entry, or a petition is filed against Borrower seeking reorganization, an arrangement with creditors, or any other relief under any Debtor Relief Laws, and the petition is not discharged within ninety (90) days after its filing; or

(e) if any statement or representation of Borrower or any other party (other than Lender or any Lender) contained in this Agreement, any Security Document, any other Loan Document, any financial statement or any certificate delivered by Borrower to Lender or any of Lender shall be discovered to have been materially false when made or deemed made; or

(f) if any federal tax Lien or any other Liens totaling Fifty Thousand Dollars ($50,000) or more are filed of record against Borrower, Operator or the Properties and not bonded or discharged within thirty (30) days after Borrower receives actual or constructive notice of its filing unless Borrower promptly initiates and diligently pursues efforts (including legal proceedings) in good faith to discharge such Liens; provided that in no event will the period permitted for the bonding or discharge of such Lien(s) exceed sixty (60) days; or

(g) if a judgment (*i*) for more than Fifty Thousand Dollars ($50,000) or (*ii*) for any amount if the execution and enforcement of such judgment could reasonably be expected to adversely affect Borrower's or Operator's ability to operate the Properties is entered against Borrower or Operator and not appealed and bonded or stayed, vacated, paid, or discharged within thirty (30) days of its entry, except a judgment where the claim is fully covered by insurance and the insurance company has accepted liability for the claim or for which Borrower has adequate reserves under GAAP; or

(h) unless Borrower provide written notice to Lender (prior to the date on which such Debt becomes due) detailing to the satisfaction of Lender the basis upon which Borrower intend to dispute the obligation, Borrower fails to pay any Debt in excess of Fifty Thousand Dollars ($50,000) (other than Debt under this Agreement) or any related interest or premium, when due (whether at scheduled maturity or by acceleration, demand or otherwise) and the failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to the Debt, or any other event occurs and continues after the applicable grace period, if any, specified in the applicable agreement or instrument, if the effect of the default or event is to accelerate or

to permit the acceleration of the maturity of the Debt or permit the Debt to be declared to be due and payable prior to the stated maturity; or

(i) this Agreement, the Term Note, any Security Document, or any other Loan Document ceases to be in full force and effect (except in accordance with its terms) or is declared null and void or the validity or enforceability is contested or challenged by Borrower, any Affiliate of Borrower or any of their respective members, partners or shareholders; *(ii)* Borrower deny that they have any further liability or obligation under this Agreement, the Term Note or any of the Security Documents; or *(iii)* any of the Liens granted to Lender of any of Lender under the Security Documents cease to be valid or perfected or cease to have the priority required hereby or under the Security Documents; or

(j) Borrower fails to provide satisfactory evidence to Lender, within thirty (30) days following a request by Lender that any Lien (other than Permitted Encumbrances) against the Properties in favor of a third-party has been released or subordinated to Lender; or

(k) Borrower or Operator fail to comply with any Governmental Requirements pertaining in any way to Borrower, the Properties, the Hydrocarbons or any of the other Collateral and such failure could reasonably be expected to have a Material Adverse Effect; or

(l) any Operator is removed or withdraws and the replacement Operator is not acceptable to Lender in Lender's reasonable discretion; or

(m) except in connection with such Borrower's acquisition of an additional Working Interest in the Properties pursuant to which such Borrower also realizes a proportionately higher Net Revenue Interest in the Properties (and such Net Revenue Interest is not subject to reduction at any time following the closing of such acquisition), any Borrower's Working Interest is increased or Net Revenue Interest is decreased from those set forth in Exhibit A without the prior written consent of Lender; or

(n) Borrower modifies or amends any of its Charter Documents in any material manner without Lender's prior written consent; or

(o) a Change of Control occurs without Lender's prior written consent; or

(p) a Material Adverse Effect occurs; or

(q) provided, however, that the events described in any of Section 10.1(e), (h), (i), (k) and (l) will constitute an Event of Default only if the event described is not remedied by Borrower within thirty (30) days after the earlier of *(i)* any officer of Borrower becoming aware of the occurrence of the event and *(ii)* Borrower's receipt of a notice from Lender on behalf of Lender of the occurrence of the event.

ARTICLE XI
REMEDIES OF LENDER

Section 11.1 Remedies. Upon the occurrence of any Event of Default other than under Section 10.1(c) or 10.1(d), Lender shall, by written notice to Borrower, take either or both of the following actions, at the same or different times: (*i*) terminate the commitments and thereupon the commitments shall terminate immediately and (*ii*) declare the Term Note and the Loan due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder and under the Term Note and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by Borrower. Upon the occurrence of an Event of Default described in Section 10.1(c) or Section 10.1(d), the commitments to make additional Advances shall automatically terminate and the Term Note and the principal of the Loan then outstanding, together with accrued interest thereon and all fees and the other obligations of Borrower accrued hereunder and under the Term Note and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. Upon a termination of Lender's commitments following an Event of Default, Lender will have, in addition to all other rights arising under any of the Loan Documents or by operation of law or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the Uniform Commercial Code and will have the right to enter upon any premises where the Collateral is kept and peacefully retake possession.

Section 11.2 Collateral. Neither Lender nor any of Lender will have any obligation to preserve rights to any Collateral against prior parties or to proceed first against any Collateral or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person. Borrower grant to Lender a license or other right to use, at any time that after the occurrence and during the continuance of an Event of Default exists, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature related to the Collateral and necessary or convenient in connection with Lender completing production of, advertising for sale and selling any Collateral, and Borrower's rights under all licenses and any franchise, sales or distribution agreements will inure to Lender's.

Section 11.3 Set-Off Rights. Upon the occurrence and during the continuation of an Event of Default, Lender or Lender on behalf of Lender will have the right, at any time and from time to time, to set off and apply against the Obligations, in any manner Lender may determine, any and all deposits (general or special, time or demand, provisional or final) or other amounts at any time credited by or owing from Lender or any depositary to Borrower whether or not the Obligations are then due; provided, however, that this sentence will not apply to any amounts owing to third party Working Interest and Royalty Interest previously identified in writing to Lender. Lender will provide notice to Borrower not later than ten (10) days following the application of any funds under this Section 11.3. As further security for the Obligations, Borrower grants to Lender a security interest in and Lien on all money, instruments, and other property of Borrower now or at any time held by Lender, including property held in safekeeping.

In addition to Lender's right of set off and as further security for the Obligations, Borrower grants to Lender a security interest in and Lien on all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or at any time on deposit with or held by Lender or any depositary together with all other amounts at any time credited by or owing from Lender or any depositary to Borrower. The rights and remedies of Lender under this Section 11.3 are in addition to other rights and remedies (including other rights of set off) that Lender may have.

Section 11.4 Rights Under Operating Agreements. Upon the occurrence and during the continuation of an Event of Default and after notice to Borrower of its intent to exercise the same, Lender will have the right to exercise Borrower's rights under any Operating Agreement or any other Basic Document.

ARTICLE XII
MISCELLANEOUS

Section 12.1 Remedies Cumulative. The rights and remedies of Lender under this Agreement are cumulative and non exclusive of any other rights or remedies it may have under any other agreement or instrument, or by operation of law or otherwise.

Section 12.2 Assignment. This Agreement is entered into for the benefit of Borrower and Lender and their respective successors and assigns. It will be binding upon and inure to the benefit of those parties and their respective successors and assigns. The rights and obligations of Borrower under this Agreement, the Term Note, the other Security Documents, or any other Loan Document to which Borrower is a party may not be assigned without Lender's prior written consent. Lender may assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement or any of the other Loan Documents upon the prior written consent of Borrower, such consent to not be unreasonably withheld, conditioned or delayed. However, upon the occurrence and during the continuance of an Event of Default, any Lender may assign, transfer or otherwise dispose of any of its rights and obligations under this Agreement or any of the other Loan Documents without the consent of Borrower. To the extent any Lender assigns to any other Person an interest in the Term Note pursuant to one or more Lender Participation Transactions, Borrower shall execute and deliver to Lender any Lender Participation Documents reasonably necessary in connection with such transaction, including the issuance by Borrower of one or more replacement Term Note. Additionally, so long as Borrower's rights and obligations hereunder are not adversely affected, Lender will be entitled to grant and assign a security interest in its right, title and interest in and to the Term Note, the Security Documents and all other Loan Documents to its Lender as security for indebtedness of Lender. Any Person that becomes a Lender pursuant to this Section 12.2 shall deliver to Borrower and Lender the applicable forms described in Section 2.13.

Section 12.3 Notices. Any notice, demand or document which either party is required or may desire to give to the other will be in writing and, except as otherwise provided in this Agreement, given by messenger, nationally recognized courier, overnight delivery, facsimile or other electronic transmission, or United States certified mail, postage prepaid, return receipt requested, addressed to the recipient at the location shown below, or at any other address as either party may furnish to the other by notice given in accordance with this provision.

If to Lender, to:

Macquarie Bank Limited, Lender
Houston Representative Office
500 Dallas Street, Suite 3100
Houston, Texas 77002
Attention: Michael Sextro
Telephone: (713) 275-6207
Facsimile: (713) 275-6222
E-Mail: michael.sextro@macquarie.com

with a copy to:

Macquarie Bank Limited, Lender
Houston Representative Office
500 Dallas Street, Suite 3100
Houston, Texas 77002
Attention: Linda Cox
Telephone: (713) 275-6221
Facsimile: (713) 275-6222
E-Mail: linda.cox@macquarie.com

and

Macquarie Bank Limited, Lender
Executive Director – Metals and Energy Capital
Level 15, No. 1 Martin Place
Sydney
New South Wales 2000
Australia
Attention: Executive Director
Telephone: +61 2 8232 3333
Facsimile: +61 2 8232 3590
E-Mail: katie.choi@macquarie.com

If to Borrower, to:

Southern Star Operating, Inc.
152-110 Cypress Station Drive
Houston, Texas 77090
Attention: David Gibbs
Telephone: (832) 375-0330
Facsimile: (832) 375-0331
E-Mail: david@ssenergyinc.com

With required copy to:

The Strong Firm P.C.

10003 Woodloch Forest Drive - Suite 210
The Woodlands, Texas 77380
Attention: Bret L. Strong
Telephone: (281-) 367-1222
Facsimile: (281) 210-1361
E-Mail: bstrong@thestrongfirm.com

Any notice delivered or made by messenger, telecopy, electronic mail or United States mail will be deemed to be given on the date of actual delivery as shown by messenger receipt, the sender's facsimile machine confirmation or other verifiable electronic receipt, or the registry or certification receipt. Notwithstanding the previous sentence, if either party receives from the other any message via electronic mail that purports to be a notice under this Agreement but that contains information that is syntactically incorrect, garbled or otherwise unintelligible, the recipient will notify the sender and the message containing the unintelligible information will not be deemed to be given until it is successfully delivered (including redelivery by electronic mail) pursuant to this Section 12.3. If Lender or any Lender receives oral notice of any event from an authorized officer of Borrower, it will not be required to delay the exercise of any rights arising from the occurrence of that event until it receives written confirmation of the oral notice. In the event that a discrepancy exists between any notice received orally and such written confirmation, or in the absence of a written confirmation, the oral notice, as understood by Lender will be deemed the controlling and proper notice.

Section 12.4 Waivers; Amendments.

(a) No failure on the part of Lender or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.4(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Default, regardless of whether Lender or any Lender may have had notice or knowledge of such Default at the time.

(b) No Material Change can be made except pursuant to an agreement or agreements in writing entered into by Borrower and Lender or by Borrower and Lender with the consent of Lender, nor can the rights or duties of Lender be modified without the prior written consent of Lender.

Section 12.5 Confidentiality. Except as may be required by Debtor Relief Laws or by law or in response to or in connection with arbitration proceedings or legal process or in any

legal proceeding to enforce or interpret the Security Documents (including a sale by foreclosure) or any other document or instrument executed in connection with the Security Documents, and in any filings necessary or appropriate to create, maintain and perfect Liens and security interests contemplated by this Agreement, neither party will release this Agreement or any other document, agreement or instrument relating to or executed in conjunction with this Agreement, or disclose the substantive terms of any of them except to its attorneys, accountants or engineers on a need to know basis, without the prior written consent of the other party; and Lender shall maintain the confidentiality of all documents, certificates, reports, and agreements provided by or obtained from Borrower or pursuant to this Loan Agreement or any other Loan Document. Notwithstanding the previous sentence, Lender may disclose the substantive terms of or furnish its Lender and potential Lender and investment bankers and their respective attorneys, accountants or engineers with copies of this Agreement or any Security Document or any other Loan Document or instrument relating to or executed or delivered to any Lender in conjunction with this Agreement without the consent of Borrower. Neither party or any of their respective Affiliates will issue any press release or make any other public announcement relating to this Agreement without the prior written consent of the other party; provided, however, Lender and Borrower may each publish a "tombstone" announcement regarding this Agreement. Notwithstanding anything herein to the contrary, the information protected by this Section 12.5 will not include, and Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Lender relating to such tax treatment and tax structure; that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate.

Section 12.6 Final Agreement. This Agreement and the other agreements to which this Agreement refers, together with all exhibits, schedules and annexes attached to any of them, constitute the final, entire agreement among the parties and supersede any prior oral or written and all contemporaneous oral proposals, commitments, promises, agreements and understandings between the parties with respect to the subject matter of this Agreement and the other Loan Documents, all of which are merged into and replaced by the Loan Documents.

Section 12.7 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.. EACH OF BORROWER AND LENDER KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED OR ASSOCIATED WITH ANY OF THEM, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES," AS DEFINED BELOW; (c) CERTIFIES THAT NEITHER IT NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSELORS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT THE CERTIFYING PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY.

Section 12.8 GOVERNING LAW. THIS AGREEMENT, THE TERM NOTE, AND EACH OF THE OTHER LOAN DOCUMENTS (OTHER THAN THE SECURITY DOCUMENTS TO THE EXTENT THEY MAY BE MANDATORILY GOVERNED BY LAWS OF ANOTHER JURISDICTION) ARE TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE, THIS AGREEMENT, THE TERM NOTE AND ALL OF THE OTHER LOAN DOCUMENTS TOGETHER WITH ALL TRANSACTIONS PROVIDED FOR IN THEM WILL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

Section 12.9 No Third-Party Beneficiaries. Subject to Article XI, the benefits of this Agreement will not inure to any third party. Notwithstanding anything contained in this Agreement or the other Loan Documents, or any conduct or course of conduct by the parties, before or after signing this Agreement or the Loan Documents, this Agreement will not be construed as creating any rights, claims or causes of action against Lender, or any of their respective Related Parties by any Person other than Borrower.

Section 12.10 Fees, Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within thirty (30) days after any invoice or other statement or notice) pay all Related Costs. Additionally, except as otherwise provided herein, Borrower will promptly pay (within thirty (30) days after receipt of invoice or other statement or notice) (*i*) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any Taxing Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (*ii*) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (A) the negotiation, preparation, execution and delivery of any and all consents, waivers and amendments to any of the Loan Documents, (B) the filing, recording, refiling and re recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (C) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (D) monitoring or confirming (or preparation or negotiation of any documents related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any other Loan Document, and (*iii*) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including

this section) or the defense of Lender's exercise of rights thereunder. In addition, except as otherwise provided herein, until all Obligations are paid in full, Borrower shall also pay or reimburse Lender for all reasonable out-of-pocket costs and expenses of Lender or its agents or employees in connection with the continuing administration of the Loan and the related due diligence of Lender, including travel and miscellaneous expenses and fees and expenses of Lender's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

Section 12.11 Compliance with Law. It is the intention of the parties to comply with applicable usury laws (now or later enacted). Accordingly, and notwithstanding any provision to the contrary in this Agreement, the other Security Documents or any other Loan Document, in no event will this Agreement or any other Loan Document require the payment or permit the collection of interest in excess of the maximum amount permitted by those laws. If, under any circumstances, the fulfillment of any provision of this Agreement or of any other Loan Document will involve exceeding the limit prescribed by applicable law for the contracting for or charging or collecting interest, then the obligation to be fulfilled will, ipso facto, be reduced to the allowable limit, and if, under any circumstances, any Lender ever receives pursuant to any of the Loan Documents anything of value as interest or that is deemed to be interest under applicable law that would exceed the highest lawful rate, the amount that would otherwise be excessive interest will be applied to the reduction of the principal amount owing under the Term Note or on account of any other indebtedness owed by Borrower to Lender, and not to the payment of interest; or, if any portion of the excessive interest exceeds the unpaid balance of principal of that indebtedness, then the excess amount will be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness owed by Borrower to any Lender exceeds the highest lawful rate, Borrower and such Lender will, to the maximum extent permitted by applicable law, (a) characterize any non principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects of them, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of the indebtedness so that the actual rate of interest on account of the indebtedness does not exceed the maximum amount permitted by applicable law, and (d) allocate interest between portions of the indebtedness so that no portion will bear interest at a rate greater than that permitted by applicable law.

Section 12.12 Power of Attorney; Etc. Borrower grants to Lender a power of attorney for the purpose of executing on behalf of Borrower, at any time that an Event of Default exists, documents related to the enforcement of Lender's rights under the Security Documents, including but not limited to the execution of any instrument to be filed with or approved by any applicable Governmental Authority in the event of a foreclosure on any of the Property. The power of attorney granted to Lender by Borrower under this Section 12.12 is a right coupled with an interest and will be irrevocable for as long as any of the Obligations remain outstanding provided, however that Lender agrees not to exercise the power of attorney described in this Section 12.12 prior to the occurrence of an Event of Default.

Section 12.13 Severability. Any section, clause, subsection, sentence, paragraph, provision or term this Agreement held invalid, illegal, or ineffective by a court of competent jurisdiction will not impair, invalidate or nullify the remainder of this Agreement.

Section 12.14 Captions; Headings. The headings, captions and arrangements contained in this Agreement have been inserted for convenience only and will not be deemed in any manner to modify, explain, enlarge or restrict any provision in this Agreement.

Section 12.15 Construction. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement, the Term Note and each of the other Loan Documents with its legal counsel and that this Agreement and the other Security Documents will be construed as if jointly drafted by Borrower and Lender. In the event of a conflict between the terms of this Agreement and the Security Documents, the terms of this Agreement shall be controlling.

Section 12.16 Additional Documents. From time to time after the date of this Agreement, each of the parties hereto agrees to execute and deliver or cause to be executed and delivered, all reasonable documents and instruments, and take any other reasonable and lawful action as the other party may deem necessary or desirable to perfect or evidence perfection of its security interest, to enforce its rights under this Agreement or to otherwise effectuate the purposes of this Agreement. Upon the full payment and complete discharge of Borrower's Obligations under this Agreement and the other Loan Documents, Lender or Lender will, at the request and expense of Borrower, prepare and deliver documents evidencing the release and termination of the Liens, security interests, and other interests of Lender under the Security Documents.

Section 12.17 Counterpart Execution. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 12.18 EXCULPATION PROVISIONS. EACH OF THE PARTIES AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS CONTAINED IN THEM; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATION OF EACH OF THE LOAN DOCUMENTS AND HAS RECEIVED THE ADVICE OF ITS LEGAL COUNSEL IN ENTERING INTO THE LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR THAT LIABILITY. EACH PARTY AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF THE PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

Section 12.19 NO OTHER AGREEMENTS; NO PAROLE EVIDENCE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED IN THEM AND CANNOT AND WILL NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of May 16, 2008.

BORROWER:

SOUTHERN STAR ENERGY INC.
a Nevada corporation

By: ______________________
W.D. Gibbs
President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of May 16, 2008.

LENDER:

MACQUARIE BANK LIMITED,
a bank incorporated under the laws of Australia,

By: ______________________
Name: Carmel Ferguson
Title: Executive Director

By: ______________________
Name: LISA KNOWLES
Title: Division Director

SIGNATURE PAGE TO THE CREDIT AGREEMENT

LEASE SCHEDULE

	LESSOR	LESSEE	DATE	GROSS ACRES	NET ACRES	ROYALTY	BOOK	PAGE	SS WI	SS NRI
1	Patricia Brownlee, Agent	Meagher Oil & Gas Properties, Inc.	4/24/2006	50.000000	37.500000	0.200000	1369	178	0.4	0.304
2	Patricia Brownlee Revocable Trust	Meagher Oil & Gas Properties, Inc.	4/24/2006	50.000000	6.250000	0.200000	1374	155	0.4	0.304
3	Alice Joyce Ritter	Meagher Oil & Gas Properties, Inc.	5/1/2006	50.000000	6.250000	0.200000	1369	172	0.4	0.304
4	Catherine Farrell Brownlee	Meagher Oil & Gas Properties, Inc.	6/6/2006	50.000000	50.000000	0.200000	1374	158	0.4	0.304
5	Catherine Brownlee	Meagher Oil & Gas Properties, Inc.	6/6/2006	51.400000	12.850000	0.200000	1374	568	0.4	0.304
6	Linda Brownlee Sorrells	Meagher Oil & Gas Properties, Inc.	6/26/2006	51.400000	12.850000	0.200000	1379	772	0.4	0.304
7	Beverly C. Robertson	Meagher Oil & Gas Properties, Inc.	7/17/2006	51.400000	25.700000	0.200000	1378	719	0.4	0.304
8	Albert Sydney Burt, Jr.	Meagher Oil & Gas Properties, Inc.	2/1/2006	141.562000	141.562000	0.200000	1361	104	0.4	0.304
9	Neilson Scott Jacobs	Meagher Oil & Gas Properties, Inc.	5/8/2006	498.000000	166.000000	0.200000	1374	772	0.4	0.304
10	Mary Jacobs Smith	Meagher Oil & Gas Properties, Inc.	5/8/2006	498.000000	166.000000	0.200000	1370	851	0.4	0.304
11	Walter B. Jacobs, Jr., Trust	Meagher Oil & Gas Properties, Inc.	6/7/2006	498.000000	166.000000	0.200000	1375	63	0.4	0.304
12	Kitty Michele McDade Miller	Meagher Oil & Gas Properties, Inc.	5/23/2006	480.000000	240.000000	0.187500	1370	15	0.4	0.309
13	Patricia A. Brownlee, Agent	Meagher Oil & Gas Properties, Inc.	6/6/2006	118.463000	7.989420	0.200000	1374	152	0.4	0.304
14	Patricia A. Brownlee, Revocable Trust	Meagher Oil & Gas Properties, Inc.	6/6/2006	118.463000	1.331530	0.200000	1374	158	0.4	0.304
15	Alice Joyce Ritter	Meagher Oil & Gas Properties, Inc.	6/6/2006	118.463000	1.331530	0.200000	1374	149	0.4	0.304
16	Ruth M. Robertson Family Trust	Meagher Oil & Gas Properties, Inc.	7/17/2006	118.463000	1.850980	0.200000	1378	722	0.4	0.304
17	Miciotto Properties, L.P.	Meagher Oil & Gas Properties, Inc.	2/21/2006	405.317000	405.317000	0.200000	1362	762	0.4	0.304
18	Total Properties, etal	Meagher Oil & Gas Properties, Inc.	4/3/2006	268.906000	268.906000	0.200000	1367	610	0.4	0.304
19	Bank One Trust Company, N.A., Trustee	Meagher Oil & Gas Properties, Inc.	6/7/2006	64.121000	64.121000	0.200000	1375	50	0.4	0.304
20	James Michael Vickers	Meagher Oil & Gas Properties, Inc.	5/16/2006	0.570000	0.570000	0.187500	1372	114	0.4	0.309
21	Dewey E. Burchett	Meagher Oil & Gas Properties, Inc.	4/20/2006	0.570000	0.570000	0.187500	1372	117	0.4	0.309
22	Eric Clayton Robinson	Meagher Oil & Gas Properties, Inc.	5/9/2006	0.570000	0.570000	0.187500	1370	858	0.4	0.309
23	Frank C. Charchio	Meagher Oil & Gas Properties, Inc.	4/20/2006	0.620000	0.620000	0.187500	1369	786	0.4	0.309
24	Donald A. Vishnefski	Meagher Oil & Gas Properties, Inc.	4/21/2006	0.570000	0.570000	0.187500	1369	783	0.4	0.309
25	Luke Charchio	Meagher Oil & Gas Properties, Inc.	4/20/2006	0.660000	0.660000	0.187500	1369	780	0.4	0.309
26	Silas Eldon Andrews	Meagher Oil & Gas Properties, Inc.	5/11/2006	2.163000	2.163000	0.200000	1372	120	0.4	0.304
27	Ander Michael Boggs, Ind. & as Manager	Meagher Oil & Gas Properties, Inc.	5/4/2006	3.820000	3.820000	0.187500	1376	321	0.4	0.309
28	Samuel M. Barlow	Meagher Oil & Gas Properties, Inc.	3/15/2006	2.500000	2.500000	0.187500	1365	311	0.4	0.309
29	Buford Delano Rape	Meagher Oil & Gas Properties, Inc.	3/9/2006	2.500000	2.500000	0.187500	1363	934	0.4	0.309
30	Clyde A Walker	Meagher Oil & Gas Properties, Inc.	3/9/2006	2.500000	2.500000	0.187500	1363	937	0.4	0.309
31	Jack Earnest Weaver	Meagher Oil & Gas Properties, Inc.	4/4/2006	28.670000	28.670000	0.187500	1367	83	0.4	0.309
32	Larry Moore	Meagher Oil & Gas Properties, Inc.	7/6/2006	3.200000	3.200000	0.200000	1377	762	0.4	0.304
33	Randy Allen Wingard	Meagher Oil & Gas Properties, Inc.	5/16/2006	1.010000	1.010000	0.187500	1370	248	0.4	0.309
34	Danny Ray Bowlin	Meagher Oil & Gas Properties, Inc.	5/16/2006	3.538000	3.538000	0.187500	1372	660	0.4	0.309
35	Sandra Lynn Walker	Meagher Oil & Gas Properties, Inc.	5/31/2006	7.055000	7.055000	0.200000	1372	657	0.4	0.304
36	Lillian Webber Roberson	Meagher Oil & Gas Properties, Inc.	3/29/2006	4.160000	4.160000	0.187500	1366	599	0.4	0.309
37	Lessie Gibson Whittington	Meagher Oil & Gas Properties, Inc.	4/11/2006	2.080000	2.080000	0.187500	1369	777	0.4	0.309
38	Dalton Earl Johnson	Meagher Oil & Gas Properties, Inc.	3/28/2006	4.100000	4.100000	0.187500	1366	608	0.4	0.309
39	Dorothy Cheney Bledsoe	Meagher Oil & Gas Properties, Inc.	6/15/2006	2.171000	2.171000	0.187500	1372	855	0.4	0.309
40	Gwendolyn C. Hearne Foster	Meagher Oil & Gas Properties, Inc.	3/7/2006	1.400000	1.400000	0.187500	1365	386	0.4	0.309

LEASE SCHEDULE

	LESSOR	LESSEE	DATE	GROSS ACRES	NET ACRES	ROYALTY	BOOK	PAGE	SS WI	SS NRI
41	Barney Z. Gardner	Meagher Oil & Gas Properties, Inc.	3/13/2006	1.550000	1.550000	0.187500	1365	317	0.4	0.309
42	Johnnie Rae Brown	Meagher Oil & Gas Properties, Inc.	3/7/2006	4.080000	4.080000	0.187500	1365	308	0.4	0.309
43	Robert J. Parlee	Meagher Oil & Gas Properties, Inc.	3/7/2006	11.610000	11.610000	0.187500	1363	931	0.4	0.309
44	Bobby Donald Leflett	Meagher Oil & Gas Properties, Inc.	2/14/2006	18.450000	18.450000	0.187500	1361	825	0.4	0.309
45	Kevin O. Flynn	Meagher Oil & Gas Properties, Inc.	3/20/2006	4.930000	4.930000	0.200000	1366	611	0.4	0.304
46	Williams Family Trust	Meagher Oil & Gas Properties, Inc.	5/3/2006	3.860000	0.926400	0.187500	1370	251	0.4	0.309
47	John Gordon Jackins, Sr	Meagher Oil & Gas Properties, Inc.	7/11/2006	4.540000	0.472000	0.187500	1376	327	0.4	0.309
48	Dewey E. Williams	Meagher Oil & Gas Properties, Inc.	5/3/2006	2.900000	2.305000	0.187500	1370	245	0.4	0.309
49	Gary Don Tyler	Meagher Oil & Gas Properties, Inc.	5/8/2006	11.680000	8.757500	0.187500	1373	236	0.4	0.309
50	John Gordon Jackins, Sr.	Meagher Oil & Gas Properties, Inc.	2/13/2006	2.220000	2.220000	0.187500	1361	236	0.4	0.309
51	James E. Berry	Meagher Oil & Gas Properties, Inc.	2/27/2006	2.220000	2.220000	0.187500	1366	605	0.4	0.309
52	Franklin Monroe	Meagher Oil & Gas Properties, Inc.	3/29/2006	29.680000	29.680000	0.187500	1368	326	0.4	0.309
53	Kevin O. Flynn	Meagher Oil & Gas Properties, Inc.	7/11/2006	0.680000	0.085000	0.200000	1376	324	0.4	0.304
54	Darlene H. Gregrich	Meagher Oil & Gas Properties, Inc.	9/7/2006	0.346000	0.346000	0.187500	1383	455	0.4	0.309
55	James Darrell Sheppard	Meagher Oil & Gas Properties, Inc.	4/11/2006	10.000000	10.000000	0.187500	1368	316	0.4	0.309
56	Property Improvement Corporation	Meagher Oil & Gas Properties, Inc.	3/27/2006	8.000000	8.000000	0.187500	1367	669	0.4	0.309
57	Jerry R. Scott, Jr.	Meagher Oil & Gas Properties, Inc.	3/22/2006	9.000000	9.000000	0.187500	1370	855	0.4	0.309
58	Albert Sydney Burt. Jr.	Meagher Oil & Gas Properties, Inc.	2/2/2006	105.149000	105.149000	0.200000	1361	108	0.4	0.304
59	William H. Burt	Meagher Oil & Gas Properties, Inc.	2/24/2006	105.149000	105.149000	0.200000	1363	396	0.4	0.304
60	Larry Moore	Meagher Oil & Gas Properties, Inc.	7/6/2006	202.000000	202.000000	0.200000	1377	759	0.4	0.304
61	John T. Rutledge, etal	Meagher Oil & Gas Properties, Inc.	3/30/2006	0.236000	0.236000	0.187500	1369	175	0.4	0.309
62	Geraldine S. Parker	Meagher Oil & Gas Properties, Inc.	3/24/2006	0.316000	0.316000	0.187500	1366	602	0.4	0.309
63	Larry Ronald Ross, Sr.	Meagher Oil & Gas Properties, Inc.	6/7/2006	0.200000	0.200000	0.187500	1374	709	0.4	0.309
64	Julian Jay Valentine	Meagher Oil & Gas Properties, Inc.	3/27/2006	0.250000	0.250000	0.187500	1367	80	0.4	0.309
65	Steven Brandon Barrish	Meagher Oil & Gas Properties, Inc.	4/8/2006	0.569000	0.569000	0.187500	1378	525	0.4	0.309
66	William Noel Morris III	Meagher Oil & Gas Properties, Inc.	7/3/2006	0.206000	0.206000	0.187500	1378	522	0.4	0.309
67	Daniel Wayne Shankle	Meagher Oil & Gas Properties, Inc.	1/31/2006	3.470000	3.470000	0.187500	1361	101	0.4	0.309
68	Kent B. Guillory	Meagher Oil & Gas Properties, Inc.	3/10/2006	3.310000	3.310000	0.187500	1365	314	0.4	0.309
69	Christopher Johnson	Meagher Oil & Gas Properties, Inc.	4/19/2006	7.700000	7.700000	0.200000	1368	319	0.4	0.304
70	James Johnson	Meagher Oil & Gas Properties, Inc.	4/19/2006	30.360000	30.360000	0.200000	1368	322	0.4	0.304
71	Cash Point Plantation, L.L.C., etal	Meagher Oil & Gas Properties, Inc.	6/26/2006	617.145200	614.100200	0.200000	1374	134	0.4	0.304
72	Pat Hogan Stinson	Meagher Oil & Gas Properties, Inc.	6/29/2006	1.200000	0.600000	0.200000	1374	706	0.4	0.304
73	Robert T. Stinson, IV	Meagher Oil & Gas Properties, Inc.	6/9/2006	1.300000	0.650000	0.200000	1374	146	0.4	0.304
74	RTS property Mgt. L.L.C.	Meagher Oil & Gas Properties, Inc.	6/9/2006	3.590000	1.795000	0.200000	1374	143	0.4	0.304
75	Charles C. Evans and Doris May Evans	Meagher Oil & Gas Properties, Inc.	9/7/2006	0.904000	0.904000	0.187500	1382	449	0.4	0.309
76	Miciotto Properties, L.P., etal	Meagher Oil & Gas Properties, Inc.	2/21/2006	118.470000	73.382720	0.200000	1362	759	0.4	0.304
77	Pamela Jo McBeath	Meagher Oil & Gas Properties, Inc.	9/7/2006	10.825000	10.825000	0.187500	1386	106	0.4	0.309
78	John Carl McBeath	Meagher Oil & Gas Properties, Inc.	9/7/1006	13.555000	13.555000	0.187500	1386	103	0.4	0.309
79	Peggy Joyce Peart Balentine	Meagher Oil & Gas Properties, Inc.	9/7/2006	3.000000	3.000000	0.187500	1386	100	0.4	0.309
80	Ricky Dale Shankle	Meagher Oil & Gas Properties, Inc.	9/13/2006	0.500000	0.500000	0.187500	1386	96	0.4	0.309

LEASE SCHEDULE

	LESSOR	LESSEE	DATE	GROSS ACRES	NET ACRES	ROYALTY	BOOK	PAGE	SS WI	SS NRI
81	Richard William Ross, etux	Meagher Oil & Gas Properties, Inc.	9/7/2006	5.705000	5.705000	0.187500	1389	748	0.4	0.309
82	Richard A. Fawcett, etux	Meagher Oil & Gas Properties, Inc.	9/7/2006	5.350000	5.350000	0.187500	1389	745	0.4	0.309
83	Fresh Start Development LLC	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.209000	0.209000	0.187500	1392	373	0.4	0.309
84	L. C. Shaw	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.216000	0.216000	0.187500	1392	397	0.4	0.309
85	Jimmie R. Davis, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.216000	0.216000	0.187500	1392	372	0.4	0.309
86	A. R. Thomas, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.559000	0.559000	0.187500	1392	376	0.4	0.309
87	Richard Joseph Gallagher, etux	Meagher Oil & Gas Properties, Inc.	11/20/3006	8.000000	8.000000	0.187500	1392	394	0.4	0.309
88	Brenda Jo Parker	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.321000	0.321000	0.187500	1392	379	0.4	0.309
89	Jeffrey Joseph Roach	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.193000	0.193000	0.187500	1392	370	0.4	0.309
90	Barney Z. Gardner, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.213000	0.213000	0.187500	1392	385	0.4	0.309
91	Herbert Gary Patrick	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.659000	0.659000	0.187500	1392	388	0.4	0.309
92	Kathy J. Rider	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.200000	0.200000	0.187500	1392	391	0.4	0.309
93	Geoffrey Mark Allen, etux	Meagher Oil & Gas Properties, Inc.	12/20/2006	1.420000	1.420000	0.187500	1393	138	0.4	0.309
94	Joseph Daniel Quezada	Meagher Oil & Gas Properties, Inc.	1/4/2007	0.570000	0.570000	0.187500	1393	141	0.4	0.309
95	Roger Louis Strength, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.213000	0.213000	0.187500	1393	144	0.4	0.309
96	David James Cannon	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.213000	0.213000	0.187500	1393	147	0.4	0.309
97	David S. Madden	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.223000	0.223000	0.187500	1393	150	0.4	0.309
98	Terry Lynn Gibson, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.225000	0.225000	0.187500	1393	152	0.4	0.309
99	William F. Newman	Meagher Oil & Gas Properties, Inc.	12/4/2006	6.814000	6.814000	0.187500	1393	156	0.4	0.309
100	Suzanne C. Cone, etvir	Meagher Oil & Gas Properties, Inc.	11/20/2006	18.199000	18.199000	0.187500	1393	160	0.4	0.309
101	Mae Nannette Harper Bass	Meagher Oil & Gas Properties, Inc.	11/20/2006	2.042000	2.042000	0.187500	1393	163	0.4	0.309
102	Roger Paul Sullivan	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.233000	0.233000	0.187500	1393	166	0.4	0.309
103	Charles Everett Hunter	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.377000	0.377000	0.187500	1393	169	0.4	0.309
104	Acct-N-Tax Inc.	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.912000	0.912000	0.187500	1393	522	0.4	0.309
105	Patrick Luther Boggs, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.183000	0.183000	0.187500	1393	519	0.4	0.309
106	Kitty Michele McDade Miller	Meagher Oil & Gas Properties, Inc.	1/10/2007	40.000000	10.000000	0.187500	1394	342	0.4	0.309
107	Albert Sydney Burt, Jr., etux (3000' & above)	Meagher Oil & Gas Properties, Inc.	1/19/2007	141.562000	141.562000	0.200000	1394	823	0.6	0.456
108	Albert Sydney Burt, Jr. (3000' & above)	Meagher Oil & Gas Properties, Inc.	1/19/2007	105.149000	105.149000	0.200000	1394	827	0.4	0.304
109	William H. Burt (3000' & above)	Meagher Oil & Gas Properties, Inc.	1/19/2007	105.149000	105.149000	0.200000	1394	819	0.4	0.304
110	Michael T. Fleming, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.193000	0.193000	0.187500	1394	339	0.4	0.309
111	Gary W. Stephens. Sr.	Meagher Oil & Gas Properties, Inc.	12/4/2006	1.350000	1.350000	0.187500	1394	336	0.4	0.309
112	Richard Alan Moore, II	Meagher Oil & Gas Properties, Inc.	1/16/2007	0.297200	0.297200	0.187500	1394	333	0.4	0.309
113	Keith Preston Sharrah, etux	Meagher Oil & Gas Properties, Inc.	1/10/2007	0.195000	0.195000	0.187500	1394	324	0.4	0.309
114	Anthony Forest Products Copmpany	Meagher Oil & Gas Properties, Inc.	2/13/2007	40.000000	40.000000	0.200000	1396	919	0.6	0.456
115	Linda Womack Thorne	Meagher Oil & Gas Properties, Inc.	1/11/2007	0.371000	0.371000	0.187500	1393	808	0.4	0.309
116	Christopher Hembree	Meagher Oil & Gas Properties, Inc.	1/12/2007	0.226000	0.226000	0.187500	1394	330	0.4	0.309
117	Steven F. McNally	Meagher Oil & Gas Properties, Inc.	1/10/2007	0.211000	0.211000	0.187500	1393	811	0.4	0.309
118	Tommy Wayne Hancock	Meagher Oil & Gas Properties, Inc.	1/17/2007	0.650000	0.650000	0.187500	1394	327	0.4	0.309
119	Dana Faught Cherry	Meagher Oil & Gas Properties, Inc.	1/24/2007	4.980000	4.980000	0.200000	1395	915	0.4	0.304
120	Louanna L. Campbell	Meagher Oil & Gas Properties, Inc.	1/23/2007	0.200000	0.200000	0.187500	1395	912	0.4	0.309

LEASE SCHEDULE

	LESSOR	LESSEE	DATE	GROSS ACRES	NET ACRES	ROYALTY	BOOK	PAGE	SS WI	SS NRI
121	Gary Edward Underwood	Meagher Oil & Gas Properties, Inc.	1/11/2007	0.299000	0.299000	0.187500	1393	805	0.4	0.309
122	Judith Ann Shepherd	Meagher Oil & Gas Properties, Inc.	1/18/2007	0.191000	0.191000	0.187500	1394	372	0.4	0.309
123	Amie Ferguson	Meagher Oil & Gas Properties, Inc.	1/18/2007	0.193000	0.193000	0.187500	1394	806	0.4	0.309
124	Lee Damian Marshall, etux	Meagher Oil & Gas Properties, Inc.	1/16/2007	0.207000	0.207000	0.187500	1394	812	0.4	0.309
125	Scott K Brockman, etux	Meagher Oil & Gas Properties, Inc.	1/29/2007	0.206000	0.206000	0.187500	1396	913	0.4	0.309
126	Justin Wayne Provenza	Meagher Oil & Gas Properties, Inc.	2/2/2007	0.226000	0.226000	0.187500	1396	916	0.4	0.309
127	Scott Craig Leggett, etux	Meagher Oil & Gas Properties, Inc.	1/23/2007	0.361000	0.361000	0.187500	1395	918	0.4	0.309
128	Donald W. Scott	Meagher Oil & Gas Properties, Inc.	1/29/2007	0.207000	0.207000	0.187500	1395	921	0.4	0.309
129	Hamlin Construction and Development, LLC	Meagher Oil & Gas Properties, Inc.	1/20/2007	0.514000	0.514000	0.187500	1394	803	0.4	0.309
130	Justin M. White	Meagher Oil & Gas Properties, Inc.	1/10/2007	0.570000	0.570000	0.187500	1394	809	0.4	0.309
131	William Giroud Burt, III	Meagher Oil & Gas Properties, Inc.	2/5/2007	3.683000	3.683000	0.200000	1396	910	0.4	0.304
132	Jeffery Glen Gilmer, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.351000	0.351000	0.187500	1396	903	0.4	0.309
133	James D. Viola	Meagher Oil & Gas Properties, Inc.	1/20/2007	6.000000	6.000000	0.187500	1396	906	0.4	0.309
134	Robbie Jean Roach	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.250000	0.250000	0.187500	1395	924	0.4	0.309
135	Don Parker, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.209000	0.209000	0.187500	1395	927	0.4	0.309
136	Martha H. Powell	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.200000	0.200000	0.187500	1395	930	0.4	0.309
137	Barbara Elaine Cresong	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.213000	0.213000	0.187500	1395	933	0.4	0.309
138	John E. Powell	Meagher Oil & Gas Properties, Inc.	12/4/2006	4.758000	4.758000	0.187500	1395	936	0.4	0.309
139	North Louisiana Housing Coporation, etal	Meagher Oil & Gas Properties, Inc.	12/11/2006	27.854000	27.854000	0.187500	1394	815	0.4	0.309
140	Jarrod Ray Henry	Meagher Oil & Gas Properties, Inc.	1/18/2007	0.197000	0.197000	0.187500	1397	613	0.4	0.309
141	George Pierce Nicholson, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.193000	0.193000	0.187500	1397	616	0.4	0.309
142	James P. Gore, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.200000	0.200000	0.187500	1397	619	0.4	0.309
143	James San Angelo	Meagher Oil & Gas Properties, Inc.	2/6/2007	0.399000	0.399000	0.200000	1397	622	0.4	0.304
144	Jeffery Bernard Bruck, etux	Meagher Oil & Gas Properties, Inc.	2/1/2007	0.358000	0.358000	0.187500	1397	625	0.4	0.309
145	William Herman Green, etux	Meagher Oil & Gas Properties, Inc.	1/29/2007	0.227000	0.227000	0.187500	1397	628	0.4	0.309
146	Pamela Phillips	Meagher Oil & Gas Properties, Inc.	1/29/2007	0.448000	0.448000	0.187500	1397	631	0.4	0.309
147	Wayland E. Dickson, etux	Meagher Oil & Gas Properties, Inc.	2/6/2007	3.260000	3.260000	0.187500	1397	634	0.6	0.4635
148	Robert Huston Carroll, etux	Meagher Oil & Gas Properties, Inc.	2/7/2007	5.533000	5.530000	0.187500	1397	637	0.6	0.4635
149	Gary Michael Bamburg	Meagher Oil & Gas Properties, Inc.	1/2/2007	2.330000	2.330000	0.187500	1397	640	0.6	0.4635
150	John W. Hurst, etux	Meagher Oil & Gas Properties, Inc.	2/2/2007	2.672000	2.672000	0.200000	1397	643	0.6	0.456
151	Sammie P. Halsell	Meagher Oil & Gas Properties, Inc.	2/6/2007	0.592000	0.592000	0.200000	1398	222	0.4	0.304
152	Joseph Deflay Johnson, Jr.	Meagher Oil & Gas Properties, Inc.	2/14/2007	2.300000	2.300000	0.187500	1398	219	0.6	0.4635
153	John Davis Mayshack	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.193000	0.193000	0.187500	1398	228	0.4	0.309
154	Floyd David Stephenson, Jr., etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.443000	0.443000	0.187500	1398	231	0.4	0.309
155	Billy Joe Caulk, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.172000	0.172000	0.187500	1397	646	0.4	0.309
156	Franklin Russell, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.216000	0.216000	0.187500	1397	649	0.4	0.309
157	Christopher Scott Vanhoy, etux	Meagher Oil & Gas Properties, Inc.	1/12/2007	0.221000	0.221000	0.187500	1398	216	0.4	0.309
158	Charlotte N. Corley	Meagher Oil & Gas Properties, Inc.	2/14/2007	1.170000	1.170000	0.200000	1398	213	0.6	0.456
159	Donald J. Taylor, Jr., etux	Meagher Oil & Gas Properties, Inc.	2/15/2007	3.080000	3.080000	0.200000	1398	210	0.6	0.456
159	Brian Rudy Holt, etux	Meagher Oil & Gas Properties, Inc.	2/5/2007	0.200000	0.200000	0.187500	1398	204	0.4	0.309

LEASE SCHEDULE

LESSOR	LESSEE	DATE	GROSS ACRES	NET ACRES	ROYALTY	BOOK	PAGE	SS WI	SS NRI
160 John M. Kling, etux	Meagher Oil & Gas Properties, Inc.	2/20/2007	4.040000	4.040000	0.200000	1398	201	0.6	0.456
161 Benton Road Properties L.L.C.	Meagher Oil & Gas Properties, Inc.	2/22/2007	40.000000	40.000000	0.200000	1398	950	0.6	0.456
162 James H. Mercer, II	Meagher Oil & Gas Properties, Inc.	2/3/3007	40.000000	5.000000	0.187500	1398	207	0.4	0.309
163 Tracy Lynn Johnson	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.241000	0.241000	0.187500	1398	947	0.4	0.309
164 Martha Ann Tyler	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.306000	0.306000	0.187500	1398	944	0.4	0.309
165 Margie S. Waller	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.175000	0.175000	0.187500	1398	941	0.4	0.309
166 Larry Parnell McFann, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.193000	0.193000	0.187500	1398	938	0.4	0.309
167 Wanda Wilson Martin	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.305000	0.305000	0.187500	1398	935	0.4	0.309
168 Jeffery Wayne Lewis, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.193000	0.193000	0.187500	1398	932	0.4	0.309
169 Bradford James Alley, etux	Meagher Oil & Gas Properties, Inc.	2/19/2007	10.000000	10.000000	0.200000	1398	198	0.4	0.304
170 James A. Madden, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.213000	0.213000	0.187500	1398	225	0.4	0.309
171 Marcia Renee Goodnight Jones	Meagher Oil & Gas Properties, Inc.	11/20/2007	0.209000	0.209000	0.187500	1398	234	0.4	0.309
172 Northwest LA Square & Round Dancers Assoc., Inc.	Meagher Oil & Gas Properties, Inc.	2/16/2007	1.280000	1.280000	0.187500	1398	920	0.4	0.309
173 Emmett Garrett Wyche, Jr.	Meagher Oil & Gas Properties, Inc.	2/13/2007	98.600000	7.599999	0.200000	1398	967	0.6	0.456
174 Nellie Rose Muller Wyche	Meagher Oil & Gas Properties, Inc.	2/13/2007	98.900000	87.899999	0.200000	1398	914	0.6	0.456
175 Robert Bentsen Wyche	Meagher Oil & Gas Properties, Inc.	2/13/2007	99.000000	3.100000	0.200000	1398	910	0.6	0.456
176 Lauren Kay Johnston, etal	Meagher Oil & Gas Properties, Inc.	2/5/2007	0.316000	0.316000	0.187500	1398	926	0.4	0.309
177 Jeannie Denise Clark	Meagher Oil & Gas Properties, Inc.	2/16/2007	0.225000	0.225000	0.187500	1398	929	0.4	0.309
178 Shelly Gene Horton, Jr.	Meagher Oil & Gas Properties, Inc.	2/20/2007	2.000000	2.000000	0.187500	1399	723	0.6	0.4635
179 Kevin Louis Adams, etux	Meagher Oil & Gas Properties, Inc.	3/1/2007	2.260000	2.260000	0.200000	1401	498	0.6	0.456
180 Henry L. Boggs, Jr., etux	Meagher Oil & Gas Properties, Inc.	3/2/2007	1.515000	1.515000	0.200000	1400	286	0.6	0.456
181 Ricky Alan Cook, etux	Meagher Oil & Gas Properties, Inc.	2/19/2007	2.566000	2.566000	0.200000	1399	726	0.6	0.456
182 Ada Harris White Ferguson, etal	Meagher Oil & Gas Properties, Inc.	3/7/2007	1.106000	1.106000	0.200000	1401	452	0.6	0.456
183 Joseph Michael Foster, etux	Meagher Oil & Gas Properties, Inc.	2/19/2007	11.804300	11.804300	0.200000	1400	295	0.6	0.456
184 Bobby Gene Gilmer, etux	Meagher Oil & Gas Properties, Inc.	3/13/2007	1.660000	1.660000	0.200000	1400	820	0.6	0.456
185 Billy Joe Pierce, etux	Meagher Oil & Gas Properties, Inc.	3/7/2007	3.277000	3.277000	0.200000	1400	289	0.6	0.456
186 William Keith Pierce, etux	Meagher Oil & Gas Properties, Inc.	3/13/2007	0.838000	0.838000	0.200000	1403	427	0.6	0.456
187 Linda Sue Cox Bell Weathersby	Meagher Oil & Gas Properties, Inc.	3/20/2007	0.890000	0.890000	0.200000	1403	282	0.6	0.456
188 Bobby Wayne Whorton, etal	Meagher Oil & Gas Properties, Inc.	4/10/2007	3.168000	3.168000	0.200000	1403	647	0.6	0.456
189 Charles Eugene Carraway, Sr., etux	Meagher Oil & Gas Properties, Inc.	3/22/2007	0.445000	0.445000	0.187500	1403	400	0.6	0.4635
190 Albert Newton Carter, etux	Meagher Oil & Gas Properties, Inc.	3/22/2007	1.555000	1.555000	0.187500	1405	497	0.6	0.4635
191 William Cleve Davidson, etux	Meagher Oil & Gas Properties, Inc.	5/8/2007	0.574000	0.574000	0.187500	1407	12	0.4	0.309
192 William Anthony Duckworth, etux	Meagher Oil & Gas Properties, Inc.	5/8/2007	0.574000	0.574000	0.187500	1406	848	0.4	0.309
193 Terrance J. Fonseca, etux	Meagher Oil & Gas Properties, Inc.	5/8/2007	0.574000	0.574000	0.187500	1406	842	0.4	0.309
194 Joan Graves Morris, etvir	Meagher Oil & Gas Properties, Inc.	5/1/2007	0.574000	0.574000	0.187500	1407	474	0.4	0.309
195 Jason M. Howard, etux	Meagher Oil & Gas Properties, Inc.	5/15/2007	0.760000	0.760000	0.187500	1408	390	0.4	0.309
196 Avery Investments, LLC	Meagher Oil & Gas Properties, Inc.	2/7/2007	1.867000	1.867000	0.200000	1404	130	0.4	0.304
197 Avery Investments, LLC	Meagher Oil & Gas Properties, Inc.	2/7/2007	0.193000	0.193000	0.200000	1404	127	0.4	0.304
198 Harold S. Camp, etux	Meagher Oil & Gas Properties, Inc.	4/10/2007	1.787000	1.787000	0.187500	1403	936	0.4	0.309

LEASE SCHEDULE

	LESSOR	LESSEE	DATE	GROSS ACRES	NET ACRES	ROYALTY	BOOK	PAGE	SS WI	SS NRI
199	Brenda Kay Chambers	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.213000	0.213000	0.187500	1399	932	0.4	0.309
200	Tommy Allen Cole, etux	Meagher Oil & Gas Properties, Inc.	4/3/2007	0.241000	0.241000	0.187500	1403	397	0.4	0.309
201	Josephine Hall	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.216000	0.216000	0.187500	1399	941	0.4	0.309
202	Joyce Darlene Silas Hansen	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.193000	0.193000	0.187500	1399	926	0.4	0.309
203	Mark L. Montgomery LLC	Meagher Oil & Gas Properties, Inc.	4/23/2007	0.959000	0.816600	0.187500	1405	491	0.4	0.309
204	Troy Leon Keith, etux	Meagher Oil & Gas Properties, Inc.	3/8/2007	12.640000	12.640000	0.200000	1403	421	0.4	0.304
205	Cynthia Vaughn McKenzie	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.354000	0.354000	0.187500	1399	938	0.4	0.309
206	Mark L. Montgomery	Meagher Oil & Gas Properties, Inc.	4/23/2007	9.140000	9.140000	0.187500	1405	494	0.4	0.309
207	Georgia Mae S. Offutt, etvir	Meagher Oil & Gas Properties, Inc.	4/20/2007	4.912000	4.912000	0.187500	1403	659	0.4	0.309
208	Roger Doyle Parish, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.175000	0.175000	0.187500	1399	711	0.4	0.309
209	Sharron Ann Hall Phillips	Meagher Oil & Gas Properties, Inc.	12/4/2006	0.565000	0.565000	0.187500	1403	839	0.4	0.309
210	Roger Glenn Scott, etux	Meagher Oil & Gas Properties, Inc.	4/10/2007	1.410000	1.410000	0.187500	1403	952	0.4	0.309
211	John Wesley Shirley, Jr., etux	Meagher Oil & Gas Properties, Inc.	4/25/2007	0.260000	0.260000	0.187500	1405	481	0.4	0.309
212	Robert H. Smith, Jr.	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.445000	0.445000	0.187500	1400	292	0.4	0.309
213	Storyland Properties, LLC	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.539000	0.539000	0.187500	1403	297	0.4	0.309
214	Lawrence C. Van Amberg, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.719000	0.719000	0.187500	1399	935	0.4	0.309
215	Cookie Camp Wallace	Meagher Oil & Gas Properties, Inc.	4/23/2007	0.175000	0.175000	0.187500	1405	488	0.4	0.309
216	Michael Charles Watts, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.225000	0.225000	0.187500	1403	279	0.4	0.309
217	Dustin Ballard Williams, etux	Meagher Oil & Gas Properties, Inc.	4/10/2007	1.000000	1.000000	0.187500	1403	955	0.4	0.309
218	Michael Ballard Williams, etux	Meagher Oil & Gas Properties, Inc.	4/10/2007	16.109000	13.186500	0.187500	1403	948	0.4	0.309
219	Shelia Estes Williams, etvir	Meagher Oil & Gas Properties, Inc.	11/20/2006	0.216000	0.216000	0.187500	1399	929	0.4	0.309
220	Raymond A Sowell, etux	Meagher Oil & Gas Properties, Inc.	4/23/2007	0.175000	0.175000	0.187500	1405	819	0.4	0.309
221	Gary L Coker, etux	Meagher Oil & Gas Properties, Inc.	2/20/2007	0.200000	0.200000	0.187500	1399	959	0.4	0.309
222	John Darren Copen, etux	Meagher Oil & Gas Properties, Inc.	2/21/2007	0.224000	0.224000	0.187500	1399	717	0.4	0.309
223	Hamlin Construction and Development, LLC	Meagher Oil & Gas Properties, Inc.	3/14/2007	0.316000	0.316000	0.187500	1401	439	0.4	0.309
224	Janice Jackson	Meagher Oil & Gas Properties, Inc.	3/3/2007	0.206000	0.206000	0.187500	1400	307	0.4	0.309
225	Charles Jordan	Meagher Oil & Gas Properties, Inc.	2/21/2007	0.200000	0.200000	0.187500	1400	298	0.4	0.309
226	James Walter Justice	Meagher Oil & Gas Properties, Inc.	2/22/2007	0.217000	0.217000	0.187500	1400	304	0.4	0.309
227	Lone Oak Homes of Benton	Meagher Oil & Gas Properties, Inc.	3/16/2007	0.717000	0.717000	0.187500	1401	446	0.4	0.309
228	Fanny Velasco Milde etvir	Meagher Oil & Gas Properties, Inc.	2/27/2007	0.213000	0.213000	0.187500	1399	950	0.4	0.309
229	Jeffrey Darrell Norris, etux	Meagher Oil & Gas Properties, Inc.	2/21/2007	0.266000	0.266000	0.187500	1400	301	0.4	0.309
230	Arthur R Roberts, etux	Meagher Oil & Gas Properties, Inc.	2/5/2007	0.200000	0.200000	0.187500	1399	720	0.4	0.309
231	Ryan Neil Schmidt, etux	Meagher Oil & Gas Properties, Inc.	1/23/2007	0.316000	0.316000	0.187500	1399	947	0.4	0.309
232	Brian Eugene Walters, etux	Meagher Oil & Gas Properties, Inc.	2/17/2007	0.200000	0.200000	0.187500	1401	449	0.4	0.309
233	6494 Homes LLC	Meagher Oil & Gas Properties, Inc.	3/19/2007	0.220000	0.220000	0.187500	1403	303	0.4	0.309
234	Delos J Aldridge, Jr, etux	Meagher Oil & Gas Properties, Inc.	4/13/2007	0.381000	0.381000	0.187500	1405	469	0.4	0.309
235	Brian W Alexander, etux	Meagher Oil & Gas Properties, Inc.	3/2/2007	0.207000	0.207000	0.187500	1403	285	0.4	0.309
236	John Elba Arnold IV	Meagher Oil & Gas Properties, Inc.	3/28/2007	0.208000	0.208000	0.187500	1404	253	0.4	0.309
237	Velvet J Bates	Meagher Oil & Gas Properties, Inc.	3/20/2007	0.470000	0.470000	0.187500	1403	927	0.4	0.309
238	Garrett Lane Bonds, etux	Meagher Oil & Gas Properties, Inc.	4/13/2007	0.220000	0.220000	0.187500	1405	472	0.4	0.309

LEASE SCHEDULE

	LESSOR	LESSEE	DATE	GROSS ACRES	NET ACRES	ROYALTY	BOOK	PAGE	SS WI	SS NRI
239	Brushy Creek Land Company	Meagher Oil & Gas Properties, Inc.	3/8/2007	23.261000	23.261000	0.200000	1401	633	0.4	0.304
240	Dan Shankle Custom Homes LLC	Meagher Oil & Gas Properties, Inc.	3/15/2007	0.800000	0.800000	0.187500	1403	300	0.4	0.309
241	James Keith Desoto, etux	Meagher Oil & Gas Properties, Inc.	11/20/2006	8.000000	8.000000	0.187500	1401	436	0.4	0.309
242	Eagle Water Inc	Meagher Oil & Gas Properties, Inc.	4/14/2007	0.845000	0.845000	0.200000	1405	478	0.4	0.304
243	Joseph Mark Filler	Meagher Oil & Gas Properties, Inc.	2/21/2007	0.241000	0.241000	0.187500	1406	845	0.4	0.309
244	William Frederic Fish,etux	Meagher Oil & Gas Properties, Inc.	4/23/2007	0.331000	0.331000	0.187500	1405	921	0.4	0.309
245	Brian Keith Fontenot	Meagher Oil & Gas Properties, Inc.	4/3/2007	0.213000	0.213000	0.187500	1404	250	0.4	0.309
246	Beverly Anne Yohe Fergason	Meagher Oil & Gas Properties, Inc.	3/20/2007	0.200000	0.200000	0.187500	1403	288	0.4	0.309
247	Robert V Gelley, etux	Meagher Oil & Gas Properties, Inc.	5/1/2007	0.207000	0.207000	0.187500	1407	477	0.4	0.309
248	Grant Charles Hall Jr, etux	Meagher Oil & Gas Properties, Inc.	3/20/2007	0.200000	0.200000	0.187500	1403	412	0.4	0.309
249	Geneva Johnson	Meagher Oil & Gas Properties, Inc.	4/16/2007	0.497000	0.497000	0.187500	1405	475	0.4	0.309
250	Harry Joseph MacIsaac, etux	Meagher Oil & Gas Properties, Inc.	4/3/2007	0.398000	0.398000	0.187500	1403	933	0.4	0.309
251	Patrick Hugh McGough, etux	Meagher Oil & Gas Properties, Inc.	3/1/2007	0.204000	0.204000	0.187500	1403	418	0.4	0.309
252	Patrick Todd Marlowe, etux	Meagher Oil & Gas Properties, Inc.	3/28/2007	0.200000	0.200000	0.187500	1403	945	0.4	0.309
253	Andrew D Moore, etux	Meagher Oil & Gas Properties, Inc.	3/28/2007	0.366000	0.366000	0.200000	1405	500	0.4	0.304
254	Cynthia K Newhouse	Meagher Oil & Gas Properties, Inc.	4/13/2007	0.316000	0.316000	0.187500	1403	930	0.4	0.309
255	Jason Benjamin O'Dell, etux	Meagher Oil & Gas Properties, Inc.	4/16/2007	0.383000	0.383000	0.187500	1404	256	0.4	0.309
256	Phillip R Robken, etux	Meagher Oil & Gas Properties, Inc.	3/28/2007	0.212000	0.212000	0.187500	1403	942	0.4	0.309
257	Roger L Radcliff Construction LLC	Meagher Oil & Gas Properties, Inc.	3/20/2007	0.200000	0.200000	0.187500	1403	403	0.4	0.309
258	The Shiloh Baptist Church- Benton	Meagher Oil & Gas Properties, Inc.	4/23/2007	1.000000	1.000000	0.200000	1405	484	0.4	0.304
259	Mary Georgeanne Despot Wade	Meagher Oil & Gas Properties, Inc.	2/21/2007	0.235000	0.235000	0.187500	1403	306	0.4	0.309
260	Michael Kevin Wilkinson, etux	Meagher Oil & Gas Properties, Inc.	2/6/2007	0.210000	0.210000	0.187500	1403	409	0.4	0.309
261	Michael E Wood, etux	Meagher Oil & Gas Properties, Inc.	4/23/2007	0.236000	0.236000	0.187500	1407	480	0.4	0.309
262	Wyatt Reality Inc	Meagher Oil & Gas Properties, Inc.	3/19/2007	0.200000	0.200000	0.187500	1403	406	0.4	0.309
263	Thomas Mack	Meagher Oil & Gas Properties, Inc.	2/23/2007	1.000000	1.000000	0.200000	1399	944	0.6	0.456
264	Clinton Lee Willey, etux	Meagher Oil & Gas Properties, Inc.	2/23/2007	2.030000	2.030000	0.200000	1403	294	0.6	0.456
265	Kenneth Roland Womack, etux	Meagher Oil & Gas Properties, Inc.	2/2/2007	13.970000	13.970000	0.200000	1403	424	0.6	0.456
266	Valerie Kidd Campbell, etvir	Meagher Oil & Gas Properties, Inc.	2/27/2007	1.000000	1.000000	0.200000	1399	956	0.6	0.456
267	Geraldine Kidd Williams	Meagher Oil & Gas Properties, Inc.	2/22/2007	1.080000	1.080000	0.200000	1399	953	0.6	0.456
268	William Hodges Mercer, Jr	Meagher Oil & Gas Properties, Inc.	2/7/2007	40.000000	5.000000	0.187500	1399	714	0.4	0.309
269	I Janet Courtney	Meagher Oil & Gas Properties, Inc.	4/25/2007	0.216000	0.216000	0.187500	1405	816	0.4	0.309
270	Roy Colvin, etux	Meagher Oil & Gas Properties, Inc.	5/25/2007	0.574000	0.574000	0.200000	1403	680	0.4	0.304
271	Johnny L. Hammonds, etux	Meagher Oil & Gas Properties, Inc.	7/2/2007	0.422500	0.422500	0.187500	1412	264	0.4	0.309
272	Michael Ballard Williams, etux	Meagher Oil & Gas Properties, Inc.	7/10/2007	85.000000	85.000000	0.187500	1412	267	0.4	0.309
273	Icee Distributors, Inc.	Meagher Oil & Gas Properties, Inc.	7/10/2007	3.090000	3.090000	0.250000	1412	270	0.4	0.292
274	Linda Louise Robinson, etvir	Meagher Oil & Gas Properties, Inc.	7/10/2007	0.622000	0.622000	0.187500	1425	92	0.4	0.309
275	Henry Warren Cantrell, Jr. et ux	Meagher Oil & Gas Properties, Inc.	3/20/2007	2.490000	2.490000	0.200000				
276	Raybon C. Atkins	Midstates Oil Corporation	8/31/1951				227	523	0.4	0.304
277	W. P. Lincoln	Midstates Oil Corporation	8/31/1951				227	541		
278	Raybon C. Atkins	Midstates Oil Corporation	12/5/1953				248	211		

LEASE SCHEDULE

	LESSOR	LESSEE	DATE	GROSS ACRES	NET ACRES	ROYALTY	BOOK	PAGE	SS WI	SS NRI
279	Theo Vance Rendall	Midstates Oil Corporation	9/13/1951				228	538		
280	Bossier Parish Police	Midstates Oil Corporation	1/20/1954				250	246		
281	R. T. Stinson	Ford E. Stinson	10/27/1953				248	177		
282	Fred E. Wimple, Jr.	Midstates Oil Corporation	10/23/1953				244	336		
283	Roe J. Viola	Ford E. Stinson	10/27/1953				248	179		
284	Ada B. Scott, et al	Midstates Oil Corporation	10/22/1953				244	342		
285	Robery E. McKenzie, et ux	Midstates Oil Corporation	10/17/1953				244	295		
286	Ida Lee Thompson Collier	Midstates Oil Corporation	10/17/1953				243	623		
287	State of Louisiana	J. M. Flaitz	6/27/1952				671	847		
288	Term Assignment of Oil, Gas and Mineral Leases with an effective date of April 1, 2006, from T. C. Craighead & Company to SPRI conveying HBP Oil, Gas and Mineral Leases covering 1054.55 gross/net acres with a royalty burden of 20% and 140 gross/net acres with a royalty burden of 28%. This assignment is memorialized by memorandum recorded in Book 1367, Page 672 of the Conveyance Records of Bossier Parish, Louisiana.								0.4 0.4	0.304 0.284
289	Unrecorded "Farmout Letter Agreement" dated September 1, 2006, from Vernon E. Faulconer, Inc. to Tyner Texas Resources L.P. with conditions to earn HBP Oil, Gas and Mineral Leases covering 272.73 gross/net acres with a royalty burden of 30%.								0.4	0.276

Exhibit "A"

Subject Contracts

1) Prospect Letter Agreement dated February 12, 2006 among Sienna Pine Resources International, Dynamic Resources Corporation and Tyner Texas Operating Company.

2) Prospect Acquisition Agreement dated October 10, 2006 by Dynamic Resources Corporation and Big Sky Management, Ltd.

3) Purchase and Sale Agreement dated November 2, 2006 between Dynamic Resources Corporation, Tyner Texas Operating Company, Southern Star Operating, Inc., Tyner Texas Resources LP, and Ramshorn Investments, Inc.

4) Joint Operating Agreement dated effective September 26, 2006 between Tyner Texas Operating Company as Operator and Tyner Texas Resources LP, Ramshorn Investments, Inc., and Dynamic Resources Corporation as Non-Operators.

5) Term Assignment of Oil, Gas and Mineral Leases dated effective April 1, 2006 between T. C. Craighead & Company and SPRI, recorded in Book 1387, on November 6, 2006, file number 881442, Clerk of Court of Bossier Parish, Louisiana.

6) Farmout Agreement dated September 1, 2006, accepted on September 11, 2006 between Vernon E. Faulconer, Inc. and Southern Star Operating, Inc., as the successor-in-interest to Tyner Texas Resources L.P., as amended.

7) Gas Sales Agreement No. 2316-001 dated effective March 1, 2008 between Martin Gas Sales and Southern Star Energy.

8) Purchase Agreement No. CPE6984 dated effective December 1, 2007 between Texon L.P., and Southern Star Energy, Inc., as amended by Amendment No. 1 dated March 4, 2008.

9) Gathering Agreement dated effective June 20, 2007 between Southern Star Operating, Inc. and Vernon E. Faulconer, Inc.

10) Gas Compressor Equipment Master Service and Rental Agreement dated August 21, 2007 between Valerus Compression Services, LP and Southern Star Operating Inc.

11) Equipment Rental & Servicing Agreement dated September 1, 2007 between Regard Resources Co., Inc. and Southern Star Operations, Inc.

12) Unitization Agreement dated May 14, 1954 between Midstates Oil Corporation, Pan American Production Company and Stanolind Oil and Gas Company.

13) State of Louisiana Office of Conservation Order No. 251-F for the Cotton Valley Zone, Reservoir A, in the Sentell Field, Caddo and Bossier Parishes, Louisiana approved effective January 16, 2008.

14) State of Louisiana Office of Conservation Order No. 251-F-1 for the CV RA SUD with the Atkins-Lincoln 17-1 designated as the unit well, Caddo and Bossier Parishes, Louisiana signed May 13, 2008.

TERM NOTE

US $2,000,000 May ___, 2008

FOR VALUE RECEIVED, the undersigned, Southern Star Energy Inc., a Nevada corporation (the "Borrower"), HEREBY PROMISES TO PAY in accordance with the Credit Agreement referred to below, to the order of MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia (the "Lender"), the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest on the unpaid principal balance of this Term Note (this "Note") from time to time outstanding at the rate per annum and the manner set forth in the Credit Agreement (herein defined); provided that in no event shall interest on this Note ever be charged, paid, taken or received at a rate greater than the Highest Lawful Rate. Interest on the principal balance outstanding from time to time under this Note shall be calculated in accordance with the Credit Agreement and shall be due and payable as set forth in the Credit Agreement. Additionally, in the event of prepayment of the principal balance of this Note in whole or in part, accrued interest on the principal portion prepaid shall also be due and payable at the time of prepayment. Accrued interest on any principal balance outstanding hereunder post-maturity (whether brought about by acceleration or otherwise) shall be due and payable on demand. The final maturity of this Note, unless demanded or accelerated earlier, shall be as set forth in the Credit Agreement, at which time all principal and accrued interest then unpaid shall be due and payable in full.

This Note is a Term Note as referred to in, and is subject to and is entitled to the benefits of, that certain $2,000,000 Senior First Lien Secured Credit Agreement dated May ___, 2008, by and between Borrower and Lender (as amended, supplemented or modified from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. If this Note shall be collected by legal proceedings or through a bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity (regardless of how maturity is brought about), the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees.

It is the intention of the Borrower and the Lender to comply with applicable state and federal usury laws now or hereafter enacted. Accordingly, and notwithstanding any provision to the contrary herein or in any Security Document or in any other document related thereto, in no event shall this Note, any Security Document or any other document related thereto require payment or permit the collection of interest in excess of the Highest Lawful Rate. If, for any reason whatsoever, the interest paid or received on this Note during its full term produces a rate which exceeds the Highest Lawful Rate, the

holder of this Note shall refund to the Borrower or, at the holder's option, credit against the principal of this Note such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Highest Lawful Rate. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note, so that the interest rate is uniform throughout the full term of this Note.

Interest shall be calculated on the unpaid principal balance of this Note from time to time outstanding from the date of each Advance of principal to the date of repayment in full of such Advance pursuant to the terms of the Credit Agreement.

The Borrower hereby authorizes the Lender to enter into Lender's records the date and principal amount of each Advance, and the rate of interest payable thereon, which shall be binding on the Borrower absent manifest error; provided that the failure of the Lender to make any such record entry shall not affect the obligation of the Borrower to repay each Advance and to pay interest accrued thereon and other sums payable hereunder.

The Borrower waives notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration) of presentment for payment and protest and any other notice of any kind except as specifically required by the Credit Agreement. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights. The Borrower agrees that its liability on or with respect to this Note shall not be affected by any release of or change in any security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

THE OBLIGATIONS OF BORROWER UNDER THIS NOTE ARE TO BE PERFORMED IN THE STATE OF TEXAS AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

____
Initials

BORROWER:

SOUTHERN STAR ENERGY INC.,
a Nevada corporation

By: ______________________________
W.D. Gibbs
President

[SIGNATURE PAGE TO TERM NOTE]

EXHIBIT C

Form of Advance Request

This Advance Request is submitted to Macquarie Bank Limited, a bank incorporated under the laws of Australia ("Lender"), by Southern Star Energy Inc., a Nevada corporation ("Borrower"), pursuant to the Senior First Lien Secured Credit Agreement dated May __, 2008 (as amended, the "Credit Agreement"), between Lender and Borrower. Capitalized terms used but not otherwise defined herein shall have the same meaning given them in the Credit Agreement. The Borrower hereby requests an Advance under the Credit Agreement in the amount set forth below:

	Amount of Advance requested		$__________
1.	Total principal amount currently outstanding (excluding this request) under:		
	a.	The Term Loan	$__________
	b.	The portion of the Term Loan from which this Advance is requested	$__________
	Availability remaining (excluding this request) under the portion of the Term Loan (Line 3 must be greater than Line 1)		$__________

2. Requested Funding Date: ________ __, 20__

3. Contract Rate: Prime

4. Borrower hereby warrants and represents to Lender that the following statements are true and correct as of the date of this Advance Request:

   a. Each of the documents previously delivered to Lender pursuant to Sections 9.2 and 9.3 of the Credit Agreement, as applicable, are in full force and effect and have not been terminated, amended or modified;

   b. All representations and warranties of Borrower under the Credit Agreement and in the Security Documents including, but not limited to, those made in Article IV of the Credit Agreement, are true, complete and correct in all material respects;

   c. Except as set forth in Exhibit A, attached hereto, there is and, after giving effect to the requested Advance, the will be no Default or any event which with notice or the passage of time would become an Event of Default under the Credit Agreement or any of the Security Documents;

d. Attached to this Advance Request as Exhibit B are all approved AFEs, invoices and other supporting documentation evidencing the amount to be paid out of the Advance, including an updated AFE showing on a line-item basis the amounts drawn to date (including the amount to be paid out of the requested Advance);

e. The sum of (i) the principal amount outstanding under the Term Loan plus (ii) the amount of the Advance requested hereunder, does not exceed the Maximum Commitment; and

f. The Amount of the Advance requested exceeds minimum amount of one hundred thousand dollars ($100,000) except to the extent a lesser amount remains available under the Term Loan.

The undersigned certifies that he is a duly elected, qualified and acting ___________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that it is entitled to receive the requested borrowing under the terms and conditions of the Credit Agreement.

EXECUTED this ____ day of _______, 20__.

BORROWER:

SOUTHERN STAR ENERGY INC.
a Nevada corporation

By: ______________________________
Printed Name: ______________________________
Title: ______________________________

EXHIBIT D

Existing and Approved Purchasers

CONTRACT TYPE, DATE	PURCHASER NAME	PURCHASER/OPERATOR ADDRESS AND CONTACT	PROPERTY(IES) AND/OR WELL(S)
Gas Sales Agreement No. 2316-001; dated March 1, 2008	Martin Gas Sales	4200 Stone Road P.O. Box 191 Kilgore Texas 75663-0191 903-983-6200	Bossier Parish, Louisiana.
Gas Purchase Agreement; Contract No. CPE6984; dated December 1, 2007	Texon L.P.	11757 Katy Freeway Suite 1400 Houston Texas 77079 281-531-8400	Atkins Lincoln 18-1, Atkins Lincoln 18-2, Atkins Unit, R.C. Atkins 8-1 in Bossier Parish, Louisiana.
Gathering Agreement dated June 20, 2007	Vernon E. Faulconer, Inc.	1001 E.S.E. Loop 323, 160 Woodgate Centre Tyler Texas 75711 903-581-4382	Atkins Lincoln CP in Bossier Parish, Louisiana.

SECURITY AGREEMENT
(All Assets)

THIS SECURITY AGREEMENT (this "Security Agreement"), is made and entered into as of May ___, 2008, by SOUTHERN STAR ENERGY INC., a Nevada corporation ("Debtor"), whose address is 152-110 Cypress Station Drive, Houston, Texas 77090, in favor of MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia ("Secured Party"), whose address is Level 15, No. 1 Martin Place, Metals and Energy Capital, Sydney, NSW 2000, Australia.

Background:

1. On May ___, 2008, Debtor, as Borrower and Secured Party, as Lender, executed that certain Senior First Lien Secured Loan Credit Agreement (the "Credit Agreement") pursuant to which, Secured Party agreed to make loans to Debtor from time to time on the conditions set forth in the Credit Agreement.

2. Secured Party has conditioned its obligations under the Credit Agreement upon, among other things, the execution and delivery by Debtor of this Security Agreement, and Debtor has agreed to enter into this Security Agreement.

Agreements:

In order to comply with the terms and conditions of the Credit Agreement and for and in consideration of the premises and the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

ARTICLE I
DEFINITIONS

1.1 Terms Defined Above. As used in this Security Agreement, the terms "Debtor," "Secured Party," and "Credit Agreement" shall have the meanings indicated above.

1.2 Definitions Contained in the Credit Agreement. Unless otherwise defined herein or context otherwise requires, all capitalized terms used but not defined in this Security Agreement have the meanings given to those terms in the Credit Agreement.

1.3 Certain Definitions. As used in this Security Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

"Accounts" has the meaning indicated in subsection 2.1(a) hereof.

"Code" means the Uniform Commercial Code as presently in effect in the State of Texas, and as amended from time to time.

"Collateral" means all property, including without limitation cash or other proceeds, in which Secured Party shall have a security interest pursuant to Section 2.1 of this Security Agreement.

"Default" means the occurrence of any of the events specified in Section 5.3 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

"Equipment" has the meaning indicated in subsection 2.1(b) hereof.

"Event of Default" means the occurrence of any of the events specified in Section 5.3 hereof; provided that any requirement for notice or lapse of time or other condition precedent has been satisfied.

"General Intangibles" has the meaning indicated in subsection 2.1(c) hereof.

"Inventory" has the meaning indicated in subsection 2.1(d) hereof.

"Other Liable Party" means any person, other than Debtor, who is or becomes primarily or secondarily liable for any of the Secured Obligations or who grants Secured Party a lien on any property as security for the Secured Obligations.

"Permitted Liens" has the meaning indicated in Section 3.1.

"Related Rights" means all chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, supporting obligations, documents and instruments relating to the Accounts or the General Intangibles and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts or General Intangibles or any such chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, documents and instruments.

"Secured Obligations" has the meaning indicated in Section 2.2 hereof.

"Security Agreement" means this Security Agreement, as the same may from time to time be amended or supplemented.

"Security Documents" means this Security Agreement together with all financing statements filed in connection with this Security Agreement.

1.4 Terms Defined in Code. Unless otherwise defined herein, all terms used herein which are defined in the Code shall have the same meaning herein.

ARTICLE II
SECURITY INTEREST

2.1 Grant of Security Interest. As collateral security for all of the Secured Obligations, Debtor hereby grants to Secured Party a security interest in, a general lien upon, and

a right of set-off against all of Debtor's assets, tangible or intangible, including but not limited to the following and whether now owned or later acquired:

(a) all of Debtor's accounts (as is defined in the Code) of any kind (the "Accounts"); all chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, documents and instruments relating to the Accounts; and all rights in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts or any such chattel papers, documents and instruments;

(b) all of Debtor's equipment (as defined in the Code) in all of its forms, and wherever located, together with all parts thereof and all accessions or additions thereto, (collectively, the "Equipment");

(c) all of Debtor's general intangibles (as defined in the Code) of any kind (the "General Intangibles"); all chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, documents and instruments relating to the General Intangibles; and all rights in and to all security agreements, leases, and other contracts securing or otherwise relating to any General Intangibles or any such chattel papers, documents and instruments;

(d) all of Debtor's inventory (as defined in the Code) in all of its forms, and wherever located, together with all accessions or additions thereto and products thereof (collectively the "Inventory");

(e) all of Debtor's investment property (as defined in the Code) wherever located;

(f) all of Debtor's deposit accounts (as defined in the Code) wherever located;

(g) any additional tangible or intangible property from time to time delivered to or deposited with Secured Party as security for the Secured Obligations or otherwise pursuant to the terms of this Security Agreement; and

(h) the proceeds, products, supporting obligations, Related Rights, additions to, substitutions for and accessions of any and all Collateral described in subparagraphs (a)–(g) in this Section 2.1.

2.2 Secured Obligations. The security interest in, general lien upon, and right of set-off against the Collateral is granted to secure the following (collectively, the "Secured Obligations"):

(a) the payment of all the Obligations (as defined in the Credit Agreement) of Debtor to Secured Party now or hereafter existing including, without limitation, the Debt of Debtor under the Term Note, and any and all renewals, extensions for any period or rearrangement of the Obligations; and

(b) the performance of all obligations of Debtor under this Security Agreement and the other agreements giving rise to the Obligations (as defined in the Credit Agreement).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Security Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation of any Secured Obligations and the extension of any credit under the Credit Agreement) that:

3.1 Ownership and Liens. Except for the security interest of Secured Party granted in this Security Agreement and except for Liens, security interests and other encumbrances permitted under the Credit Agreement ("Permitted Liens"), Debtor owns good and valid title to the Collateral free and clear of any other Liens, adverse claims or options other than Permitted Liens. Debtor has rights in or the right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any other Liens, adverse claims and options other than Permitted Liens. No other Lien, adverse claim or option has been created by Debtor or is known by Debtor to exist with respect to any Collateral other than Permitted Liens. No financing statement or other security instrument is on file in any jurisdiction covering any part of the Collateral other than those in favor of Secured Party other than Permitted Liens. At the time the security interest in favor of Secured Party attaches, good and valid title to all after-acquired property included within the Collateral, free and clear of any other Liens, adverse claims or options (other than those permitted by the first sentence of this Section 3.1) will be vested in Debtor.

3.2 Status of Accounts. Each Account hereafter arising will represent and to the best knowledge of Debtor, each Account now existing represents, the valid and legally enforceable obligations of a bona fide account debtor and is not and will not be subject to contra accounts, set-offs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed to Secured Party in writing; and the amount shown as to each Account on Debtor's books will be the true and undisputed amount owing and unpaid thereon, subject to any discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have arisen in Debtor's ordinary course of business or which have otherwise been disclosed to Secured Party in writing.

3.3 Status of Related Rights. All Related Rights are, and those hereafter arising will be, valid and genuine.

3.4 Inventory Not Covered by Other Documents. None of the Inventory is, and at the time the security interest in favor of Secured Party attaches none of the Inventory hereafter acquired will be, covered by any document (as defined in the Code).

3.5 Name; Organization; Authority. The exact legal name of Debtor is set forth in the opening paragraph of this Security Agreement. Debtor is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada. Debtor is qualified to do business and in good standing in each other state in which the nature of its business requires it to

be so qualified, except where the failure to so qualify could not reasonably be expected to cause a Material Adverse Effect. The execution, delivery and performance of this Security Agreement has been duly authorized by all corporate action, and this Security Agreement constitutes the valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as the enforceability thereof may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

3.6 Location. Debtor's chief executive office and chief place of business is located at the address set forth in the opening paragraph of this Security Agreement. The office where Debtor keeps its records concerning the Accounts and the General Intangibles and the original of all the Related Rights has the same address as Debtor's chief executive office and chief place of business. Debtor's Inventory and Equipment (other than mobile goods) are located in the State of Louisiana and such other states as Debtor shall have from time to time given notice of to Lender.

3.7 Secured Party's Security Interest. This Security Agreement creates a valid and binding security interest in the Collateral securing the Secured Obligations. Upon filing the financing statements described in Section 4.10 of this Security Agreement covering the Collateral in the Office of the Secretary of State of the State of Louisiana, Secured Party will have a fully perfected security interest in that Collateral in which a security interest may be perfected by filing, subject only to Permitted Liens. No further or subsequent filing, recording, registration or other public notice of such security interest is necessary in any office or jurisdiction in order to perfect such security interest or to continue, preserve or protect such security interest except for continuation statements or for filings upon the occurrence of any of the events stated in Section 4.10 of this Security Agreement. Such perfected security interest in the Collateral constitutes a first-priority security interest under the Code, subject only to Permitted Liens.

ARTICLE IV
COVENANTS AND AGREEMENTS

A deviation from the provisions of this Article IV shall not constitute a Default under this Security Agreement if such deviation is consented to in writing (in the manner provided in the Credit Agreement) in advance by Secured Party. Without the prior written consent of Secured Party, Debtor will at all times comply with the covenants contained in this Article IV, from the date hereof and for so long as any part of the Secured Obligations (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by Debtor) or the commitment of Secured Party to make loans under the Credit Agreement is outstanding.

4.1 Title; Prohibited Liens and Filings. Debtor agrees to protect the title to the Collateral. Debtor will not pledge, mortgage, otherwise encumber, create or suffer a Lien to exist on any of the Collateral (other than in favor of Secured Party or as permitted by the Credit Agreement) or sell, assign or otherwise transfer any of the Collateral (other than as permitted by the Credit Agreement) to or in favor of any person other than Secured Party. Debtor will not file or permit to be filed or recorded any financing statement or other security instrument with

respect to the Collateral other than in favor of Secured Party or as permitted by the Credit Agreement.

4.2 Taxes, Etc. Debtor agrees to pay prior to delinquency all taxes, charges, Liens and assessments against the Collateral which, if unpaid, might result in the imposition of a Lien on the Collateral; provided, however, Debtor shall not be required to pay any tax, charge, Lien or assessment that is not yet past due or is being contested in good faith by appropriate proceedings diligently conducted by or on behalf of Debtor and if Debtor shall have set up reserves therefor adequate under GAAP.

4.3 Possession of Collateral. Secured Party shall be deemed to have possession of any of the Collateral in transit to it or set apart for it. Otherwise, the Collateral shall remain in Debtor's possession or control at all times (except where Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement) at Debtor's risk of loss and shall (except for temporary removal consistent with its normal use) be kept at locations owned or leased by Borrowers.

4.4 Inspection of Collateral. Upon reasonable notice, Secured Party may from time to time during normal business hours, inspect Debtor's records concerning the Accounts and the General Intangibles, the originals of the Related Rights, the Equipment, the Inventory and other Collateral but not as to unreasonably interfere with the business of Debtor.

4.5 Further Assurances. Debtor will from time to time sign, execute, deliver and file, alone or with Secured Party, upon reasonable request, any financing statements, security agreements or other documents necessary or convenient to perfect or continue in favor of Secured Party a first-priority security interest in the Collateral; procure any necessary instruments or documents as may be reasonably requested by Secured Party; and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby. Notwithstanding the previous sentence, however, Debtor hereby authorizes Secured Party to execute and deliver on behalf of Debtor and to file such financing statements, security agreements and other documents without the signature of Debtor either in Secured Party's name or in the name of Debtor and as attorney-in-fact for Debtor. Debtor shall do all such additional and further acts or things, give such assurances and execute such documents or instruments as Secured Party reasonably requires to vest more completely in and assure to Secured Party its rights under this Security Agreement, including, without limiting the generality of the foregoing, (a) marking conspicuously each chattel paper or electronic chattel paper included in the Collateral and, at the request of Secured Party, each of Debtor's records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such chattel paper or Collateral is subject to the security interest granted by this Security Agreement and (b) if any Account, General Intangible or Related Right is evidenced by a promissory note, chattel paper, electronic chattel paper or other instrument, transferring, delivering, assigning to Secured Party such promissory note, chattel paper, electronic chattel paper or other instrument duly endorsed and authenticated and accompanied by duly executed instruments of transfer and assignment, all in form and substance reasonably satisfactory to Secured Party, to be held by Secured Party as Collateral under this Security Agreement.

4.6 Filing Reproductions. At the option of Secured Party, a carbon, photographic or other reproduction of this Security Agreement or of a financing statement covering the Collateral shall be sufficient as a financing statement and may be filed as a financing statement.

4.7 Delivery of Information. Debtor will transmit promptly to Secured Party all information that Debtor may have or receive with respect to (a) the Collateral or (b) account debtors or obligors in respect of the Accounts, the General Intangibles and the Related Rights, in each case which could reasonably be expected to materially and adversely affect the aggregate value of the Collateral or Secured Party's rights or remedies with respect thereto.

4.8 Compromise of Collateral. Debtor will not adjust, settle or compromise any of the Accounts, the General Intangibles or the Related Rights without the prior written consent of Secured Party, other than in a manner that does not materially affect the aggregate value of the Collateral and is in the ordinary course of business.

4.9 Expenses. Debtor agrees to pay to Secured Party at Secured Party's offices, all advances, charges, costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in connection with the transaction which gives rise to this Security Agreement, in connection with confirming, perfecting and preserving the security interest created under this Security Agreement, in connection with protecting Secured Party against the claims or interests of any Person against the Collateral, and in exercising any right, power or remedy conferred by this Security Agreement or by law or in equity (including, but not limited to, reasonable attorneys' fees and legal expenses incurred by Secured Party in the collection of instruments deposited with or purchased by Secured Party and amounts incurred in connection with the operation, maintenance or foreclosure of any or all of the Collateral). The amount of all such advances, charges, costs and expenses shall be due and payable by Debtor to Secured Party upon ten (10) days after invoice or demand by Secured Party together with interest thereon from the due date at the Default Rate as provided in the Credit Agreement.

4.10 Financing Statement Filings; Notifications. Debtor recognizes that financing statements pertaining to the Collateral will be filed with the Office of the Secretary of State of the State of Louisiana. Debtor will promptly notify Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a security interest in the Collateral. Without limiting the generality of the foregoing, Debtor will (a) promptly notify Secured Party of any change to a jurisdiction other than as represented in Section 3.5 or Section 3.6 (*i*) in the location of Debtor's chief executive office or chief place of business; (*ii*) in the location of the Inventory (other than Inventory sold or leased in the ordinary course of business); (*iii*) in the location of the Equipment (other than Equipment removed in the ordinary course of business for not more than thirty (30) days) or disposed of as permitted by the Credit Agreement; (*iv*) in the location of the office where Debtor keeps its records concerning the Accounts; or (*v*) in the "location" of Debtor within the meaning of the Code; (b) prior to any of the Collateral becoming so related to any particular real estate so as to become a fixture on such real estate, notify Secured Party of the description of such real estate and the name of the record owner thereof; and (c) promptly notify Secured Party of any change in Debtor's name, identity or limited liability company structure. In any notice furnished pursuant to this section, Debtor will expressly state that the notice is required by this Security Agreement and contains facts that will or may require additional filings

of financing statements or other notices for the purpose of continuing perfection of Secured Party's security interest in the Collateral.

4.11 Maintenance of Collateral Generally. Except as otherwise provided in the Credit Agreement, (a) Debtor will maintain all the Collateral in good condition, repair, and working order (ordinary wear and tear excepted), and substantially in accordance with any manufacturer's manual if applicable; (b) Debtor will not misuse, abuse, waste, destroy, endanger or allow the Collateral to deteriorate, except, with respect to the Equipment only, for ordinary wear and tear from its intended use; (c) Debtor will promptly, or in the case of any loss or damage to any goods included in the Collateral as soon as practicable, make or cause to be made all repairs, replacements or other improvements to the Collateral as are necessary or desirable to accomplish the foregoing; and (d) Debtor will not use any Collateral in violation of any law, statute, ordinance or regulation or allow it to be so used.

4.12 Account Obligations. The Debtor will duly perform or cause to be performed all obligations of Debtor with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each Account relating thereto.

4.13 Use of Inventory. If an Event of Default has occurred and is continuing, Debtor may use its Inventory in any lawful manner not inconsistent with this Security Agreement and with the terms of insurance thereon and may sell, lease or otherwise dispose of its Inventory in the ordinary course of business. Debtor will not and shall not be permitted to use any item of Inventory in a manner inconsistent with the holding thereof for sale, lease or disposition in the ordinary course of business or in contravention of the terms of any agreement. A sale, lease or disposition in the ordinary course of business does not include the exchange of items of Inventory for goods in kind or otherwise or transfers of items of Inventory made in satisfaction of present or future Secured Obligations.

4.14 Proceeds. Upon the terms and conditions set forth in the Credit Agreement and at the request of Secured Party, Debtor will deliver to Secured Party promptly upon receipt, all proceeds received by Debtor from the sale or disposition of the Collateral in the exact form in which they are received. To evidence Secured Party's rights in this regard, Debtor will assign or endorse proceeds to Secured Party as Secured Party reasonably requests. Secured Party may, from time to time, in its discretion, hold non-cash proceeds as part of the Collateral or apply cash proceeds received by Secured Party in the manner set forth in Section 5.2 of this Security Agreement. Upon the terms and conditions set forth in the Credit Agreement and at the request of Secured Party, Debtor will notify obligors on all of the Collateral to make payments directly to Secured Party, and thereafter Secured Party may endorse as Debtor's agent any checks, instruments, chattel paper or other documents connected with the Collateral, take control of proceeds of the Collateral and may hold the non-cash proceeds as part of the Collateral and may apply cash proceeds received by Secured Party in the manner set forth in Section 5.2 of this Security Agreement and may take any action necessary to obtain, preserve and enforce the Liens granted hereunder and maintain and preserve the Collateral.

4.15 Insurance. Debtor shall have and maintain, with financially sound and reputable insurers, insurance (subject to customary deductible and retention) satisfactory in all respects to Secured Party covering the goods included in the Collateral against such liabilities, risks and

contingencies, by such methods and in such amounts as provided in the Credit Agreement. Policies evidencing any such property insurance will name Secured Party as an additional insured and loss payee and provide for a minimum of thirty (30) days prior written notice to Secured Party of any cancellation. Debtor shall furnish Secured Party with certificates or other evidence of compliance with the foregoing insurance provisions as provided in the Credit Agreement. Secured Party may act as attorney-in-fact for Debtor and Debtor hereby irrevocably appoints Secured Party as Debtor's true and lawful attorney-in-fact, with full power of substitution, in Secured Party's name or Debtor's name or otherwise, but at Debtor's cost and expense and without notice to Debtor upon the occurrence and during the continuance of an Event of Default, to obtain, adjust, sell and cancel such insurance and endorse any draft drawn by insurers of the goods included in the Collateral. If any insurance policy covering the goods included in the Collateral expires or is canceled before the Secured Obligations are paid in full or before the termination of the Secured Party's Commitment to make loans as provided in the Credit Agreement, at Secured Party's option, Secured Party may, at Debtor's expense, obtain replacement insurance which may, but need not, be single interest insurance in favor of Secured Party.

4.16 Collateral not to be Fixture or Accession. Debtor will not permit any Collateral to become so related to any particular real estate so as to become a fixture on such real estate or to be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are included in the Collateral; in the event that any Collateral is to become so related to any particular real estate or so installed or affixed to other goods, prior thereto Debtor will (a) notify Secured Party of such fact and (b) upon demand of Secured Party furnish written consents to Secured Party's security interest and disclaimers of any interest in such Collateral signed by any Person having an interest in such real estate or such other goods, if applicable.

4.17 Delivery of Certificate of Title to Equipment. In the case of Equipment now owned constituting goods in which a security interest is perfected by a notation on the certificate of title or similar evidence of the ownership of such goods, Debtor shall, as soon as practicable after a request by Secured Party, deliver to Secured Party any and all certificates of title, applications for title or similar evidence of ownership of such Equipment and shall cause Secured Party to be named as lienholder on any such certificate of title or other evidence of ownership. In the case of such Equipment hereafter acquired, Debtor shall provide evidence of ownership within ten (10) days of its acquisition of such Equipment. Debtor shall provide notice to Secured Party of any material loss or damage to any Equipment and shall not permit any such Equipment to become a fixture to real estate or an accession to other personal property other than as permitted in the Credit Agreement.

4.18 Third-Party Acknowledgments; Control Agreements. If any of the Collateral is in the possession of a third-party, Debtor will join with Secured Party in notifying the third-party of Secured Party's security interest and obtaining an acknowledgment in form and substance reasonably satisfactory to Secured Party from such third-party that it is holding the Collateral for the benefit of the Secured Party. Debtor will fully cooperate with Secured Party in obtaining a control agreement in form and substance reasonably satisfactory to Secured Party with respect to any Collateral consisting of deposit accounts, investment property, electronic chattel paper or letter of credit rights.

ARTICLE V
RIGHTS, REMEDIES AND DEFAULT

5.1 With Respect to Collateral. Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from Debtor) and the right is expressly granted to Secured Party, and Debtor hereby constitutes, appoints and makes Secured Party as Debtor's true and lawful attorney-in-fact and agent for Debtor and in Debtor's name, place and stead with full power of substitution, in Secured Party's name or Debtor's name or otherwise, for Secured Party's sole use and benefit, but at Debtor's cost and expense, to exercise, without notice, all or any of the following powers at any time following the occurrence and during the continuation of an Event of Default hereunder with respect to all or any of the Collateral:

(a) notify account debtors or the obligors on the Accounts, the General Intangibles and the Related Rights to make and deliver payment to Secured Party;

(b) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds;

(c) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

(d) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(e) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relative goods, as fully and effectively as if Secured Party were the absolute owner thereof; and

(f) to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto; provided, however, Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

5.2 Application of Cash Sums. All cash sums paid to and received by Secured Party on account of the Collateral will be (a) released to Debtor for use in Debtor's business or, at the option of Secured Party pursuant to the terms and conditions of the Credit Agreement, (b) applied by Secured Party on the Secured Obligations whether or not such Secured Obligations shall have by its terms matured, in accordance with the Credit Agreement; provided, however, Secured Party need not apply or give credit for any item included in such sums until Secured Party has received final payment thereof at its banking quarters or solvent credits accepted as such by Secured Party; and provided further that Secured Party's failure to so apply any such sums shall not be a waiver of Secured Party's right to so apply such sums or any other sums at any time.

5.3 Events of Default. An "Event of Default" under this Security Agreement shall occur upon the occurrence of an "Event of Default" under the Credit Agreement.

5.4 Default Remedies. Upon the occurrence and during the continuation of any Event of Default, Secured Party may then, or at any time thereafter and from time to time after giving any notice required under the Credit Agreement, if any notice is required with respect to such Event of Default, apply, set-off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or, at Secured Party's option, following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers' board or securities exchange, either for cash or upon credit or for future delivery, and Secured Party may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own right free from any claim of Debtor or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Secured Obligations. All demands, notices and advertisements, and the presentment of property at sale are hereby waived except to the extent reasonably necessary to conduct a commercially reasonable sale. If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Debtor hereby agrees ten (10) days prior written notice shall constitute reasonable notice. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

5.5 Proceeds. Upon the occurrence of any Event of Default, the proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in the Code.

5.6 Deficiency. Debtor shall remain liable to Secured Party for any unpaid Secured Obligations, advances, costs, charges and expenses, together with interest thereon and shall pay the same immediately to Secured Party as set forth in the Credit Agreement.

5.7 Secured Party's Duties. The powers conferred upon Secured Party by this Security Agreement are solely to protect the interest of Secured Party in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Secured Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession but need not take any steps to keep the Collateral identifiable. Secured Party shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party's rights in or to, any of the Collateral.

5.8 Secured Party's Actions. Debtor waives any right to require Secured Party to proceed against any Person, exhaust any Collateral, or have any Other Liable Party joined with Debtor in any suit arising out of the Secured Obligations or this Security Agreement or pursue any other remedy in Secured Party's power; waives any and all notice of acceptance of this Security Agreement or of creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations from time to time; and waives any defense arising by reason of any disability or other defense of any Other Liable Party, or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. All dealings between Debtor and Secured Party, whether or not resulting in the creation of the Secured Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Until all the Secured Obligations shall have been paid in full (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by Debtor), Debtor shall have no right to subrogation, and Debtor waives until all the Secured Obligations shall have been paid in full (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by Debtor) any right to enforce any remedy which Secured Party now has or may hereafter have against Other Liable Party and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Secured Obligations, from time to time to (a) take and hold any other property as collateral, other than the Collateral, for the payment of any or all of the Secured Obligations, and exchange, enforce, waive and release any or all of the Collateral or such other property; (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party in its discretion may determine; (c) renew, extend for any period, accelerate, modify, compromise, settle or release the obligation of any Other Liable Party with respect to any or all of the Secured Obligations or Collateral; (d) waive, enforce, modify, amend or supplement any of the provisions of any of the Security Documents, the Credit Agreement or the Term Note or any other promissory note or document evidencing any of the Secured Obligations (except for an amendment or supplement to any of the foregoing to which Debtor is a party to the extent such amendment or supplement requires the consent of Debtor); and (e) release or substitute any Other Liable Party.

5.9 Transfer of Secured Obligations and Collateral. Secured Party may transfer any or all of Secured Party's interest in the Secured Obligations, and upon any such transfer Secured Party may transfer any or all of the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers and remedies of Secured Party hereunder with respect to Collateral so transferred; provided, however, with respect to any Collateral not so transferred, Secured Party shall retain all rights, powers and remedies provided under this Security Agreement. Secured Party may at any time deliver any or all of the Collateral to Debtor whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

5.10 Cumulative Security. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the Secured Obligations. No security taken hereafter as security for the Secured Obligations shall

impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

5.11 Continuing Agreement. This is a continuing Security Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until (a) the Secured Obligations are paid in full (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by Debtor), (b) Secured Party has no further obligation to advance monies to Debtor under the Credit Agreement and (c) Secured Party, upon written request of Debtor, has executed a written termination statement, reassigned to Debtor, without recourse, the Collateral and all rights conveyed hereby and returned possession of the Collateral to Debtor. Furthermore, it is contemplated by the parties hereto that there may be times when no Secured Obligations are owing; notwithstanding such occurrences, however, this Security Agreement shall remain valid and shall be in full force and effect as to subsequent Secured Obligations provided Secured Party has not executed a written termination statement and returned possession of the Collateral to Debtor. Otherwise this Security Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased, or irrespective of the validity or enforceability of the Term Note or any of the Security Documents, including the Credit Agreement, to which any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy of Debtor, or any other event or proceeding affecting Debtor or any Other Liable Party.

5.12 Cumulative Rights. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code. Secured Party may exercise its bankers' Lien or right of set-off with respect to the Secured Obligations in the same manner as if the Secured Obligations were unsecured.

5.13 Exercise of Rights, Etc. Time shall be of the essence for the performance of any act under this Security Agreement or the Secured Obligations by Debtor or Other Liable Party, but neither Secured Party's acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or of Other Liable Party or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

5.14 Remedy and Waiver. Secured Party may remedy any Default or Event of Default without waiving the Default or Event of Default or waiving any prior or subsequent Default or Event of Default.

5.15 Non-Judicial Remedies. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and Debtor expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity, and are the result of bargain at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at any party's option.

5.16 Compliance with Other Laws. Secured Party may comply with the requirements of any applicable state or federal law in connection with the disposition of all or any part of the Collateral, and compliance with such laws will not be considered to adversely affect the commercial reasonableness of any sale of all or any part of the Collateral.

5.17 Disclaimer of Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or similar warranties. The disclaimer of any such warranties will not be considered to adversely affect the commercial reasonableness of any sale of all or any part of the Collateral.

5.18 Sales on Credit. If Secured Party sells all or any part of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied against the Secured Obligations. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of such sale.

ARTICLE VI
MISCELLANEOUS

6.1 Preservation of Liability. Neither this Security Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any Person liable on the Secured Obligations from liability on the Secured Obligations and for any deficiency thereon.

6.2 Notices. Any record, notice, demand or document which either party is required or may desire to give hereunder shall be given as provided in the Credit Agreement.

6.3 Choice of Law. THIS SECURITY AGREEMENT HAS BEEN MADE IN AND THE SECURITY INTEREST GRANTED HEREBY IS GRANTED IN AND EACH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION GOVERN THE PERFECTION AND PRIORITY OF THE SECURITY INTEREST GRANTED HEREBY) WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

6.4 Amendment and Waiver. This Security Agreement may not be amended (nor may any of its terms be waived) except in the manner provided in the Credit Agreement.

6.5 Severability. If any provision of this Security Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtor and Secured Party shall promptly

meet and discuss substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect

6.6 Survival of Agreements. All representations and warranties of Debtor herein, and all covenants and agreements herein not fully performed before the effective date of this Security Agreement, shall survive such date.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

6.8 Successors and Assigns. The covenants and agreements herein contained by or on behalf of Debtor shall bind Debtor, Debtor's legal representatives, successors and assigns and all persons who become bound as a debtor to this Security Agreement and shall inure to the benefit of Secured Party, its successors and permitted assigns under the Credit Agreement.

6.9 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

6.10 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE TERM NOTE, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY, BEFORE OR AFTER MATURITY.

6.11 Interest. It is the intention of the parties hereto to comply strictly to usury laws applicable to the Secured Party. Interest on the Debt is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of the Term Note or otherwise, shall the interest taken, reserved, contracted for, charged or received by the Secured Party exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of the Credit Agreement, this Agreement, any of the other Security Documents or of any other document evidencing, securing or pertaining to the Debt evidenced by the Term Note, at the time performance of such provision shall be due, would be usurious under applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity so that the aggregate consideration which constitutes interest that is contracted for, taken, reserved, charged for, or received shall not exceed the maximum amount allowed by applicable law and such amount that would otherwise be excessive interest shall be applied to the reduction of the principal amount owing under the Term Note or on account of any other Debt of the Debtor to the Secured Party, or if principal of the Term Note and such other Debt has been paid in full, refunded to the Debtor. In determining whether or not the interest paid or agreed to be paid for the use, forbearance, or detention of sums hereunder exceeds the

highest lawful rate, the Debtor and the Secured Party shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Debt so that the actual rate of interest on account of such Debt does not exceed the highest lawful rate, and/or (d) allocate interest between portions of such Debt, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT, THE TERM NOTE AND THE SECURITY DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by its duly authorized undersigned officers effective as of May ___, 2008.

DEBTOR:

SOUTHERN STAR ENERGY INC.,
a Nevada corporation

By: ______________________________
W.D. Gibbs
President

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by its duly authorized undersigned officers effective as of May ___, 2008.

SECURED PARTY:

MACQUARIE BANK LIMITED,
a bank incorporated under the laws of Australia

By: ______________________________
Name: ______________________________
Title: ______________________________

By: ______________________________
Name: ______________________________
Title: ______________________________

EXHIBIT F

Form of Notice of Assignment of Proceeds

MACQUARIE BANK LIMITED
One Allen Center, Suite 3100
500 Dallas Street
Houston, Texas 77002

______________ __, 20__

____
____
____
____

Re: **Notice of Assignment of Proceeds**

Ladies and Gentlemen:

Pursuant to that certain Senior First Lien Secured Loan Credit Agreement (the "Credit Agreement") dated effective as of May ___, 2008 between Southern Star Energy Inc., ("SSE"), as Borrower, and Macquarie Bank Limited ("Lender"), SSE has assigned to Lender all proceeds from the sale of production from or allocable to SSE's interests in the properties (the "Mortgaged Properties") identified on Exhibit A attached to the enclosed Act of Mortgage, Assignment of Production and As-Extracted Collateral, Security Agreement and Financing Statement dated effective as of May ___, 2008 (as amended, the "Mortgage").

Pursuant to the assignment of proceeds by SSE, you are hereby authorized and directed, effective immediately, to make all payments of amounts attributable to SSE's interest in the Mortgaged Properties by wire transfer to:

Account:
Bank of New York
New York, NY 10004
ABA No. 021000018
Favour: Macquarie Bank Limited – OBU Sydney
A/C No.: 8900055375
Chips UID: 236386
Reference: Southern Star Energy Inc.

If by check, checks should be made payable to Macquarie Bank and mailed to:

Macquarie Bank
PO Box 14107A
Newark, NJ 07198-0107
Reference: Southern Star Energy Inc.

In consideration of your acceptance of this Notice of Assignment of Proceeds, Lender hereby ratifies, confirms, adopts and agrees to be bound by all previous sales contracts, division orders and transfer orders heretofore executed by SSE insofar as the same cover and relate to the interests described in the enclosed Mortgage. Lender hereby agrees to indemnify, save and hold you harmless from and against any and all claims, demands, actions, judgments, damages, liabilities, losses, costs, charges, recoveries and other expense of every nature and character which you at any time shall or may sustain by reason of the payments to Lender of proceeds of production as requested and authorized hereby; provided, however, the aggregate liability of Lender with respect to any warranty, representations, covenant or indemnification contained in this letter or any previous sales contracts, division orders or transfer orders shall be limited to an amount equal to the amounts disbursed by you to Lender hereunder.

This notice of assignment of proceeds is irrevocable and you should continue to remit such payments as set forth above until you receive other written instructions signed by an authorized officer of Lender.

Please signify your understanding and agreement to comply with the terms hereof by signing in the indicated space below and returning a copy of this letter to Macquarie Bank Limited, One Allen Center, Suite 3100, 500 Dallas Street, Houston, Texas 77002 with a copy to Mr. Douglas C. Atnipp, Greenberg Traurig, LLP, 1000 Louisiana Street, Suite 1800, Houston, Texas 77002.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

Very truly yours,

MACQUARIE BANK LIMITED,
a bank incorporated under the laws of Australia

By: ________________________________
Name: ______________________________
Title: _______________________________

By: ________________________________
Name: ______________________________
Title: _______________________________

SOUTHERN STAR ENERGY INC.,
a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

Acknowledged and Agreed to this ______ day of _______________, 20___.

____

By: ______________________________
Name: ______________________________
Title: ______________________________

Enclosure (Mortgage)

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement (this "Agreement"), dated as of May ___, 2008, is by and among MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia, with an address at No. 1 Martin Place, Sydney, NSW 2000, Australia ("Secured Party"); SOUTHERN STAR ENERGY INC., a Nevada corporation, whose address is 152-110 Cypress Station Drive, Houston, Texas 77090 ("Borrower"); and PEGASUS BANK, a Texas banking corporation, with an address at 4515 W. Mockingbird, Dallas, Texas 75209 ("Bank").

Background

Borrower has granted Secured Party a security interest in one or more deposit accounts maintained by Bank for Borrower. The parties are entering into this agreement to perfect Secured Party's security interest in those accounts.

Agreements

In consideration of the terms, covenants, provisions and conditions set forth in this Agreement, Secured Party, Borrower and Bank agree as follows:

1. The Account. Bank maintains the following deposit account for Borrower: account numbered 50002756, titled Southern Star Energy Inc. (as any such account may be renumbered or retitled, collectively, the "Account"). All parties agree that the Account is a "deposit account" within the meaning of Chapter 9 of the Uniform Commercial Code of the State of Texas (the "UCC").

2. Control. After receipt by Bank of the Notice of Exclusive Control (hereinafter defined) Bank will comply with written instructions originated by Secured Party directing disposition of the funds in the Account without further consent by Borrower. Bank shall comply with instructions directing the disposition of funds in the Account originated by Borrower or its authorized representatives until such time as Secured Party delivers a written notice to Bank that Secured Party is thereby exercising exclusive control over the Account. Such notice is referred to herein as the "Notice of Exclusive Control." After Bank receives a Notice of Exclusive Control and has had reasonable opportunity to comply, it will cease complying with instructions concerning the Account or funds on deposit therein originated by Borrower or its representatives; however, all deposits to the Account received by Bank prior to its receipt of the Notice of Exclusive Control and all checks drawn on the Account by Borrower or its representatives and received by Bank prior to its receipt of the Notice of Exclusive Control will be allowed to be paid by Bank if sufficient funds are on deposit. Bank has not and will not agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party without the prior written consent of Secured Party and Borrower.

3. Subordination of Bank's Security Interest. Bank hereby subordinates all security interests, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any funds in the Account other than in connection with the payment of Bank's customary fees and charges pursuant to its agreement with Borrower and for the reversal of provisional credits.

4. Statements, Confirmations and Notices of Adverse Claims. After receipt of a Notice of Exclusive Control, Bank will send copies of all statements concerning the Account to each of Borrower and Secured Party at the addresses set forth in Section 13 below. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any funds credited thereto, Bank will make reasonable efforts promptly to notify Secured Party and Borrower thereof.

5. Bank's Responsibility. Except for acting on Borrower's instructions in violation of Section 2 above, Bank shall have no responsibility or liability to Secured Party for complying with instructions concerning the Account from Borrower or Borrower's authorized representatives which are received by Bank before Bank receives a Notice of Exclusive Control and has had reasonable opportunity to act on it. Bank shall have no responsibility or liability to Borrower for complying with instructions concerning the Account originated by Secured Party following receipt of a Notice of Exclusive Control, and shall have no responsibility to investigate the appropriateness of any such instruction or Notice of Exclusive Control, even if Borrower notifies Bank that Secured Party is not legally entitled to originate any such instruction or Notice of Exclusive Control.

6. Indemnity. Borrower and Secured Party hereby agree, jointly and severally, to indemnify and hold harmless Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Bank's gross negligence or willful misconduct or Bank's breach of any of the provisions hereof.

7. Customer Agreement. In the event of a conflict between this Agreement and any other agreement between the Bank and the Borrower relating to the Account, the terms of this Agreement will prevail; provided, however, that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Bank and Borrower pursuant to a separate agreement.

8. Termination. Unless earlier terminated by Bank pursuant to this section, this Agreement shall continue in effect until Secured Party has notified Bank in writing that this Agreement, or its security interest in the Account, is terminated. Upon receipt of such notice the obligations of Bank hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Secured Party shall have no further right to originate instructions concerning the Account and any previous Notice of Exclusive Control delivered by Secured Party shall be deemed to be or no further force and effect. Bank reserves the right, unilaterally, to terminate this Agreement, such termination to be effective ten (10) calendar days after written notice thereof is given to Borrower and Secured Party.

9. Complete Agreement; Amendments. This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 7 above, supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter. No amendment, modification or (except as otherwise specified in Section 8 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend,

modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Texas. The parties agree that Texas is the "bank's jurisdiction" for purposes of the UCC.

11. Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

12. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be assigned by Secured Party to any successor of Secured Party under its security agreement with Borrower, provided that written notice thereof is given by Secured Party to Bank.

13. Notices. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below:

If to Secured Party, to:

Macquarie Bank Limited
Houston Representative Office
500 Dallas Street, Suite 3100
Houston, Texas 77002
Attention: Michael Sextro
Telephone: (713) 275-6207
Facsimile: (713) 275-6222
E-Mail: michael.sextro@macquarie.com

with a copy to:

Macquarie Bank Limited
Houston Representative Office
500 Dallas Street, Suite 3100
Houston, Texas 77002
Attention: Linda Cox
Telephone: (713) 275-6221
Facsimile: (713) 275-6222
E-Mail: linda.cox@macquarie.com

and

Macquarie Bank Limited
Executive Director – Metals and Energy Capital
Level 15, No. 1 Martin Place
Sydney
New South Wales 2000
Australia
Attention: Executive Director
Telephone: +61 2 8232 3333
Facsimile: +61 2 8232 3590
E-Mail: katie.choi@macquarie.com

If to Borrower, to:

Southern Star Energy Inc.
152-110 Cypress Station Drive
Houston, Texas 77090
Attention: David Gibbs
Telephone: (832) 375-0330
Facsimile: (832) 375-0331
E-Mail: david@ssenergyinc.com

If to Bank, to:

Pegasus Bank
4515 W. Mockingbird Lane
Dallas, Texas 75209
Attention: Mr. Joe Goyne
Telephone: (214) 353-3001
Facsimile: (214) 357-3204
E-Mail: jgoyne@pegasusbankdallas.com

Any party may change its address for notices in the manner set forth above.

14. JURY WAIVER. EACH OF THE PARTIES WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

15. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the ___ day of May, 2008.

BORROWER:

SOUTHERN STAR ENERGY INC.,
a Nevada corporation

By: ______________________________
W.D. Gibbs
President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the ___ day of May, 2008.

LENDER:

MACQUARIE BANK LIMITED,
a bank incorporated under the laws of Australia

By: ______________________________
Name: ______________________________
Title: ______________________________

By: ______________________________
Name: ______________________________
Title: ______________________________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the ___ day of May, 2008.

BANK:

PEGASUS BANK
a Texas banking corporation

By: ____________________________
Name: Joe Goyne
Title: Chairman and CEO

MACQUARIE

MACQUARIE LONDON

TERMS AND CONDITIONS OF INVESTMENT BUSINESS

MACQUARIE BANK LIMITED
Level 25, 1 Ropemaker Street,
London, EC2Y 9HD, United Kingdom
Telephone: +44 20 7065 2117

MACQUARIE
STANDARD TERMS AND CONDITIONS OF INVESTMENT BUSINESS
TERMS APPLICABLE TO CLIENTS

INTRODUCTION

The Metals and Energy Capital Division ("**MEC**") has trading and financing operations located in multiple jurisdictions, including Australia and the United Kingdom. In order to undertake consistant and comprehensive Know-Your-Client checks, and to meet the regulatory obligations of each jurisdiction in which we operate, all MEC customers are categorised and cleared for business by Macquarie's Compliance team based in London. To meet UK regulatory requirements, we are required to provide you with this document, which applies to any business conducted with any Macquarie entity resident in the UK referenced in section 1.1 below.

1. REGULATION AND CLIENT CATEGORISATION

1.1 In these terms of business "**Macquarie**" means Macquarie Europe Limited, Macquarie Bank Limited (London Branch), and any other subsidiary or associated company from time to time of Macquarie Bank Limited which is resident in the United Kingdom. References to "**we**", "**us**" and "**our**" are references to the Macquarie company which is providing services to, or is otherwise dealing with, you.

1.2 Macquarie Europe Limited and Macquarie Bank Limited (London Branch) are regulated by the Financial Services Authority (the "**FSA**").

1.3 For the purposes of the FSA rules, unless we have specifically notified you to the contrary in writing, we have categorised you as an Intermediate Customer. If we have notified you in writing that we have categorised you as a Private Customer, we will send you additional terms for Private Customers which will require your written acknowledgement.

2. APPLICATION AND SCOPE OF THESE TERMS

2.1 These terms of business are legally binding and come into force immediately prior to you providing us with any instructions relating to the services in section 3. By providing instructions to us you agree that the services will be provided on the basis of these terms of business which replace any existing terms of business between you and us.

2.2 These terms of business may be supplemented by additional terms in respect of particular services, transactions or types of transaction that we carry out with or for you. Where there is any conflict between these terms of business and any such supplemental or additional terms, and in particular terms contained within any financing and/or hedging documentation that you negotiate and execute with MEC, the supplemental or additional terms shall prevail.

3. OUR SERVICES

3.1 The Services we may provide are dealing and distribution services, the arrangement of deals, and general investment advisory services in the following investments, together with related research:

(a) futures and contracts for differences on commodities, securities, interest rate and debt instruments, stock or other indices, currencies and base and precious metals;

(b) spot and forward contracts on currencies, commodities, base and precious metals;

(c) options to acquire or dispose of any of the instruments falling within any of the above categories and options on options;

(d) investments which are similar or related to any of the foregoing.

3.2 We may also provide other services if agreed between us.

3.3 In respect of all the above, we may enter into transactions with you as principal or as your agent. If we act as principal, a statement to that effect will be included on the confirmation.

3.4 Subject to the foregoing, and unless agreed otherwise in writing, there are no restrictions on the markets or types of investment in which we may carry on business on your behalf.

4. THE MACQUARIE GROUP

4.1 We may introduce you to our overseas branches and associated companies for the purpose of providing any services or effecting any transactions envisaged by these terms of business. You agree that we may, from time to time, act as agent for any such company. If we agree, you may also pass orders directly to such overseas branches and associated companies. Where you pass an order directly to an overseas branch or associated company or you otherwise have a direct relationship with any such branch or company, these terms of business

will not apply to your relationship with that branch or company which will be governed by such other terms as may be provided by, or agreed with, the branch or company (if any). Such overseas branches and associated companies may not be regulated by the FSA and, as a result, you may not have the benefit of the protections granted by the FSA rules. The regulatory system, including compensation arrangements, applying to such overseas branches and associated companies may be different to that applicable in the UK.

5. INSTRUCTIONS

5.1 We may rely and act on any instructions, notices or requests of any person who is, or whom we reasonably believe to be, a person designated or authorised by you to give such instructions, notices or requests (whether given in writing or by telex, telephone, computer-based systems or other media) but we will not be obliged to do so.

5.2 If we effect a transaction with or for you, this shall not be taken to mean that we recommend, or concur on the merits of, the transaction or that the transaction is suitable for you. If we provide advice to you such advice shall be express and may be given orally or in writing. We shall not be required to ensure that such advice takes into account any research or other recommendations we may have published from time to time. We shall not be obliged to provide you with copies of any published research or recommendations either at the same time as it is provided to associated companies or third parties or at all. We may, subject to the FSA rules, effect own account transactions at any time in investments which are or have been the subject of such advice and/or publications, or any related investments. No research shall constitute an offer by us or any associated company to buy or sell any investment.

5.3 For the avoidance of doubt, only you will be our customer. If you act on behalf of a principal, you agree that whether or not you identify the principal to us, that principal will not, unless we agree otherwise in writing, be our Customer under the rules of FSA. If you are authorised under the Financial Services and Markets Act 2000 you agree that you will comply at all times with all relevant rules of FSA and you will be responsible for and will have undertaken all necessary identification and verification checks for the purposes of complying with statutory and FSA money laundering requirements in respect of each principal for whom you act.

5.4 You confirm that we may use voice recording procedures in connection with receiving orders or instructions with or without the use of an automatic warning device. Our voice records shall be and remain our sole property and will, in the absence of manifest error, be conclusive evidence of the orders, instructions or conversations so recorded. The period for retention of such voice records shall be at our discretion.

6. EXECUTION OF ORDERS

6.1 Unless agreed otherwise, we will not be obliged to provide best execution as defined by the FSA. Transactions and orders may be executed by us or passed to any associated company or intermediate broker for execution. Transactions are subject to:

(a) the terms and conditions of any intermediate broker;

(b) the customs and regulations of the relevant market, exchange and clearing house ("Market Rules"); and

(c) any other terms covering any particular transaction under the rules of any market or exchange or agreed between you and us.

6.2 We may take or omit to take any action which we consider necessary or desirable in order to ensure compliance with any of the above or the rules of FSA. We shall not be liable for any loss suffered by you as a result of our taking or omitting to take any such action or as a result of the acts or omissions of any market, exchange or clearing house.

7. OUR CHARGES

7.1 Our charges for the services described in these terms of business will be notified to you and may be amended by us from time to time. You will pay the charges prevailing at the time the services are provided. We may charge you a mark up or mark down on a transaction effected with you as principal, or a commission in transactions effected for you as agent.

7.2 We may share our charges with all or any of our associated companies or any third party.

8. AGGREGATION OF ORDERS

8.1 We may combine your order with our own orders, orders of associated companies and persons connected with us and orders of other clients. Aggregation will only take place if we believe it is likely that the aggregation will not work to the disadvantage of each of the customers concerned. However, on occasions aggregation may result in your obtaining a less favourable price than if your order had been executed separately.

9. YOUR MONEY

9.1 Where you are dealing with Macquarie Bank Limited, any money held in an account with it will not be treated as client money within the meaning of the FSA rules and we will not therefore be required to segregate such money, as that money will be held by us as banker and not as trustee.

9.2 Subject to the preceding paragraph and unless agreed otherwise, we will treat your money as client money and hold it in accordance with the client money rules of FSA. Any money we hold on your behalf may be held by Macquarie Bank Limited (an authorised deposit taking institution regulated by the Australian Prudential Regulatory Authority) which is part of the same group of companies as us, or any other approved bank (under FSA rules) we may reasonably select.

9.3 We may transfer your money to an overseas branch of Macquarie Bank Limited, deposit your money in an overseas approved bank or pass your money to an overseas intermediate broker, settlement agent or counterparty outside the United Kingdom. In such circumstances, the legal and regulatory regime applying to the overseas branch, approved bank, intermediate broker, settlement agent or counterparty will be different from that of the United Kingdom and, in the event of their failure, money may be treated in a different manner from that which would apply if the money was held by a bank, intermediate broker, settlement agent or counterparty in the United Kingdom.

9.4 Your money may be held or controlled by a third party, such as an exchange, a clearing house or an intermediate broker to enable transactions to be effected in accordance with your instructions or to meet your obligations to provide collateral for a transaction.

9.5 Interest will not be payable on money held unless otherwise agreed between you and us.

9.6 We may (but shall not in any circumstances be obliged to) convert any monies held for you into such other currency as we consider necessary or desirable to cover your obligations and liabilities in that currency at such rate of exchange as we shall select. We shall be entitled to charge and retain for our own account such administration fee for arranging such conversion as we may from time to time specify.

9.7 If, from time to time, there has been no movement on an account (notwithstanding payments of interest or similar amounts) for six years we may close the relevant account and retain the sums contained therein for our own benefit provided we have first taken reasonable steps to notify you and return the balance. We agree to make good any valid claim made by you in respect of any balance on an account closed in this way.

10. CONTRACT NOTES AND STATEMENTS

10.1 We will promptly provide you with confirmation of all transactions carried out on your behalf unless confirmation is provided to you by a third party, for example by a broker through whom we deal. You agree that we may send confirmations, contract notes and other statements electronically and, subject to legal, regulatory and market requirements, we may send you a single confirmation or contract note in respect of a series of transactions unless agreed otherwise. In the absence of manifest error, all confirmations, contract notes and other statements which we send to you will be conclusive and binding on you unless you notify us in writing within 5 days of the date of the confirmation or statement that you disagree with its contents.

11. CUSTODY OF YOUR INVESTMENTS

11.1 We will not be obliged to provide or arrange for any custody services in respect of your investments. All investments purchased through us and requiring registration will be registered in your name or as you may request, in the name of an eligible nominee or eligible custodian in accordance with FSA rules. We accept no liability for the negligence or other default of a third party nominee or custodian.

12. CONFLICT OF INTERESTS

12.1 We, our associated companies or other persons connected with us may have an interest, relationship or arrangement that is material in relation to any advice provided or transaction effected under these terms of business or may otherwise have an interest or relationship which conflicts with your interests or our duties to you. You agree that we may transact business in circumstances where we have, or which give rise to, and may maintain, such an interest, relationship or arrangement without prior reference to you and retain all benefits received therefrom. In addition, we may provide advice and other services to third parties whose interests may be in conflict or competition with your interests. We, our associated companies and our or their employees may take positions opposite to you or may be in competition with you to acquire the same or a similar position. We will not deliberately favour any person over you but will not be responsible for any loss which may result from such competition.

12.2 Without limiting the generality of the foregoing, such conflicting interests or duties may arise because:

(a) we may be dealing as principal or agent or be registered as a market maker in the investments that are the subject of a transaction or providing services to other persons with interests in or proposing to acquire such investments;

(b) we may be a financial adviser or lending banker to the issuer of such investments;

(c) we may be dealing as agent on your behalf with a person connected with us or conducting an "agency cross" by matching your order with the order of another party (who may be a person connected with us) or receive a commission or other payment from the counterparty or broker to any transaction which we carry out on your behalf;

(d) a transaction may be in units in a unit trust or collective investment scheme of which a person connected with us is a manager or trustee or in investments where the issuer is a person connected with us or in investments in which we or a person or persons connected with us have undertaken or underwritten an issue within a period of 12 months before the date of the transaction;

(e) a transaction may be in investments in respect of which we or a person or persons connected with us are contemporaneously trading or have traded on our own account or have either a long or short position;

(f) we may have acted upon or used our, or their, published research recommendations (or the conclusions which they expressed or the research or analysis on which they are based) before the recommendations have been published to our (or their) customers;

(g) we may deal with you as principal in a foreign exchange transaction.

12.3 You should also understand that we or persons connected with us may carry on corporate finance business for clients. In such circumstances you may receive or see an investment publication or other document communicated or approved by us, or containing invitations, offers, recommendations or advice from us, or persons with which we are associated, to the public or a class of persons in which you are included. However, you should not treat that as representing advice from us to you as a customer about suitability, or look to us to regard you as a customer, whether for the purpose of securing best execution or otherwise. Before entering into any commitment in such a case, you are recommended to seek specific advice on the merits and suitability of the proposed transaction.

13. COMPLAINTS PROCEDURE

13.1 If you have any complaint against us please contact our Compliance Officer who will investigate your complaint.

14. CHANGES TO THESE TERMS OF BUSINESS

14.1 We may amend these terms of business by sending you a written notice describing the relevant changes. Such changes will become effective on a date to be specified in the notice.

14.2 Any changes to these terms of business proposed by you will become effective only once they have been agreed by us in writing.

15. TERMINATION

15.1 You are entitled to terminate these terms of business by giving immediate written notice to us, as we may by giving you immediate written notice. No penalty will become due from either you or us in respect of the termination of these terms of business. However, we may require you to pay charges for transferring any investments held for you. Termination of these terms of business will not affect any outstanding order or transaction or accrued charges under these terms of business or any legal rights or obligations which may already have arisen.

16. DATA PROTECTION

16.1 We may use, store or otherwise process any personal information provided by you, your employees, agents or representatives. Such personal information may be processed by us for the purpose of administering these terms of business, providing services to you, or marketing financial services and products provided by us or third parties to you ("Permitted Purposes"). If you do not want personal information to be used for marketing purposes, please notify us. We may, for any Permitted Purpose, transfer or disclose personal information to any associated company of ours anywhere in the world, to any person acting on our behalf and to any person to whom we are permitted to delegate any of our functions under these terms of business (other than to the extent that you have indicated that you do not want your personal information to be used for marketing purposes). You agree to the processing and disclosure of personal information for the Permitted Purposes and agree to procure such consent from your employees, agent and representatives. You also agree that the Permitted Purposes may be amended to include other uses or disclosures of personal information by notice to you. You may request us to make available to you a copy of your personal information.

17. GOVERNING LAW

17.1 These terms of business shall be governed by and construed in accordance with the laws of England and each party submits to the non-exclusive jurisdiction of the English Courts.

Due Date	Jnl	Inv Date	G/L Eff	Invoice#	Description		Amount
ACE		**Ace Transportation, Inc.**					
04/23/2008	20	03/24/2008	03/24/2008	009-42590	A/P Invoice		270.08
ACE	Ace Transportation, Inc.					**Vendor Total**	**270.08**
ADV		**Advantage Oilfield Service, L.L.C.**					
04/27/2008	20	03/28/2008	04/01/2008	8632	A/P Invoice		1,325.00
05/19/2008	20	04/19/2008	04/19/2008	8651	A/P Invoice		645.00
ADV	Advantage Oilfield Service, L.L.C.					**Vendor Total**	**1,970.00**
ALT		**Ark-La-Tex Oil and Gas Report Service**					
05/30/2008	20	04/30/2008	04/30/2008	APRIL 30, 2008	A/P Invoice		750.00
ALT	Ark-La-Tex Oil and Gas Report Service					**Vendor Total**	**750.00**
ARK		**Ark-La-Tex Wireline Services, LLC**					
04/28/2008	20	03/29/2008	03/29/2008	25676	A/P Invoice		9,145.00
05/02/2008	20	04/02/2008	04/02/2008	25541	A/P Invoice		9,890.32
05/12/2008	20	04/12/2008	04/12/2008	25684	A/P Invoice		8,675.86
05/21/2008	20	04/21/2008	04/21/2008	25592	A/P Invoice		5,126.90
ARK	Ark-La-Tex Wireline Services, LLC					**Vendor Total**	**32,838.08**
AWS		**Awss Enterprises, LLC**					
04/23/2008	20	03/24/2008	03/24/2008	37412	A/P Invoice		7,760.44
05/04/2008	20	04/04/2008	04/04/2008	37467	A/P Invoice		2,358.77
05/07/2008	20	04/07/2008	04/07/2008	37486	A/P Invoice		7,507.14
05/23/2008	20	04/23/2008	04/23/2008	37551	A/P Invoice		4,835.53
AWS	Awss Enterprises, LLC					**Vendor Total**	**22,461.88**
BAK		**Baker Hughes-Hughes Christensen Company**					
05/01/2008	20	04/01/2008	04/01/2008	92864052	A/P Invoice		14,543.32
BAK	Baker Hughes-Hughes Christensen Company					**Vendor Total**	**14,543.32**
BJS		**BJ Services Company**					
05/09/2008	20	04/09/2008	04/09/2008	1371906SP 00110	A/P Invoice		18,836.54
05/23/2008	20	04/23/2008	04/23/2008	1376725 SP00110	A/P Invoice		19,645.42
BJS	BJ Services Company					**Vendor Total**	**38,481.96**
CCB		**Craig C Barclay, Geologist**					
03/31/2008	20	03/01/2008	05/05/2008	03/01/08	A/P Invoice		246.98
CCB	Craig C Barclay, Geologist					**Vendor Total**	**246.98**
CCF		**CC Forbes Company L.P.**					
04/30/2008	20	03/31/2008	03/31/2008	18695	A/P Invoice		14,968.10
04/30/2008	20	03/31/2008	03/31/2008	18696	A/P Invoice		2,853.43
05/29/2008	20	04/29/2008	04/29/2008	19251	A/P Invoice		951.14
CCF	CC Forbes Company L.P.					**Vendor Total**	**18,772.67**
CLEM		**Clements Fluids Louisiana, LTD**					
04/26/2008	20	03/27/2008	03/27/2008	446	A/P Invoice		1,819.90
05/10/2008	20	04/10/2008	04/10/2008	474	A/P Invoice		13,867.20
05/16/2008	20	04/16/2008	04/16/2008	479	A/P Invoice		22,598.40
CLEM	Clements Fluids Louisiana, LTD					**Vendor Total**	**38,285.50**
COA		**Coastal Chemical Co., L.L.C.**					
04/27/2008	20	03/28/2008	03/28/2008	350211-08	A/P Invoice		14,202.23
05/30/2008	20	04/30/2008	04/30/2008	351334-08	A/P Invoice		3,437.11
COA	Coastal Chemical Co., L.L.C.					**Vendor Total**	**17,639.34**
COC		**Crawford Oilfield Construction, L.L.C.**					
04/23/2008	20	03/24/2008	03/24/2008	SS163A	A/P Invoice		30,385.00
04/23/2008	20	03/24/2008	03/24/2008	SS164A	A/P Invoice		407.00
04/24/2008	20	03/25/2008	03/25/2008	SS165A	A/P Invoice		341.00

Due Date	Uni	Inv Date	G/L Eff	Invoice#	Description		Amount
COC		**Crawford Oilfield Construction, L.L.C. <Continued>**					
04/25/2008	20	03/26/2008	03/26/2008	SS166A	A/P Invoice		341.00
04/25/2008	20	03/26/2008	03/26/2008	SS166B	A/P Invoice		464.00
04/25/2008	20	03/26/2008	03/26/2008	SS166C	A/P Invoice		460.00
04/26/2008	20	03/27/2008	03/27/2008	SS167A	A/P Invoice		308.00
04/27/2008	20	03/28/2008	03/28/2008	SS168A	A/P Invoice		5,618.00
04/28/2008	20	03/29/2008	03/29/2008	SS169A	A/P Invoice		975.00
04/30/2008	20	03/31/2008	03/31/2008	SS170A	A/P Invoice		464.00
04/30/2008	20	03/31/2008	03/31/2008	SS170B	A/P Invoice		1,148.00
05/01/2008	20	04/01/2008	04/01/2008	SS171B	A/P Invoice		840.00
05/02/2008	20	04/02/2008	04/02/2008	SS172A	A/P Invoice		1,576.00
05/02/2008	20	04/02/2008	04/02/2008	SS172B	A/P Invoice		1,045.00
05/03/2008	20	04/03/2008	04/03/2008	SS173A	A/P Invoice		1,576.00
05/04/2008	20	04/04/2008	04/04/2008	SS174A	A/P Invoice		1,414.00
05/07/2008	20	04/07/2008	04/07/2008	SS175A	A/P Invoice		2,416.00
05/08/2008	20	04/08/2008	04/08/2008	SS176A	A/P Invoice		2,578.00
COC		Crawford Oilfield Construction, L.L.C.				**Vendor Total**	**52,356.00**
COO		**Cook Pumping Services, L.L.C**					
05/15/2008	20	04/15/2008	04/15/2008	3286	A/P Invoice		700.00
05/15/2008	20	04/15/2008	04/15/2008	3287	A/P Invoice		550.00
05/15/2008	20	04/15/2008	04/15/2008	3288	A/P Invoice		550.00
05/28/2008	20	04/28/2008	04/28/2008	3297	A/P Invoice		2,000.00
05/28/2008	20	04/28/2008	04/28/2008	3298	A/P Invoice		2,500.00
05/28/2008	20	04/28/2008	04/28/2008	3299	A/P Invoice		1,500.00
05/28/2008	20	04/28/2008	04/28/2008	3300	A/P Invoice		1,000.00
05/28/2008	20	04/28/2008	04/28/2008	3301	A/P Invoice		250.00
COO		Cook Pumping Services, L.L.C				**Vendor Total**	**9,050.00**
CSE		**C & S Energy Services, Inc.**					
05/02/2008	20	04/02/2008	04/02/2008	0035532-IN	A/P Invoice		3,165.00
CSE		C & S Energy Services, Inc.				**Vendor Total**	**3,165.00**
DAN		**Dan Blocker Petroleum Consulting, Inc.**					
05/01/2008	20	04/01/2008	04/01/2008	15242	A/P Invoice		1,085.00
05/01/2008	20	04/01/2008	04/01/2008	15255	A/P Invoice		1,090.00
05/01/2008	20	04/01/2008	04/01/2008	15269	A/P Invoice		7,545.00
05/04/2008	20	04/04/2008	04/04/2008	15276	A/P Invoice		1,180.00
05/04/2008	20	04/04/2008	04/04/2008	15278	A/P Invoice		1,200.00
05/10/2008	20	04/10/2008	04/10/2008	15294	A/P Invoice		1,095.00
05/10/2008	20	04/10/2008	04/10/2008	15298	A/P Invoice		1,082.00
05/10/2008	20	04/10/2008	04/10/2008	15301	A/P Invoice		6,475.00
05/10/2008	20	04/10/2008	04/10/2008	15307	A/P Invoice		1,750.00
05/15/2008	20	04/15/2008	04/15/2008	15330	A/P Invoice		1,685.00
05/15/2008	20	04/15/2008	04/15/2008	15333	A/P Invoice		3,246.00
05/15/2008	20	04/15/2008	04/15/2008	15347	A/P Invoice		1,085.00
05/15/2008	20	04/15/2008	04/15/2008	FB-2344	A/P Invoice		4,375.00
05/18/2008	20	04/18/2008	04/18/2008	FB-2361	A/P Invoice		3,481.00
05/18/2008	20	04/18/2008	04/18/2008	FB-2362	A/P Invoice		2,812.50
05/21/2008	20	04/21/2008	04/21/2008	15358	A/P Invoice		2,435.00
05/28/2008	20	04/28/2008	04/28/2008	15374	A/P Invoice		4,525.00
05/28/2008	20	04/28/2008	04/28/2008	15400	A/P Invoice		6,787.50
05/28/2008	20	04/28/2008	04/28/2008	15407	A/P Invoice		2,185.00
DAN		Dan Blocker Petroleum Consulting, Inc.				**Vendor Total**	**55,119.00**
DLF		**Donnie Leftlett Inc.**					
05/23/2008	20	04/23/2008	04/23/2008	APRIL 23,2008	A/P Invoice		4,250.00
DLF		Donnie Leftlett Inc.				**Vendor Total**	**4,250.00**
DVV		**Davis Vacuum Services, LP**					
05/14/2008	20	04/14/2008	04/14/2008	08-39049	A/P Invoice		2,098.99
05/21/2008	20	04/21/2008	04/21/2008	08-39533	A/P Invoice		1,811.63
05/28/2008	20	04/28/2008	04/28/2008	08-40028	A/P Invoice		2,258.98
DVV		Davis Vacuum Services, LP				**Vendor Total**	**6,169.60**

Due Date	Jnl	Inv Date	G/L Eff	Invoice#	Description	Amount
EFC		**EFC Valve and Controls**				
05/29/2008	20	04/29/2008	04/29/2008	186846	Order # 228817	867.89
05/29/2008	20	04/29/2008	04/29/2008	186849	Order Number 228821	1,039.28
EFC		EFC Valve and Controls			**Vendor Total**	**1,907.17**
FOW		**Fowler Transportation Ltd.**				
05/01/2008	20	04/01/2008	04/01/2008	330-4247	A/P Invoice	24,900.00
FOW		Fowler Transportation Ltd.			**Vendor Total**	**24,900.00**
GAM		**Gammaloy Holdings, L. P**				
04/30/2008	20	03/31/2008	03/31/2008	B50005234	A/P Invoice	4,665.58
GAM		Gammaloy Holdings, L. P			**Vendor Total**	**4,665.58**
GAR		**Gardner Consultants, Inc**				
05/11/2008	20	04/11/2008	04/11/2008	D-72591	A/P Invoice	220.00
05/30/2008	20	04/30/2008	04/30/2008	D-73008	A/P Invoice	683.61
GAR		Gardner Consultants, Inc			**Vendor Total**	**903.61**
GRAY		**Gray Wireline Service, Inc.**				
05/17/2008	20	04/17/2008	04/17/2008	80218	A/P Invoice	6,189.85
05/20/2008	20	04/20/2008	04/20/2008	80220	A/P Invoice	6,530.04
GRAY		Gray Wireline Service, Inc.			**Vendor Total**	**12,719.89**
HAR		**Hargrove, Smelley, Strickland & Langley**				
05/15/2008	20	04/15/2008	04/15/2008	30837	S6122-08123	11.80
05/15/2008	20	04/15/2008	04/15/2008	308050	S6122-07763 DLS	799.19
HAR		Hargrove, Smelley, Strickland & Langley			**Vendor Total**	**810.99**
HEL		**Helms Packer Service, Inc.**				
05/02/2008	20	04/02/2008	04/02/2008	9659	A/P Invoice	1,109.25
HEL		Helms Packer Service, Inc.			**Vendor Total**	**1,109.25**
HLP		**H & L Pipe LLC**				
05/24/2008	20	04/24/2008	04/24/2008	000100	A/P Invoice	50,058.25
HLP		H & L Pipe LLC			**Vendor Total**	**50,058.25**
HYD		**Hydrostatic Oilfield Testing, Inc.**				
05/08/2008	20	04/08/2008	04/08/2008	V12190	A/P Invoice	966.00
05/16/2008	20	04/16/2008	04/16/2008	L12685	A/P Invoice	1,970.00
05/23/2008	20	04/23/2008	04/23/2008	L12694	A/P Invoice	1,850.00
HYD		Hydrostatic Oilfield Testing, Inc.			**Vendor Total**	**4,786.00**
JTP		**J.T. Products, Inc.**				
05/28/2008	20	04/28/2008	04/28/2008	31217	A/P Invoice	10,553.60
05/30/2008	20	04/30/2008	04/30/2008	31247	A/P Invoice	7,482.38
JTP		J.T. Products, Inc.			**Vendor Total**	**18,035.98**
JWM		**J-W Measurement Company**				
05/14/2008	20	04/14/2008	04/14/2008	M347202	Order # S132796	3,133.75
JWM		J-W Measurement Company			**Vendor Total**	**3,133.75**
KEI		**Keithville Well Drilling & Service, Inc**				
05/08/2008	20	04/08/2008	04/08/2008	16628	A/P Invoice	3,168.21
05/15/2008	20	04/15/2008	04/15/2008	16680	A/P Invoice	3,924.32
05/15/2008	20	04/15/2008	04/15/2008	16681	A/P Invoice	4,651.71
05/24/2008	20	04/24/2008	04/24/2008	16735	A/P Invoice	170.00
KEI		Keithville Well Drilling & Service, Inc			**Vendor Total**	**11,914.24**
LAA		**LA-ARK OILFIELD CONSTRUCTION**				
09/28/2007	20	08/29/2007	04/25/2008	0831070845	Sunland Production	525.20
09/29/2007	20	08/30/2007	04/25/2008	0831070930	Sunland Production	619.20
10/10/2007	20	09/10/2007	04/25/2008	0911070917	Sunland Production	2,521.00
10/12/2007	20	09/12/2007	04/25/2008	0913071038	Sunland Productions	374.00
LAA		LA-ARK OILFIELD CONSTRUCTION			**Vendor Total**	**4,039.40**

Due Date	Unt	Inv Date	G/L Eff	Invoice#	Description		Amount
LIB		**Liberty Pressure Pumping, L.P.**					
04/09/2008	20	04/09/2008	04/09/2008	INV0001519	A/P Invoice		100,172.64
04/24/2008	20	04/24/2008	04/24/2008	INV0001541	A/P Invoice		99,687.92
LIB	Liberty Pressure Pumping, L.P.					**Vendor Total**	**199,860.56**
MEA-TX		**Meagher Oil and Gas Properties, Inc.**					
05/31/2008	20	05/01/2008	05/01/2008	5/1/08	Sentell #1		955.50
06/12/2008	20	05/13/2008	05/13/2008	5/13/08	Sentell #2		11,098.00
MEA-TX	Meagher Oil and Gas Properties, Inc.					**Vendor Total**	**12,053.50**
MKO		**MKO Trucking, Inc.**					
04/30/2008	20	03/31/2008	03/31/2008	4914	A/P Invoice		21,548.39
MKO	MKO Trucking, Inc.					**Vendor Total**	**21,548.39**
MUR		**Murphy Bros.**					
05/15/2008	20	04/15/2008	04/15/2008	27037	A/P Invoice		3,313.05
05/25/2008	20	04/25/2008	04/25/2008	27073	A/P Invoice		1,663.23
MUR	Murphy Bros.					**Vendor Total**	**4,976.28**
NAT		**National Tank Company**					
05/16/2008	20	04/16/2008	04/16/2008	18029137	A/P Invoice		13,286.13
05/22/2008	20	04/22/2008	04/22/2008	18029279	A/P Invoice		13,040.88
NAT	National Tank Company					**Vendor Total**	**26,327.01**
OMNI		**Omni Laboratories, Inc.**					
04/30/2008	20	03/31/2008	03/31/2008	HH38923-H01	A/P Invoice		1,439.00
OMNI	Omni Laboratories, Inc.					**Vendor Total**	**1,439.00**
ONT		**On Time Hotshot**					
04/13/2008	20	03/14/2008	04/25/2008	4504	Credit for Overpayment		(350.00)
05/02/2008	20	04/02/2008	04/02/2008	2528	A/P Invoice		374.00
05/03/2008	20	04/03/2008	04/03/2008	2530	A/P Invoice		249.00
05/15/2008	20	04/15/2008	04/15/2008	2554	A/P Invoice		425.00
05/16/2008	20	04/16/2008	04/16/2008	2555	A/P Invoice		425.00
ONT	On Time Hotshot					**Vendor Total**	**1,123.00**
PAS		**Pason Systems USA Corp**					
05/17/2008	20	04/17/2008	04/17/2008	088497	A/P Invoice		11,918.32
PAS	Pason Systems USA Corp					**Vendor Total**	**11,918.32**
PIN		**Pinnergy, Ltd**					
05/01/2008	20	04/01/2008	04/01/2008	181211	A/P Invoice		2,148.94
05/11/2008	20	04/11/2008	04/11/2008	182686	A/P Invoice		247.98
05/11/2008	20	04/11/2008	04/11/2008	182692	A/P Invoice		1,331.98
05/11/2008	20	04/11/2008	04/11/2008	182697	A/P Invoice		760.82
05/11/2008	20	04/11/2008	04/11/2008	182700	A/P Invoice		5,035.80
05/11/2008	20	04/11/2008	04/11/2008	182712	A/P Invoice		1,274.76
05/11/2008	20	04/11/2008	04/11/2008	182721	A/P Invoice		5,231.46
PIN	Pinnergy, Ltd					**Vendor Total**	**16,031.74**
PRO		**Pro-Tec Inspection, Inc.**					
05/07/2008	20	04/07/2008	04/07/2008	7583	A/P Invoice		1,444.00
05/07/2008	20	04/07/2008	04/07/2008	7586	A/P Invoice		10,857.00
PRO	Pro-Tec Inspection, Inc.					**Vendor Total**	**12,301.00**
PRT		**PRO-TEST, INC.**					
05/22/2008	20	04/22/2008	04/22/2008	41-8501	A/P Invoice		3,173.75
PRT	PRO-TEST, INC.					**Vendor Total**	**3,173.75**
SCH		**Schlumberger**					
05/01/2008	20	04/01/2008	04/01/2008	9091924675	A/P Invoice		43,016.39
05/11/2008	20	04/11/2008	04/11/2008	9091927586	A/P Invoice		18,190.12
SCH	Schlumberger					**Vendor Total**	**61,206.51**

Due Date	Uni	Inv Date	G/L Eff.	Invoice#	Description		Amount
SLOS		**S & L Oilfield Services**					
05/14/2008	20	04/14/2008	04/14/2008	009788	A/P Invoice		6,809.00
05/14/2008	20	04/14/2008	04/14/2008	009792	A/P Invoice		5,151.00
SLOS	S & L Oilfield Services					**Vendor Total**	**11,960.00**
SOU		**Southern Steel & Supply**					
05/06/2008	20	04/06/2008	04/06/2008	610886	A/P Invoice		1,623.88
05/13/2008	20	04/13/2008	04/13/2008	611268	A/P Invoice		19,483.32
05/24/2008	20	04/24/2008	04/24/2008	611663	A/P Invoice		1,121.83
05/24/2008	20	04/24/2008	04/24/2008	611771	A/P Invoice		12,998.97
05/24/2008	20	04/24/2008	04/24/2008	611773	A/P Invoice		3,342.02
05/28/2008	20	04/28/2008	04/28/2008	612100	A/P Invoice		8,276.63
SOU	Southern Steel & Supply					**Vendor Total**	**46,846.65**
STI		**Stinger Wellhead Production Inc.**					
05/01/2008	20	04/01/2008	04/01/2008	028904	A/P Invoice		4,478.91
05/07/2008	20	04/07/2008	04/07/2008	029227	SO97679		4,583.45
05/14/2008	20	04/14/2008	04/14/2008	029517	A/P Invoice		4,583.45
05/21/2008	20	04/21/2008	04/21/2008	029738	A/P Invoice		4,583.41
STI	Stinger Wellhead Production Inc.					**Vendor Total**	**18,229.22**
STS		**Specialty Rental Tools and Supply**					
05/11/2008	20	04/11/2008	04/11/2008	05-200377	A/P Invoice		11,106.45
05/11/2008	20	04/11/2008	04/11/2008	05-200378	A/P Invoice		1,759.06
05/30/2008	20	04/30/2008	04/30/2008	05-201539	A/P Invoice		8,533.65
05/30/2008	20	04/30/2008	04/30/2008	05-201540	A/P Invoice		2,060.00
STS	Specialty Rental Tools and Supply					**Vendor Total**	**23,459.16**
STV		**State Line Vacuum Services LLC**					
04/30/2008	20	03/31/2008	03/31/2008	3627	A/P Invoice		1,358.00
04/30/2008	20	03/31/2008	03/31/2008	3628	A/P Invoice		770.00
04/30/2008	20	03/31/2008	03/31/2008	3629	A/P Invoice		231.00
04/30/2008	20	03/31/2008	03/31/2008	3630	A/P Invoice		2,100.00
05/28/2008	20	04/28/2008	04/28/2008	3797	A/P Invoice		2,125.00
05/28/2008	20	04/28/2008	04/28/2008	3798	A/P Invoice		3,640.00
05/28/2008	20	04/28/2008	04/28/2008	3799	A/P Invoice		5,350.00
05/28/2008	20	04/28/2008	04/28/2008	3800	A/P Invoice		9,900.00
STV	State Line Vacuum Services LLC					**Vendor Total**	**25,474.00**
SWS		**Superior Well Services, Ltd.**					
05/15/2008	20	04/15/2008	04/15/2008	31-001695	A/P Invoice		30,680.87
SWS	Superior Well Services, Ltd.					**Vendor Total**	**30,680.87**
TET		**TETRA Completion Services**					
05/22/2008	20	04/22/2008	04/22/2008	115820 RI	A/P Invoice		4,131.00
05/24/2008	20	04/24/2008	04/24/2008	1152895 RI	A/P Invoice		5,508.00
05/29/2008	20	04/29/2008	04/29/2008	1153098 RI	A/P Invoice		2,754.00
TET	TETRA Completion Services					**Vendor Total**	**12,393.00**
THS		**Texas Hot Shot Company, Inc.**					
05/22/2008	20	04/22/2008	04/28/2008	03100384	A/P Invoice		850.50
05/22/2008	20	04/22/2008	04/28/2008	03100385	A/P Invoice		1,692.50
05/22/2008	20	04/22/2008	04/28/2008	03100386	A/P Invoice		1,354.00
05/22/2008	20	04/22/2008	04/22/2008	03100387	A/P Invoice		1,015.50
05/29/2008	20	04/29/2008	04/29/2008	03100548	A/P Invoice		1,028.10
05/29/2008	20	04/29/2008	04/29/2008	03100549	A/P Invoice		2,348.90
05/29/2008	20	04/29/2008	04/29/2008	03100550	A/P Invoice		1,747.35
THS	Texas Hot Shot Company, Inc.					**Vendor Total**	**10,036.85**
TKS		**T. K. STANLEY, INC.**					
05/16/2008	20	04/16/2008	04/16/2008	70864	A/P Invoice		39,200.00
TKS	T. K. STANLEY, INC.					**Vendor Total**	**39,200.00**

Due Date	Jnl	Inv Date	G/L Eff	Invoice#	Description		Amount
TRN		**Trend Services, Inc.**					
04/30/2008	20	03/31/2008	03/31/2008	C46185	A/P Invoice		13,552.84
05/10/2008	20	04/10/2008	04/10/2008	C46250	A/P Invoice		6,651.19
TRN	Trend Services, Inc.					**Vendor Total**	**20,204.03**
UNR		**United Rentals (North America), Inc.**					
05/08/2008	20	04/08/2008	04/08/2008	71822860-002	A/P Invoice		4,899.28
UNR	United Rentals (North America), Inc.					**Vendor Total**	**4,899.28**
VAL		**Valerus Compression Services LP**					
05/14/2008	20	04/14/2008	04/14/2008	A00004835	A/P Invoice		4,153.55
VAL	Valerus Compression Services LP					**Vendor Total**	**4,153.55**
WEA		**Weatherford US LP**					
05/17/2008	20	04/17/2008	04/17/2008	4392893 RI	A/P Invoice		4,201.13
WEA	Weatherford US LP					**Vendor Total**	**4,201.13**
					**Total Payable		1,079,050.32
					**Credit Balances		0.00
					****Net Total		1,079,050.32

Schedule 4.9

Delinquent Tax Returns

Southern Star Energy Inc. and Consolidated Subsidiaries Tax Return Inventory
As of May 9, 2008

Tax Returns	Fed/State	Year-ended May 31	Company	Filed	Non-Filed
1120 - Federal	Fed	2005	SSE		X
1120 - Federal	Fed	2006	SSE		X
1120 - Federal	Fed	2007	SSE		X
1120 – Federal	Fed	2007	SSO		X
CIFT – 620 Corp Inc/ Franchise Tax	LA	2007	SSO		X

Notes:
1. Form 1120 is due on the 15th day of the third month after the end of the corporation's tax year.
2. Southern Star Operating effective date is October 27, 2006.

Schedule 4.12

Debt

Prime Rate Premium Finance Corporation, Inc.
Primary Directors & Officers ($5mm) XL Specialty Insurance Company
Excess Directors& Officers (5mm xs 5mm) RSUI Indemnity Company
Excess Directors& Officers (5mm xs 10mm) Illinois National Insurance Company

Policy Period: January 14, 2008 – January 14, 2009
$128,446.00 Total Premium
$25,690.00 Down
$11,728.78 monthly

R.E.M.Solutions
Regulatory and Environmental Management

16290 Katy Freeway, Suite 150
Houston, Texas 77094
281.492.3240 (phone)
281.492.6117 (fax)
connie@remsolutionsinc.com

May 13, 2008

Southern Star Operating, Inc.
110 Cypress Station Drive, Suite 152
Houston, Texas 77090

Attention: Dave Gibbs

RE: Regulatory Status Report
Louisiana Onshore Properties

Dave:

At your request, I initiated a regulatory file review of the following wells to confirm all filings have been submitted for the associated drilling and completion operations.

As noted below and detailed on the following pages, the only items which remain to be confirmed are the:

1. Form ENG-16 "Oilfield Waste Disposition Report" for each of the wells. I have requested a local contractor in the Baton Rouge Area to research and provide copies of these filings.

2. Submittal of the logs to the Office of Conservation for the Atkins-Lincoln 18, Well No. 002

3. Submittal of Forms UIC-14 "Annular Disposal of Reserve Pit Material" for the Rendall 7, Well No. 001 and Atkins-Lincoln 17, Well No. 001. Upon receipt of the balance of requested data from your office, we will finalize and submit to the Office of Conservation.

4. Formal approval of the Voluntary Unit for Atkins-Lincoln 17, Well No. 001. Once approved, we will follow through with the required subsequent regulatory filings to change the well name.

Sincerely,

Connie J Goers

Connie J. Goers
Regulatory Consultant

CV RA SUB; R.C. Atkins 8, Well No. 001, SN# 234891

Filing	*Submitted*	*Approved*	*Comments*
Permit to Drill	01-19-07	01-23-07	Lease Well
Amended Permit to Drill	01-31-08	02-11-08	Lease to Unit Well
Work Permit	01-28-08	01-30-08	Initial Completion
Well History and Work Resume	02-27-07	NA	Cotton Valley
Well History and Work Resume	01-29-08	NA	
Well Completion Report	01-29-08	NA	
Well History and Work Resume			Recent frac job
Well Completion Report			Recent frac job
Log Letter	01-29-08	NA	
Directional Survey Letter	01-28-08	NA	
Voluntary Unit	Comments	Comments	Handled by Attorney
Gas Well Deliverability Test	04-30-08	NA	Handled by Margie Gault
NOW Waste Disposition Report	Comments	Comments	Information being researched in Baton Rouge
Annular Waste Disposal (Form UIC-14)	03-07-07	03-27-07	8000 bbls.
SARA Reporting	NA	NA	No reportable quantity per D. Gibbs
Air Permit	NA	NA	No reportable equipment emissions per D. Gibbs
Pipeline Permit	NA	NA	All flowlines on lease per D. Gibbs
Commingling Approval			Sentell CF No. 1
Authority to Transport	01-25-08	02-12-08	CV RA SUB/LUW Code 615080

Atkins-Lincoln 17, Well No. 001, SN# 237165

Filing	*Submitted*	*Approved*	*Comments*
Permit to Drill	01-30-08	02-19-08	Lease Well
Amended Permit to Drill			Lease to Unit Well – waiting on formal approval of unit
Work Permit	04-13-08	04-15-08	Initial Completion (Cotton Valley)
Well History and Work Resume	04-22-08	NA	Preliminary
Well Completion Report	04-22-08	NA	Preliminary
Log Letter	04-22-08	NA	
Directional Survey Letter	04-22-08	NA	
Voluntary Unit	01-17-08		Waiting on Formal Approval
Well History and Work Resume			Subsequent submittal for frac job and well re-naming
Well Completion Report			Subsequent submittal for frac job and well re-naming
Gas Well Deliverability Test			Handled by Margie Gault
NOW Waste Disposition Report	Comments	NA	Being researched in Baton Rouge
Annular Waste Disposal (Form UIC-14)	Comments		Drafted, waiting on final data
SARA Reporting	NA	NA	No reportable quantity per D. Gibbs
Air Permit	NA	NA	No reportable equipment emissions per D. Gibbs
Pipeline Permit	NA	NA	All flowlines on lease per D. Gibbs
Commingling Approval			Sentell CF No. 1
Authority to Transport	01-25-08	03-14-08	Atkins-Lincoln / LUW Code 305907
Authority to Transport			Update when changed to Unit

CV RA SUC; Atkins-Lincoln 18, Well No. 001, SN# 234571

Filing	*Submitted*	*Approved*	*Comments*
Permit to Drill	11-22-06	11-22-06	Lease Well
Amended Permit to Drill		03-13-08	Lease to Unit Well
Work Permit	07-07-07	07-20-07	Initial Completion
Work Permit	02-04-08	02-19-08	Completion
Work Permit	04-22-08	04-24-08	Rework
Well History and Work Resume	06-18-07	NA	Preliminary
Well History and Work Resume	09-06-07	NA	Cotton Valley
Well Completion Report	09-17-07	NA	
Well History and Work Resume			Preparing for recent frac job
Well Completion Report			Preparing for recent frac job
Log Letter	01-29-08	NA	
Directional Survey Letter	06-12-07	NA	
Voluntary Unit	Comments	Comments	Handled by Attorney
Gas Well Deliverability Test	04-30-08	NA	Handled by Margie Gault
NOW Waste Disposition Report	Comments		Being researched in Baton Rouge
Annular Waste Disposal (Form UIC-14)	01-19-07	01-29-07	
SARA Reporting	NA	NA	No reportable quantity per D. Gibbs
Air Permit	NA	NA	No reportable equipment emissions per D. Gibbs
Pipeline Permit	NA	NA	All flowlines on lease per D. Gibbs
Commingling Approval			Sentell CF No. 1
Authority to Transport	01-25-08	01-30-08	Atkins-Lincoln / LUW Code 305907

CV RA SUC; Atkins-Lincoln 18, Well No. 002, SN# 236106

Filing	*Submitted*	*Approved*	*Comments*
Permit to Drill	08-07-07	08-08-07	Lease Well
Amended Permit to Drill	04-22-08		Lease Well to Unit Well
Work Permit	02-05-08	02-20-08	Initial Completion
Well History and Work Resume	10-04-07	NA	Preliminary
Well History and Work Resume			Initial Completion and frac job
Well Completion Report			Initial Completion and frac job
Log Letter	Comments		Researching
Directional Survey Letter	Comments		Researching
Voluntary Unit	Comments	Comments	Handled by Attorney
Gas Well Deliverability Test	04-30-08	NA	Handled by Margi Gault
NOW Waste Disposition Report	Comments	Comments	Being research in Baton Rouge
Annular Waste Disposal (Form UIC-14)	NA	NA	Per D. Gibbs disposed of commercially
SARA Reporting	NA	NA	No reportable quantity per D. Gibbs
Air Permit	NA	NA	No reportable equipment emissions per D. Gibbs
Pipeline Permit	NA	NA	All flowlines on lease per D. Gibbs
Commingling Approval	Comments	Comments	Sentell CF No. 1
Authority to Transport	01-25-08	03-14-08	CV RA SUC/ LUW Code 615119

Rendall 7, Well No. 001, SN# 235777

Filing	*Submitted*	*Approved*	*Comments*
Permit to Drill		06-19-07	Lease Well
Work Permit	07-23-07	07-25-07	Initial Completion
Work Permit	08-06-07	08-09-07	P&A and test different interval
Work Permit	08-20-07	08-22-07	P&A and test different interval
Work Permit	11-20-07	11-26-07	P&A
Well History and Work Resume	07-24-07	NA	Preliminary
Well History and Work Resume	01-18-08	NA	P&A
P&A Report	02-04-08	NA	
Log Letter	07-11-07	NA	
Directional Survey Letter	07-11-07	NA	
Voluntary Unit	NA	NA	
Gas Well Deliverability Test	NA	NA	
NOW Waste Disposition Report	Comments	Comments	Being researched in Baton Rouge
Annular Waste Disposal (Form UIC-14)	NA	NA	Per D. Gibbs – disposed commercially
SARA Reporting	NA	NA	No reportable quantity per D. Gibbs
Air Permit	NA	NA	No reportable equipment emissions per D. Gibbs
Pipeline Permit	NA	NA	All flowlines on lease per D. Gibbs
Commingling Approval	NA	NA	
Authority to Transport	NA	NA	

CV RA SUA; Rendall 7, Well No. 002, SN# 237118

Filing	***Submitted***	***Approved***	***Comments***
Permit to Drill	01-25-08	02-11-08	
Work Permit	04-11-08	04-15-08	Initial Completion
Well History and Work Resume	04-30-08	NA	Initial Completion
Well Completion Report	04-30-08	NA	Initial Completion
Log Letter	03-13-08	NA	
Directional Survey Letter	03-31-08	NA	
Voluntary Unit	NA	NA	
Gas Well Deliverability Test	04-30-08	NA	Handled by Margie Gault
NOW Waste Disposition Report	Comments	Comments	Being researched in Baton Rouge
Annular Waste Disposal (Form UIC-14)	Comments		Drafted – waiting on data from D. Gibbs to finalize
SARA Reporting	NA	NA	No reportable quantity per D. Gibbs
Air Permit	NA	NA	No reportable equipment emissions per D. Gibbs
Pipeline Permit	NA	NA	All flowlines on lease per D. Gibbs
Commingling Approval	Comments		Sentell CF No. 1
Authority to Transport (Form R-4)	05-07-08		CV RA SUA (Waiting on district office to approve Well Completion Reports – emergency clearance obtained.

Schedule 6.9(c)

Insurance

See attached Insurance Certificates.

Also:

Prime Rate Premium Finance Corporation, Inc.
Primary Directors & Officers ($5mm) XL Specialty Insurance Company
Excess Directors& Officers (5mm xs 5mm) RSUI Indemnity Company
Excess Directors& Officers (5mm xs 10mm) Illinois National Insurance Company

Policy Period: January 14, 2008 – January 14, 2009
$128,446.00 Total Premium
$25,690.00 Down
$11,728.78 monthly

ACORD CERTIFICATE OF LIABILITY INSURANCE

OP ID JZ SOUTH-8

DATE (MM/DD/YYYY) 05/08/08

PRODUCER

J&H Insurance Services, Inc.
510 N. Valley Mills Dr., #701
Waco TX 76710
Phone: 254-772-6074 Fax: 254-772-6864

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED

Southern Star Operating , Inc.
110 Cypress Station Dr Su 152
Houston TX 77090

INSURERS AFFORDING COVERAGE		NAIC #
INSURER A:	St. Paul Surplus Line Ins. Co.	
INSURER B:	Texas Mutual Insurance Company	
INSURER C:		
INSURER D:		
INSURER E:		

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A		GENERAL LIABILITY [X] COMMERCIAL GENERAL LIABILITY [ ] CLAIMS MADE [X] OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: [ ] POLICY [ ] PRO-JECT [ ] LOC	MU05538420	11/09/07	11/09/08	EACH OCCURRENCE	$ 1000000
						DAMAGE TO RENTED PREMISES (Ea occurence)	$ 100000
						MED EXP (Any one person)	$ 5000
						PERSONAL & ADV INJURY	$ 1000000
						GENERAL AGGREGATE	$ 2000000
						PRODUCTS - COMP/OP AGG	$ 1000000
A		AUTOMOBILE LIABILITY [ ] ANY AUTO [ ] ALL OWNED AUTOS [ ] SCHEDULED AUTOS [X] HIRED AUTOS [X] NON-OWNED AUTOS	MU05538420	11/09/07	11/09/08	COMBINED SINGLE LIMIT (Ea accident)	$ 1000000
						BODILY INJURY (Per person)	$
						BODILY INJURY (Per accident)	$
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY [ ] ANY AUTO				AUTO ONLY - EA ACCIDENT	$
						OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
A		EXCESS/UMBRELLA LIABILITY [ ] OCCUR [ ] CLAIMS MADE [ ] DEDUCTIBLE [X] RETENTION $ 10000	MU05576140	11/09/07	11/09/08	EACH OCCURRENCE	$ 4000000
						AGGREGATE	$ 4000000
							$
							$
							$
B		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	SBP0001174589	12/04/06	12/04/07	WC STATU-TORY LIMITS / OTH-ER	
						E.L. EACH ACCIDENT	$ 1000000
						E.L. DISEASE - EA EMPLOYEE	$ 1000000
						E.L. DISEASE - POLICY LIMIT	$ 1000000
		OTHER					

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

CERTIFICATE HOLDER

MACQU-1

Macquarie Bank Limited
Houston Representative Office
500 Dallas Su 3100
Houston TX 77002

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 10 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Rowland Jackson

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

ACORD. CERTIFICATE OF LIABILITY INSURANCE

OP ID JZ
SOUTH-8

DATE (MM/DD/YYYY) 05/14/08

PRODUCER

J&H Insurance Services, Inc.
510 N. Valley Mills Dr., #701
Waco TX 76710
Phone: 254-772-6074 Fax: 254-772-6864

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED

Southern Star Operating, Inc.
110 Cypress Station Dr Ste 152
Houston TX 77090

INSURERS AFFORDING COVERAGE	NAIC #
INSURER A: Certain Underwriters @ Lloyds	
INSURER B:	
INSURER C:	
INSURER D:	
INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
		GENERAL LIABILITY				EACH OCCURRENCE	$
		COMMERCIAL GENERAL LIABILITY				DAMAGE TO RENTED PREMISES (Ea occurence)	$
		CLAIMS MADE / OCCUR				MED EXP (Any one person)	$
						PERSONAL & ADV INJURY	$
						GENERAL AGGREGATE	$
		GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC				PRODUCTS - COMP/OP AGG	$
		AUTOMOBILE LIABILITY				COMBINED SINGLE LIMIT (Ea accident)	$
		ANY AUTO					
		ALL OWNED AUTOS				BODILY INJURY (Per person)	$
		SCHEDULED AUTOS					
		HIRED AUTOS				BODILY INJURY (Per accident)	$
		NON-OWNED AUTOS					
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT	$
		ANY AUTO				OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
		EXCESS/UMBRELLA LIABILITY				EACH OCCURRENCE	$
		OCCUR / CLAIMS MADE				AGGREGATE	$
							$
		DEDUCTIBLE					$
		RETENTION $					$
		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY				WC STATU-TORY LIMITS / OTH-ER	
		ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?				E.L. EACH ACCIDENT	$
		If yes, describe under SPECIAL PROVISIONS below				E.L. DISEASE - EA EMPLOYEE	$
						E.L. DISEASE - POLICY LIMIT	$
A		OTHER Control Of Well	F-410-1603-COC	11/13/07	11/13/08	See Notes	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

CERTIFICATE HOLDER

MACQU-1

Macquarie Bank Limited
Houston Representative Office
500 Dallas Su 3100
Houston TX 77002

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 10 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Rowland Jackson

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

Cost of Control & Extra Expense $7MM any one occurence ,CSL
Care Custody & Control $1MM Any One Occurence
Retention: COC $100K Any one occurence, CSD
CCC $50K Any one Occurence

APUSPTX0487245ML STMNT
0000000048139?

Prime Rate Premium Finance Corporation, Inc.

PO Box 580016 - Charlotte, NC 28258-0016
Account Information: 1-800-777-7458
or online at www.primeratepfc.com

Insurance Premium Finance Statement

Insured:
SOUTHERN STAR ENERGY INC
110 CYPRESS STATION DR STE 152
HOUSTON, TX 77090-1637

Statement Date	: 04/28/2008	
Payment Due Date	: 05/14/2008	
Account Number	: 0034872457	
Balance	: $	70,387.68
Current Payment	: $	11,728.78
Past Due Payment(s)	: $	15.00
Unpaid Late Charges	: $	.00
Other Charges	: $	.00
Amount Due	: $	11,743.78

Agency: 0009075 BB&T - MCGRIFF

When you provide a check as payment, you authorize Prime Rate either to use information from your check to make a one-time electronic fund transfer from your account or to process the payment as a check transaction. When we use information from your check to make an electronic fund transfer, funds may be withdrawn from your account as soon as the same day we receive your payment, and you will not receive your check back from your financial institution.

*** PLEASE SEND THE BOnOM PORTION OF THIS STATEMENT WITH YOUR PAYMENT ***

A late charge of $586.44 will be added on OS/24/2008

Please detach and enclose coupon with your payment. Please write your account number on the check.

Prime Rate Premium Finance Corporation, Inc.
PAYMENT COUPON

Account Information:
1-800-777-7458 or online at
www.primeratepfc.com

Account Number	:0034872457		
Payment Number	:01 of 09		
Payment Due Date	:05/14/2008		
Amount Due On or Before	:OS/24/2008	$	11,743.78
Amount Due After	:OS/24/2008	$	12,330.22

Amount Paid ...... : $

PR_SD_001_20080428_211120_01_001467
SOUTHERN STAR ENERGY INC
110 CYPRESS STATION DR STE 152
HOUSTON, TX 77090-1637

Prime Rate Premium Finance Corporation, Inc.
PO BOX 580016
CHARLOTTE NC 28258-0016

0034872457001174378800123302210166

Schedule 6.18

Bonds and Qualifications

1) Southern Star Operating, Inc., holds a license to operate oil and gas wells in the State of Louisiana; Offshore Operating Contract Number S361.

2) Pledge of Certificate of Deposit Agreement dated November 15, 2006, between Southern Star Operating, Inc., and the Commissioner of Conservation, State of Louisiana, in the amount of $25,000 deposited at Amegy Bank of Texas.

3) Within 10 days after Closing, Borrower will provide to Lender evidence, as issued by the Secretary of State of the State of Louisiana, of Borrower's authority to do business under the laws of that state.